SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement               [ ] Confidential, For Use of the
[ ] Definitive Proxy Statement                    Commission Only (as permitted
[ ] Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
    or Rule 14a-12

                          HOLLYWOOD CASINO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         CLASS A COMMON STOCK, $0.0001 PAR VALUE PER SHARE
         ("HOLLYWOOD COMMON STOCK")
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         25,725,287 SHARES OF HOLLYWOOD COMMON STOCK AND OPTIONS TO PURCHASE 1,862,860 SHARES OF HOLLYWOOD COMMON STOCK
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       THE AMOUNT ON WHICH THE FILING FEE OF $70,349.77 WAS CALCULATED WAS DETERMINED PURSUANT TO RULE 0-11 UNDER THE EXCHANGE ACT. THE FILING FEE IS CALCULATED BY MULTIPLYING 1/50TH OF 1% BY THE PRODUCT OF (I) $12.75, THE NEGOTIATED CONSIDERATION FOR HOLLYWOOD COMMON STOCK AND BASIS TO CALCULATE THE SPREAD IN ORDER TO DETERMINE THE AMOUNT OF CASH TO BE RECEIVED BY HOLDERS OF OPTIONS TO PURCHASE HOLLYWOOD COMMON STOCK, MULTIPLIED BY (II) 27,588,147, THE NUMBER OF SHARES OF HOLLYWOOD COMMON STOCK ISSUED AND OUTSTANDING AS OF THE DATE HEREOF (ASSUMING THE EXERCISE OF 1,862,860 OUTSTANDING IN-THE-MONEY OPTIONS).
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         $351,748,874.25
--------------------------------------------------------------------------------

     (5) Total fee paid:

         $70,349.77
--------------------------------------------------------------------------------
     [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount previously paid:
--------------------------------------------------------------------------------

     (2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3)   Filing Party:

--------------------------------------------------------------------------------
     (4)   Date Filed:

--------------------------------------------------------------------------------

                            [HOLLYWOOD CASINO LOGO]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT


                              September [___], 2002


Dear Hollywood Casino Corporation Stockholder,

      The boards of directors of Hollywood Casino Corporation, Penn National Gaming, Inc., and P Acquisition Corp., a wholly owned subsidiary of Penn National, have approved, and the parties have entered into, a merger agreement that, subject to, among other things, Hollywood stockholder approval, will result in P Acquisition being merged with and into Hollywood. As a result of the merger, Hollywood will become a wholly owned direct or indirect subsidiary of Penn National and all shares of Hollywood common stock (other than those shares as to which appraisal rights have been properly perfected) will be converted into the right to receive $12.75 per share in cash, without interest.

      The merger cannot be completed unless the stockholders of Hollywood approve it. We have scheduled a special meeting to vote on the merger. The meeting will be held on ________________, 2002 at 10:30 a.m., local time, at _____________. Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt, Edward T. Pratt III and other Pratt family members, for themselves and on behalf of general partnerships and trusts controlled by them, who as of September 24, 2002 collectively controlled approximately 51.12% of the shares entitled to vote at the special meeting, have entered into stockholder agreements with Hollywood and Penn National. In the stockholder agreements, the Pratt stockholders have agreed, among other things, (i) to vote all of the shares of Hollywood stock controlled by them in favor of the merger agreement and the merger and (ii) subject to approval from any applicable gaming authorities, in the event that any Pratt stockholder does not vote in favor of the merger and against certain actions listed in his stockholder agreement that would impede or delay the merger, to irrevocably appoint Penn National or its designees as that Pratt stockholder's proxy to vote in favor of the merger and against the actions that would impede or delay the merger. As a result, the vote required to approve and adopt the merger agreement and the merger is assured.

      Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted for the approval and the adoption of the merger agreement and the merger. Your failure to return your proxy card will be considered a vote against the merger.

      This proxy statement provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. You may also obtain information about Hollywood and Penn National from documents that they have filed with the Securities and Exchange Commission.




                                                   Edward T. Pratt III
                                                   Chief Executive Officer

                          HOLLYWOOD CASINO CORPORATION
                         TWO GALLERIA TOWER, SUITE 2200
                             13455 NOEL ROAD, LB 48
                               DALLAS, TEXAS 75240

                                 ---------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                TO BE HELD , 2002


      Hollywood Casino Corporation, a Delaware corporation, will hold a special meeting of its stockholders on , 2002 at 10:30 a.m., local time, at _______________ for the following purposes:

         1. To consider and vote on a proposal to approve and adopt the merger contemplated by the Agreement and Plan of Merger, dated as of August 7, 2002, by and among Hollywood, Penn National Gaming, Inc., a Pennsylvania corporation, and P Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Penn National, and the other transactions contemplated by such agreement.

         2. To consider and act on other matters incident to the conduct of the meeting.

      Hollywood has fixed the close of business on , 2002 as the record date for determination of the stockholders entitled to notice of and to vote at the special meeting and any adjournment or postponement of the meeting. A list of stockholders entitled to vote at the special meeting will be available for inspection by any stockholder at Hollywood's executive offices between , 2002 and the date of the special meeting.

      AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE CONSIDERATION TO BE RECEIVED IN THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, HOLLYWOOD AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER.

      Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt, Edward T. Pratt III and other Pratt family members, for themselves and on behalf of general partnerships and trusts controlled by them, who as of September 24, 2002 collectively controlled approximately 51.12% of the shares entitled to vote at the special meeting, have entered into stockholder agreements with Hollywood and Penn National. In the stockholder agreements, the Pratt stockholders have agreed, among other things, (i) to vote all of the shares of Hollywood stock controlled by them in favor of the merger agreement and the merger and (ii) subject to approval from any applicable gaming authorities, in the event that any Pratt stockholder does not vote in favor of the merger and against certain actions listed in his stockholder agreement that would impede or delay the merger, to irrevocably appoint Penn National or its designees as that Pratt stockholder's proxy to vote in favor of the merger and against the actions that would impede or delay the merger. As a result, the vote required to approve and adopt the merger agreement and the merger is assured.

      The accompanying proxy statement describes the merger agreement and the transactions contemplated by the merger agreement in greater detail. We urge you to read it carefully. If you have any questions about the merger, please contact me, Walter E. Evans, Executive Vice President, General Counsel and Secretary of Hollywood. I can be reached at Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240, and my telephone number is (972) 392-7777.


                                         By Order of the Board of Directors,


                                         Walter E. Evans
                                         Secretary


WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. SENDING A PROXY CARD WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                          HOLLYWOOD CASINO CORPORATION

                            [HOLLYWOOD CASINO LOGO]


                                 PROXY STATEMENT

           MERGER PROPOSED -- THE VOTE OF HOLLYWOOD CASINO CORPORATION
                           STOCKHOLDERS IS IMPORTANT

      The boards of directors of Hollywood Casino Corporation, a Delaware corporation, Penn National Gaming, Inc., a Pennsylvania corporation, and P Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Penn National, have approved, and the parties have entered into, a merger agreement under which Hollywood will become a wholly owned subsidiary of Penn National. Pursuant to the merger, each issued and outstanding share of Hollywood common stock (other than shares as to which appraisal rights have been properly perfected) will be converted into the right to receive $12.75 in cash, without interest. After the merger, Hollywood stockholders will no longer have an interest in Hollywood and will not own any interest in Penn National or the combined company.

      This proxy statement is being sent to the stockholders of Hollywood in connection with the solicitation of proxies by the board of directors of Hollywood for use at a special meeting of Hollywood stockholders to be held on , 2002, to consider and vote upon the proposed merger. After careful consideration, the board of directors of Hollywood has determined that the merger is fair to, and in the best interests of, its stockholders and unanimously recommends that its stockholders vote in favor of the merger.

      Pursuant to Hollywood's Certificate of Incorporation and in accordance with Delaware law, the affirmative vote of holders of at least a majority of all of the outstanding shares of Hollywood common stock is required to approve and adopt the merger agreement and the merger. Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt, Edward T. Pratt III and other Pratt family members, for themselves and on behalf of general partnerships and trusts controlled by them, who as of September 24, 2002 collectively controlled approximately 51.12% of the shares entitled to vote at the special meeting, have entered into stockholder agreements with Hollywood and Penn National. In the stockholder agreements, the Pratt stockholders have agreed, among other things, (i) to vote all of the shares of Hollywood stock controlled by them in favor of the merger agreement and the merger and (ii) subject to approval from any applicable gaming authorities, in the event that any Pratt stockholder does not vote in favor of the merger and against certain actions listed in his stockholder agreement that would impede or delay the merger, to irrevocably appoint Penn National or its designees as that Pratt stockholder's proxy to vote in favor of the merger and against the actions that would impede or delay the merger. As a result, the vote required to approve and adopt the merger agreement and the merger is assured.

                                 ---------------

      All shares of Hollywood common stock represented by properly executed proxies received prior to or at the special meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, proxies will be voted FOR the approval and adoption of the merger agreement and the merger and in the discretion of the persons named in the proxy with respect to other matters as may properly come before the special meeting. A Hollywood stockholder may revoke his, her or its proxy at any time prior to its use by delivering to Hollywood's secretary a signed notice of revocation or a later-dated and signed proxy or by attending the special meeting and voting in person.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HOLLYWOOD SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

      The board of directors of Hollywood does not know of any additional matters that will be presented for consideration at the special meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the covered shares of Hollywood common stock on other business, if any, that may properly come before the special meeting. This proxy statement and the accompanying form of proxy are first being mailed to Hollywood stockholders on or about [_______________,] 2002.

      THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

           THE DATE OF THIS PROXY STATEMENT IS ________________, 2002.

                                TABLE OF CONTENTS

                                                                         PAGE

SUMMARY....................................................................1

HISTORICAL PRICES OF HOLLYWOOD COMMON STOCK................................5

THE HOLLYWOOD CASINO CORPORATION SPECIAL MEETING...........................6

General....................................................................6

Matters to be Considered at the Hollywood Special Meeting..................6

Date, Time and Place.......................................................6

Record Date; Vote Required.................................................6

Revocation of Proxies......................................................7

Solicitation of Proxies....................................................7

Appraisal Rights...........................................................7

THE MERGER.................................................................7

Background of the Merger...................................................7

Reasons for the Merger.....................................................9

Recommendation of the Board of Directors of Hollywood.....................11

Opinion of Hollywood's Financial Advisor..................................11

Interests of Certain Persons in the Merger................................16

Regulatory Approvals......................................................17

Material U.S. Federal Income Tax Consequences of the Merger to
 Hollywood Stockholders...................................................17

THE MERGER AGREEMENT......................................................19

General...................................................................19

Effective Time............................................................19

Merger Consideration......................................................19

Treatment of Stock Options................................................19

Exchange Procedures.......................................................19

Directors and Officers....................................................20

Charter and Bylaws........................................................20

Representations and Warranties............................................20

Covenants.................................................................22

Conditions to the Merger..................................................24

Additional Covenants......................................................25

Termination...............................................................26

Indemnification of Directors and Officers.................................28

Amendment.................................................................28

Extension and Waiver......................................................28

STOCKHOLDER AGREEMENTS....................................................28

General...................................................................28

Voting and Proxies........................................................28

Prohibited Actions........................................................28

Stay of Litigation; Releases..............................................29

Certain Payments..........................................................29

RIGHTS AGREEMENT..........................................................29

MERGER FINANCING..........................................................29

General...................................................................30

Merger Consideration......................................................30

Payment of Hollywood Debt.................................................30

The Financing.............................................................30

Conditions to the Financing...............................................30

Termination of the Financing..............................................31

REGULATORY APPROVALS......................................................31

Federal...................................................................31

Illinois..................................................................32

Mississippi...............................................................32

Louisiana.................................................................33

West Virginia.............................................................34

APPRAISAL RIGHTS..........................................................35

BENEFICIAL OWNERSHIP OF HOLLYWOOD COMMON STOCK............................37

BUSINESS OF HOLLYWOOD.....................................................38

Where You Can Find More Information About Hollywood.......................38

BUSINESS OF PENN NATIONAL.................................................38

Incorporation by Reference to Other Documents.............................38

Where You Can Find More Information About Penn National...................39

STOCKHOLDER PROPOSALS.....................................................39

ANNEX A-- Agreement and Plan of Merger...................................A-1

ANNEX B-- Stockholder Agreements.........................................B-1

ANNEX C-- Opinion of Goldman, Sachs & Co.................................C-1

ANNEX D - Financing Letter...............................................D-1

ANNEX E - Section 262....................................................E-1

                                     SUMMARY

      THE FOLLOWING SUMMARY IS INTENDED ONLY TO HIGHLIGHT INFORMATION CONTAINED IN THIS PROXY STATEMENT. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE ANNEXES HERETO AND THE DOCUMENTS OTHERWISE REFERRED TO IN THIS PROXY STATEMENT. YOU ARE URGED TO REVIEW THIS ENTIRE PROXY STATEMENT CAREFULLY, INCLUDING THE ANNEXES HERETO AND SUCH OTHER DOCUMENTS.

                          HOLLYWOOD CASINO CORPORATION

      Hollywood Casino Corporation develops, owns and operates distinctively themed casino entertainment facilities under the service mark Hollywood Casino. Through its subsidiaries, Hollywood currently owns and operates a dockside casino and entertainment facility in Aurora, Illinois, a casino, hotel and entertainment complex in Tunica County, Mississippi and a destination gaming resort located in Shreveport, Louisiana. Each of Hollywood's facilities features its unique Hollywood theme, which incorporates the excitement and glamour of the motion picture industry by utilizing designs inspired by famous movies, displays of motion picture memorabilia and movie themed gaming, entertainment and dining areas.

                           PENN NATIONAL GAMING, INC.

      Penn National owns and operates Charles Town Races in Charles Town, West Virginia, which presently features 2,587 gaming machines (with approval to offer 3,500 machines); two Mississippi casinos, the Casino Magic hotel, casino, golf resort and marina in Bay St. Louis and the Boomtown Biloxi casino in Biloxi; the Casino Rouge, a riverboat gaming facility in Baton Rouge, Louisiana; and the Bullwhackers properties in Black Hawk, Colorado. Penn National also owns two racetracks and 11 off-track wagering facilities in Pennsylvania and the racetrack at Charles Town Races in West Virginia, and operates Casino Rama, a gaming facility located approximately 90 miles north of Toronto, Canada, pursuant to a management contract.

                               THE SPECIAL MEETING

      At the Hollywood special meeting, holders of Hollywood common stock will consider and vote on the proposal to approve and adopt the merger pursuant to the terms of the merger agreement. The Hollywood special meeting is scheduled to be held at 10:30 a.m., local time, on ____________ __, 2002, at
____________________.

      The merger and merger agreement will be approved and adopted if a majority of the outstanding shares of Hollywood common stock vote in favor of the merger agreement and the merger. Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt, Edward T. Pratt III and other Pratt family members, for themselves and on behalf of general partnerships and trusts controlled by them, hold shares of Hollywood stock which as of September 24, 2002 represented approximately 51.12% of the shares entitled to vote at the special meeting. The Pratt stockholders have entered into stockholder agreements with Hollywood and Penn National agreeing, among other things, (i) to vote all of the shares of Hollywood stock controlled by them in favor of the merger agreement and the merger and (ii) subject to approval from any applicable gaming authorities, in the event that any Pratt stockholder does not vote in favor of the merger and against certain actions listed in his stockholder agreement that would impede or delay the merger, to irrevocably appoint Penn National or its designees as that Pratt stockholder's proxy to vote in favor of the merger and against the actions that would impede or delay the merger. As a result, the vote required to approve and adopt the merger agreement and the merger is assured.

                       THE MERGER AND THE MERGER AGREEMENT

      The merger agreement is attached to this document as Annex A. Please read the merger agreement in its entirety. It is the legal document that governs your rights in connection with the merger.

Merger Consideration (See page 19)

Pursuant to the merger, each issued and outstanding share of Hollywood common stock (other than shares as to which appraisal rights have been properly perfected) will be converted into the right to receive $12.75 in cash, without interest. Pursuant to the merger, each option to purchase shares of Hollywood common stock, which is then outstanding and has not been exercised, will be converted into the right to receive $12.75 in cash, less the exercise price of the option and any applicable tax withholding amounts. After the merger, Hollywood stockholders will no longer have an interest in Hollywood and will not own any interest in Penn National or the combined company.

Recommendation of the Board of Directors of Hollywood (See page 11)

      The Hollywood board of directors has unanimously approved the merger agreement and the merger on the terms and conditions set forth in the merger agreement and unanimously recommends that the stockholders of Hollywood vote "for" the approval of the merger.

Opinion of Hollywood's Financial Advisor (See page 11)

      Goldman, Sachs & Co. delivered its opinion to Hollywood's board of directors that, as of August 7, 2002 and based upon and subject to the factors and assumptions set forth therein, the $12.75 per share in cash to be received by the holders of Hollywood common stock pursuant to the merger agreement is fair from a financial point of view to such holders.

      The full text of the written opinion of Goldman Sachs, dated August 7, 2002, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. Hollywood's stockholders should read the opinion in its entirety. Goldman Sachs provided its opinion for the information and assistance of Hollywood's board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of Hollywood's common stock should vote with respect to such transaction.

Conditions to the Merger (See page 24)

      The completion of the merger depends upon a number of conditions being satisfied, including the following:

      o     approval of the merger by Hollywood stockholders;

      o no law restraining, enjoining or otherwise preventing consummation of the merger; and

      o obtaining the consent, approval or waiver of necessary governmental entities and state gaming authorities.

      Furthermore, Penn National will not be obligated to complete the merger unless a number of conditions have been satisfied, including:

      o the representations and warranties of Hollywood in the merger agreement shall be true in all material respects;

      o Hollywood shall have performed or complied in all material respects with all agreements and conditions contained in the merger agreement;

      o no event shall have occurred which results in a material adverse effect on Hollywood;

      o     Penn National shall have completed the merger financing; and

      o holders of not more than 10% of the outstanding shares of Hollywood common stock shall have properly demanded appraisal rights for their shares.

      Finally, Hollywood will not be obligated to complete the merger unless a number of conditions have been satisfied, including:

      o the representations and warranties of Penn National shall be true in all material respects; and

      o Penn National shall have performed or complied in all material respects with all agreements and conditions contained in the merger agreement.

Termination (See page 26)

      The merger agreement can, under some circumstances, be terminated and abandoned by Hollywood and Penn National, or by either of them independently. In some of those cases, a termination of the merger agreement will require Hollywood to pay Penn National a termination fee.

Interests of Certain Persons in the Merger (See page 16)

      In considering the recommendation and approval of the Hollywood board of directors of the merger and the transactions contemplated by the merger agreement, Hollywood stockholders should be aware that members of the management and the board of directors of Hollywood have particular interests in the merger that may be different from, or in addition to, the interests of Hollywood stockholders generally.

Material U.S. Federal Income Tax Consequences of the Merger to Hollywood Stockholders (See page 17)

      The receipt of $12.75 in cash for each share of Hollywood common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, each Hollywood stockholder generally will recognize taxable gain or loss as a result of the merger equal to the difference, if any, between cash received by the stockholder in the merger and such shareholder's adjusted tax basis in the shares exchanged by him in the merger. We urge you to consult your tax advisor with respect to the particular tax consequences of the merger to you. For additional information regarding material U.S. federal income tax consequences of the merger to our stockholders, see "The Merger - Material U.S. Federal Income Tax Consequences of the Merger to our Stockholders."

                             STOCKHOLDER AGREEMENTS

      A form of the stockholder agreements is attached to this document as Annex
B. Please read this form stockholder agreement in its entirety.

      Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt, Edward T. Pratt III and other Pratt family members, for themselves and on behalf of general partnerships and trusts controlled by them, have entered into stockholder agreements with Hollywood and Penn National. The Pratt stockholders have agreed to vote all of the shares of Hollywood stock controlled by them in favor of the merger and not to exercise appraisal rights in connection with the merger. The Pratt stockholders and Hollywood have also agreed to stay pending litigation among them while the merger agreement is in effect and to fully release all claims relating to the litigation if, and when, the merger is consummated.

                           STAY AND RELEASE AGREEMENT

      Hollywood and Penn National have also entered into a litigation stay and release agreement with Harold C. Simmons, Contran Corporation and Valhi, Inc., defendants in a federal court action initiated by the Company that are not covered by the stockholder agreements with Pratt stockholders who are also defendants in such action. The litigation stay and release agreement provides that the claims by the parties to the federal court action that are the subject of or form the basis for the federal court action will be stayed while the merger agreement remains in effect and fully released if, and when, the merger between Hollywood and Penn National is consummated.

                                MERGER FINANCING

      The documents setting forth the terms and conditions of the merger financing are attached to this document as Annex D. Please read these documents in their entirety.

      In connection with the merger, Penn National plans to effect a financing to, among other things, pay the merger consideration to Hollywood stockholders and option holders and to redeem a portion of outstanding Hollywood indebtedness. Hollywood anticipates that a substantial portion, if not all, of the funds used for these purposes will be provided from the proceeds of the merger financing. The merger financing is not assured at this time and its completion is subject to the satisfaction of various covenants and conditions.

                              REGULATORY APPROVALS

      Hollywood and Penn National have filed notification reports with the United States Department of Justice and the Federal Trade Commission and all waiting periods for federal antitrust approval have expired. The merger and the merger financing are still subject to the approvals of the Illinois Gaming Board, the Louisiana Gaming Control Board and the Mississippi Gaming Commission and the merger financing is subject to the approval of the West Virginia Gaming Commission.

                                APPRAISAL RIGHTS

      A copy of Section 262 of the Delaware General Corporation Law, which grants appraisal rights to Hollywood stockholders, is attached to this document as Annex E. Please read this provision of Delaware law in its entirety.

      Under Delaware law, Hollywood stockholders who follow the appropriate procedures and who do not vote in favor of the merger will be entitled to seek an appraisal and payment of the fair value of their shares of Hollywood common stock.

                   HISTORICAL PRICES OF HOLLYWOOD COMMON STOCK


      Hollywood's common stock is listed on the American Stock Exchange under the symbol "HWD." The table below sets forth for each of the calendar quarters indicated, the high and low sales prices per share of Hollywood common stock on the composite tape as reported by The Wall Street Journal.


                                                 FISCAL QUARTER
                                                 --------------
                                  1ST           2ND        3RD        4TH
                                  ---           ---        ---        ---
       Stock prices:
         2002 High            $   16.50    $   17.50    $          $     (1)
              Low                  9.80         7.29                     (1)
         2001 High                10.73        11.70        7.85      11.35
              Low                  7.38         6.42        5.50       5.95
         2000 High                 4.50         8.00        9.50      11.25
              Low                  3.00         3.13        5.88       7.38
         1999 High                 1.56         1.97        3.25       4.63
              Low                  1.00         1.03        1.25       2.38


----------------------

(1)   Through _______________, 2002.

                THE HOLLYWOOD CASINO CORPORATION SPECIAL MEETING

GENERAL

      We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Hollywood board of directors for use at a special meeting of Hollywood stockholders. This proxy statement, the attached notice of special meeting of stockholders and the enclosed form of proxy card are first being mailed to stockholders of Hollywood on or about , 2002.

MATTERS TO BE CONSIDERED AT THE HOLLYWOOD SPECIAL MEETING

      At the Hollywood special meeting, holders of Hollywood common stock will consider and vote on the proposal to approve and adopt the merger pursuant to the terms of the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement.

      AFTER CAREFUL CONSIDERATION, THE HOLLYWOOD BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF HOLLYWOOD AND ITS STOCKHOLDERS. THE HOLLYWOOD BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF HOLLYWOOD CAPITAL STOCK VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

DATE, TIME AND PLACE

      The Hollywood special meeting is scheduled to be held at 10:30 a.m., local time, on ____________, ____, 2002, at ____________.

      PLEASE COMPLETE THE ENCLOSED PROXY CARD AND SEND IT TO THE SECRETARY OF HOLLYWOOD SO THAT HOLLYWOOD RECEIVES IT NO LATER THAN ________________, 2002, AT THE FOLLOWING ADDRESS:

                          Hollywood Casino Corporation
                         Two Galleria Tower, Suite 2200
                             13455 Noel Road, LB 48
                               Dallas, Texas 75240
                              Attention: Secretary

RECORD DATE; VOTE REQUIRED

      The Hollywood board of directors has fixed the close of business on _______________, 2002 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Hollywood special meeting. On that date, Hollywood had _______ shares of common stock outstanding. The holders of these shares will be entitled to one vote per share on the merger agreement and the merger. The merger agreement will be approved and adopted if a majority of the outstanding shares of common stock vote in favor of the merger agreement and the merger.

      In response to a condition imposed by Penn National, Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt, Edward T. Pratt III and other Pratt family members, for themselves and on behalf of general partnerships and trusts controlled by them, who as of September 24, 2002 collectively controlled approximately 51.12% of the shares entitled to vote at the special meeting, entered into stockholder agreements with Hollywood and Penn National. In the stockholder agreements, the Pratt stockholders agreed, among other things, (i) to vote all of the shares of Hollywood stock controlled by them in favor of the merger agreement and the merger and (ii) subject to approval from any applicable gaming authorities, in the event that any Pratt stockholder does not vote in favor of the merger and against certain actions listed in his stockholder agreement that would impede or delay the merger, to irrevocably appoint Penn National or its designees as that Pratt stockholder's proxy to vote in favor of the merger and against the actions that would impede or delay the merger. As a result, the vote required to approve and adopt the merger agreement and the merger is assured. A form of the stockholder agreements is attached as Annex B to this proxy statement. See the section entitled "Stockholder Agreements" below for more information.

REVOCATION OF PROXIES

      Shares of Hollywood common stock represented by properly executed proxies will, unless these proxies have been properly revoked, be voted in accordance with the instructions indicated on the proxies or, if no instructions have been indicated, will be voted in favor of approval and adoption of the merger agreement and the merger, and, in the best judgment of the individuals named in the accompanying proxy, on any other matters that may properly come before the Hollywood special meeting. Any proxy may be revoked by the stockholder giving it, at any time prior to its being voted, by filing a notice of revocation or a duly executed proxy bearing a later date with the Secretary of Hollywood at the address given on the notice of stockholders' meeting accompanying this proxy statement. Any proxy may also be revoked by the stockholder's attendance at the Hollywood special meeting and voting in person. A notice of revocation need not be on any specific form, but must be made in writing. Abstentions may be specified with respect to the approval and adoption of the merger agreement and the merger by properly marking the "ABSTAIN" box on the proxy card for such proposal. Abstentions and broker non-votes will have the same effect as a vote against the approval and adoption of the merger agreement and the merger at the Hollywood special meeting.

SOLICITATION OF PROXIES

      Proxies are being solicited by and on behalf of the Hollywood board of directors. Hollywood will bear the costs related to the solicitation of proxies. In addition to solicitation by mail, Hollywood's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile machine and personal interviews, and Hollywood reserves the right to retain outside agencies for the purpose of soliciting proxies.

APPRAISAL RIGHTS

      If the merger is consummated, Hollywood stockholders who follow the appropriate procedures, including filing a written demand for appraisal with Hollywood before the taking of the vote on the merger agreement and the merger at the special meeting, and who do not vote in favor of the merger agreement and the merger will be entitled to seek payment of the fair value of their shares of Hollywood common stock as appraised by the Delaware Court of Chancery. In some circumstances, a Hollywood stockholder may forfeit the right to appraisal, in which case, their shares of Hollywood common stock will be treated as if they had been converted, as of the effective time of the merger, into a right to receive $12.75 per share in cash, without interest.

                                   THE MERGER

BACKGROUND OF THE MERGER

      In November of 2001, representatives of Lehman Brothers, financial advisors to Penn National, contacted Hollywood senior management expressing interest in a possible business combination between Penn National and Hollywood. During that same month, the parties had several telephone conversations.

      On December 5, 2001, senior executives of Hollywood and Penn National met in Chicago, Illinois to further discuss Penn National's interest in acquiring Hollywood. On December 6, 2001, senior executives of Penn National toured Hollywood's Aurora, Illinois casino.

      On December 12, 2001, senior executives of Hollywood conducted a tour of its Shreveport facilities for some of the executives of Penn National.

      On December 19, 2001, Hollywood retained Goldman Sachs as its financial advisor in connection with a possible strategic transaction involving Hollywood.

      On January 3, 2002, Peter Carlino, Chief Executive Officer of Penn National, and Rob Heller, Managing Director of Lehman Brothers, met with senior executives of Hollywood at Hollywood's corporate offices in Dallas, Texas to discuss a possible business combination between Penn National and Hollywood.

      On the evening of January 3, 2002, Jack E. Pratt, Sr., a director of Hollywood, had dinner with Peter Carlino and Rob Heller to discuss a possible business combination between Penn National and Hollywood.

      On January 9, 2002, Hollywood received a preliminary acquisition proposal from Penn National offering a price of $14.50 per share for Hollywood common stock.

      On January 14, 2002, the Hollywood board met to discuss the proposal and the board authorized the executive officers of Hollywood to continue discussions with Penn National.

      From January 15 through January 18, 2002, Penn National conducted preliminary due diligence on Hollywood and its operations.

      On February 3, 2002, Penn National notified Hollywood that Penn National was withdrawing from discussions with Hollywood and terminating its indication of interest.

      In late February 2002, Hollywood directed Goldman Sachs to identify other gaming companies that might be interested in making a proposal to acquire Hollywood. Hollywood subsequently authorized Goldman Sachs to contact eight gaming companies, four of which expressed potential interest. On March 11, 2002, a letter and an information memorandum were sent to each of the four potentially interested parties as well as to Penn National directing them to submit preliminary, non-binding indications of interest for a transaction involving all the stock of Hollywood on or before March 25, 2002.

      On March 25, 2002, one party submitted a preliminary indication of interest with a per share price range of $12-14 in cash. On March 27, 2002, another party submitted a preliminary indication of interest with a per share price of $16 in cash. On April 2, 2002, the party that submitted the $12-14 indication of interest revised its indication to $13-15 per share. The two other potentially interested parties did not submit indications of interest.

      On March 25, 2002, Penn National notified representatives of Goldman Sachs that it would not be submitting any indication of interest.

      On April 5, 2002, the Hollywood board met to discuss the sales process and authorized Goldman Sachs to begin pursuing final bids based on the preliminary indications of interest. Shortly thereafter, Hollywood set up a data room and arranged and conducted management presentations for the two parties that had submitted indications of interest. On April 30, 2002, final bid letters were delivered to these parties, including a draft of a proposed merger agreement. The bidders were asked to submit firm, fully-financed proposals to Hollywood on or before May 31, 2002, including a mark-up of the merger agreement.

      On May 23, 2002, Rob Heller contacted representatives of Goldman Sachs stating that Penn National was interested in considering a potential acquisition of Hollywood and, on such date, at Hollywood's direction, Goldman Sachs sent a bid instruction letter and draft merger agreement to Penn National.

      Hollywood's common stock price decreased significantly during the month of May 2002 as the Illinois legislature discussed various options to increase revenues, including raising gaming taxes, in light of the state's severe budget shortfall. Hollywood's common stock closed on May 31, 2002 at a price of $13.03 per share, which was 14.7% lower than its closing stock price of $15.27 on April 30, 2002. Due to uncertainty surrounding the potential legislation to increase gaming and admissions taxes in Illinois, on May 31, 2002 the reply deadline for all parties was indefinitely postponed.

      On June 3, 2002, the Illinois legislature passed a new law significantly increasing taxes on gaming operations within the state. Hollywood's stock price dropped 19.4% to a closing price of $10.50 per share on June 3, 2002 after the announcement of the tax increases. Hollywood's closing stock price decreased further to $9.15 on June 4, 2002. Hollywood's closing stock price remained below $10 per share until June 28, 2002, on which date Hollywood issued a press release announcing that it was exploring strategic alternatives, with the assistance of its financial advisor Goldman Sachs, to enhance shareholder value including potentially selling Hollywood. The new tax law was signed into law by the governor of Illinois on June 29, 2002.

      The sales process remained postponed as Hollywood analyzed the significant negative impact on its operating profitability from the Illinois gaming tax increases. Hollywood conducted an extensive review of its Illinois operations and developed a new business plan which management believed would offset a portion of the additional Illinois gaming and admission taxes. The revised business plan for Aurora was communicated to Penn National and the two other bidding parties during the week of June 17, 2002. Hollywood also conducted several due diligence updates with potential bidders regarding the financial and operational impacts of the new tax legislation on Hollywood.

      On June 14, 2002, at Hollywood's direction, Goldman Sachs contacted Penn National and requested Penn National to submit a preliminary proposal for the acquisition of Hollywood.

      On June 20, 2002, Penn National submitted a preliminary indication of interest at $10.50 per share in cash and a week later spent several days conducting financial due diligence on Hollywood. On July 2, 2002, Hollywood management made due diligence presentations to Penn National executives and advisors.

      On July 2, 2002, Hollywood resent bid letters to Penn National and the two other bidding parties with updated financial information for the month of May and requested that firm, fully financed proposals be submitted on or before July 11, 2002. On July 11, 2002, following a discussion with a representative of Goldman Sachs regarding bid structure, timing and valuation approach, one of the other potential bidders determined that it would not submit a binding bid to acquire Hollywood. On July 9, 2002, the other potential bidder indicated that it was no longer interested in pursuing a transaction with Hollywood.

      On July 12, 2002, Penn National submitted a final indication, with a marked merger agreement and a draft financing commitment letter from Bear Stearns & Co., Inc., Bear Stearns Corporate Lending Inc. and Merrill Lynch Capital Corporation, with a final bid of $11.50 per share in cash, conditioned upon some members of the Pratt family agreeing to settle the obligations of Hollywood under those Pratt family members' employment contracts for an amount equal to the book value of those obligations, as reflected on Hollywood's financial statements. Penn National's offer was also conditioned on Jack E. Pratt, Edward T. Pratt, Jr., William D. Pratt, Edward T. Pratt III and other Pratt family members, for themselves and on behalf of general partnerships and trusts controlled by them, entering into stockholder agreements whereby they would agree to vote the Hollywood common stock controlled by them for the merger with Penn National. After further negotiations among Hollywood, Penn National and their respective financial advisors, Penn National revised its bid to $12.75 per share on July 16, 2002.

      From July 16 through 18, 2002, executive officers of Hollywood and Penn National and representatives of Lehman Brothers, Goldman Sachs, Bear Stearns, Merrill Lynch, and legal counsel to Hollywood and Penn National, met in New York, New York to discuss Penn National's revised bid and to determine and negotiate any open issues.

      On July 19, 2002, the Hollywood board met to discuss the Penn National revised bid and the current state of negotiations between the parties. The board agreed to negotiate with Penn National on an exclusive basis through August 5, 2002 (which date the Hollywood board later extended to August 7, 2002) and authorized management to continue discussions and negotiations towards reaching a final agreement with Penn National.

      Throughout the last two weeks of July 2002, the parties and their advisors and attorneys negotiated transaction documents for the proposed acquisition, including the merger agreement, the stockholder agreements and the commitment for the merger financing.

      On August 2, 2002, the Hollywood board met to discuss the status of the proposed transaction and all open issues.

      On August 6, 2002, the Penn National board unanimously approved the transaction.

      On August 6, 2002, the Hollywood board met again for purposes of voting on the transaction. At this meeting, Goldman Sachs provided the Hollywood board of directors with a detailed analysis of the financial terms of the proposed merger and an oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 7, 2002, that, as of such date and based upon and subject to the factors and assumptions set forth therein, the $12.75 per share in cash to be received by the holders of Hollywood common stock pursuant to the merger agreement is fair from a financial point of view to such holders. Due to ongoing negotiations among Hollywood, Penn National and some Pratt family stockholders with respect to the stockholder agreements, the meeting was adjourned to the next day when the Hollywood board unanimously approved the transaction.

      Definitive agreements were signed on August 7, 2002 and the transaction was announced to the public.

REASONS FOR THE MERGER

Hollywood's Reasons for the Merger

      In reaching its decision to approve the merger agreement and merger and to recommend approval of the merger agreement and merger by Hollywood stockholders, the Hollywood board of directors consulted with its management team and advisors and independently considered the proposed merger agreement and the transactions contemplated by the merger agreement. Hollywood's management team, in recommending the transaction to the Hollywood board of directors, and the Hollywood board of directors, in deciding whether to approve the merger agreement and the merger, considered the following factors as reasons that the merger will be beneficial to Hollywood and its stockholders:

      o The historical market prices and recent trading activity of Hollywood common stock and the fact that the merger consideration would enable the Hollywood stockholders to realize a premium over the prices at which shares of Hollywood's common stock had recently traded; and that the merger consideration represented a 20.2% premium over the daily average closing price of $10.61 per share for the period from August 3, 2001 to August 2, 2002. The historical market prices of Hollywood's common stock for the past year were deemed relevant because they indicate the arms-length trading prices of Hollywood's common stock for that period as determined in the open market.

      o The opinion of Goldman Sachs that, as of August 7, 2002 and based upon and subject to the factors and assumptions set forth therein, the $12.75 per share in cash to be received by the holders of Hollywood common stock pursuant to the merger agreement is fair from a financial point of view to such holders. The full text of the written opinion of Goldman Sachs which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. Hollywood's stockholders should read the opinion in its entirety.

      o The fact that the merger agreement provides Hollywood with an extended time period within which it may terminate the merger agreement if it receives an unsolicited superior proposal.

      o The fact that, over a period of several months, Goldman Sachs had conducted an extensive sales process that was designed to elicit the highest value attainable from potential buyers of Hollywood.

      o The possibility of a proxy contest led by Jack E. Pratt, Sr. for control of the board of directors of Hollywood at the next annual stockholders meeting, along with the continuation of related litigation, and the resulting time, expense and use of other Hollywood resources involved in opposing such a contest, and pursuing and defending the litigation.

      o Information with respect to the financial condition, results of operations, business and prospects of Hollywood, including management's projections of future earnings and growth of Hollywood, and the inherent uncertainties and contingencies associated with such financial projections, the size of Hollywood as compared to other companies in the gaming industry, and the economic and market conditions affecting Hollywood.

      o The risks involved in managing and operating a highly regulated business, including the impact of the recent tax legislation on gaming operations in Illinois and the potential for new laws and regulations adversely impacting operations in the states in which Hollywood operates.

      o The fact that consummation of the merger would preclude the Hollywood stockholders from having the opportunity to participate in the future growth prospects of Hollywood. In addition, the board recognized that Penn National will have the opportunity to benefit from any increases in the value of Hollywood following the merger. Accordingly, in reaching its conclusion to approve the merger and the merger agreement, the board considered management's projections of future earnings and growth of Hollywood and determined that the future prospects of Hollywood are adequately reflected in the merger consideration.

      o The fact that the merger would afford the Hollywood stockholders an opportunity to dispose of their common stock at fair value and achieve liquidity without the possible diminution of value resulting from the relatively illiquid trading market for Hollywood common stock.

      o The fact that the merger consideration and the terms and conditions of the merger agreement were the result of arm's-length negotiations between Hollywood, on the one hand, and Penn National, on the other hand.

      In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Hollywood board of directors considered the factors as a whole and did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Hollywood board of directors may have given different weight to different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF HOLLYWOOD

      After careful consideration, the Hollywood board of directors has unanimously determined that the terms of the merger agreement and the merger on substantially the terms and conditions set forth in the merger agreement are advisable and are fair to, and in the best interests of, Hollywood and its stockholders and has approved the merger agreement and the merger on substantially the terms and conditions set forth in the merger agreement. The Hollywood board of directors unanimously recommends that the stockholders of Hollywood vote "for" the approval of the merger on substantially the terms and conditions set forth in the merger agreement.

OPINION OF HOLLYWOOD'S FINANCIAL ADVISOR

     Goldman Sachs rendered its opinion to Hollywood's board of directors that, as of August 7, 2002 and based upon and subject to the factors and assumptions set forth in the opinion, the $12.75 per share in cash to be received by the holders of Hollywood common stock pursuant to the merger agreement is fair from a financial point of view to Hollywood stockholders.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED AUGUST 7, 2002, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT. HOLLYWOOD'S STOCKHOLDERS SHOULD READ THE OPINION IN ITS ENTIRETY. GOLDMAN SACHS PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF HOLLYWOOD'S BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION CONTEMPLATED BY THE MERGER AGREEMENT. THE GOLDMAN SACHS OPINION IS NOT A RECOMMENDATION AS TO HOW ANY HOLDER OF HOLLYWOOD'S COMMON STOCK SHOULD VOTE WITH RESPECT TO SUCH TRANSACTION.

     In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

      o     the merger agreement;

      o Annual Reports on Form 10-K of Hollywood and Penn National for the five years ended December 31, 2001;

      o Interim Reports on Form 8-K and Quarterly Reports on Form 10-Q of Hollywood and Penn National;

      o other communications from Hollywood and Penn National to their respective stockholders; and

      o internal financial analyses and forecasts for Hollywood prepared by its management.

     Goldman Sachs also held discussions with members of the senior management of Hollywood regarding their assessment of the past and current business operations, financial condition, and future prospects of Hollywood. In addition, Goldman Sachs reviewed the reported price and trading activity for the Hollywood common stock, compared certain financial and stock market information for Hollywood with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the gaming industry specifically and in other industries generally and performed other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets and liabilities of Hollywood or any of its subsidiaries. No evaluation or appraisal of the assets or liabilities of Hollywood or any of its subsidiaries was furnished to Goldman Sachs.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. Certain of the figures contained in the following summaries of analyses performed by Goldman Sachs reflect immaterial arithmetic corrections to the figures contained in the analyses presented by Goldman Sachs to the board of directors of Hollywood on August 6, 2002. The order of analyses described does not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 7, 2002 and is not necessarily indicative of current market conditions.

     Historical Stock Trading Analysis

     Goldman Sachs reviewed the historical trading prices and volumes for the Hollywood common stock for the period from December 1, 2001 to August 2, 2002 and for the period from the announcement of the new Illinois gaming tax legislation on June 3, 2002 to August 2, 2002. In addition, Goldman Sachs analyzed the consideration to be received by holders of Hollywood common stock pursuant to the merger agreement in relation to certain prices of the Hollywood common stock within certain periods within the one year ending August 2, 2002.

     This analysis indicated that the price per share to be paid to Hollywood stockholders pursuant to the merger agreement represented:

      o a premium of 20.9% based on the closing market price of $10.55 per share on August 2, 2002;

      o a premium of 16.9% based on the high closing market price of $10.91 per share on July 5, 2002 for the period between June 3, 2002 (the date on which the new Illinois gaming tax legislation was announced) and August 2, 2002;

      o a premium of 74.7% based on the low closing market price of $7.30 per share on June 20, 2002 for the period between June 3, 2002 and August 2, 2002;

      o a premium of 34.2% based on the closing market price of $9.50 per share on June 27, 2002 (the date immediately preceding Hollywood's announcement of its engagement of Goldman Sachs to explore strategic alternatives);

      o a premium of 34.2% based on the average market price of $9.50 per share from June 3, 2002 through August 2, 2002;

      o a premium of 25.1% based on the latest 30 calendar days average closing price of $10.19 per share;

      o a premium of 15.1% based on the latest 90 calendar days average closing price of $11.08 per share;

      o a discount of 0.8% based on the latest 180 calendar days average closing price of $12.85 per share; and

      o a premium of 20.2% based on the latest one calendar year average closing price of $10.61 per share.

     Selected Companies Analysis

     Goldman Sachs reviewed and compared certain financial information for Hollywood to the corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the gaming industry:

      o     Boyd Gaming Corporation

      o     Penn National Gaming, Inc.

      o     Pinnacle Entertainment, Inc.

      o     Isle of Capri Casinos, Inc.

      o     Argosy Gaming Company

      o     Ameristar Casinos, Inc.

     Although none of the selected companies is directly comparable to Hollywood, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to the operations of Hollywood.

     Goldman Sachs also calculated and compared various financial multiples and ratios for Hollywood and the comparison companies. The historical financial data used for Hollywood and the comparison companies were based on the most recent publicly available quarterly financial statements as of March 31, 2002. EBITDA (see first bullet below) estimates for Hollywood were provided by Hollywood's management and also were based on the mean of Wall Street equity analysts' research estimates. EBITDA estimates for the comparison companies were based on Wall Street equity analysts' research estimates. Multiples were calculated for Hollywood using its closing price on August 2, 2002 and the proposed transaction price. Multiples for the comparison companies were calculated using their respective closing prices on August 2, 2002. With respect to the selected companies, Goldman Sachs calculated:

      o enterprise value, calculated as equity value plus net debt, as a multiple of latest twelve months earnings before interest, taxes, depreciation, amortization and non-recurring items, commonly referred to as EBITDA, 2002E EBITDA and 2003E EBITDA; and

      o     net debt-to-enterprise value.


     The following table summarizes the results of this analysis:

                                                  Hollywood at
                                                 August 2, 2002           Hollywood at                  Selected Companies
                                                 closing price         transaction price             Range              Median
-----------------------------------------------------------------------------------------------------------------------------------
August 2, 2002 share price as a                     62.4%                     75.4%               56.5%-84.9%           65.1%
percentage of 52 week high

Enterprise Value/Latest Twelve Months
EBITDA                                               7.9x                      8.5x                6.2x-8.4x             7.0x

Enterprise Value/2002E EBITDA -
Hollywood Management Estimates                       6.6x                      7.1x

Enterprise Value/2002E EBITDA - Mean of
Analysts' Estimates                                  6.7x                      7.2x                5.7x-7.3x             6.2x

Enterprise Value/2003E EBITDA -
Hollywood Management Estimates                       5.4x                      5.8x

Enterprise Value/2003E EBITDA - Mean of
Analysts' Estimates                                  5.5x                      6.0x                5.1x-6.9x             5.7x

Net Debt-to-Enterprise Value                        60.0%                     55.4%               35.5%-65.6%           55.7%

-----------------------------------------------------------------------------------------------------------------------------------

     In addition to performing the analyses described above, Goldman Sachs calculated enterprise value as a multiple of latest twelve months EBITDA for Hollywood taking into account pro forma adjustments to historical EBITDA. These pro forma adjustments, as estimated by Hollywood management, represent the net change from actual results assuming the new Illinois gaming legislation had been in effect during that entire period. The pro forma reductions in EBITDA were assumed to increase pro forma net debt by the same dollar amount, with no tax effect. Using pro forma latest twelve months EBITDA, Goldman Sachs calculated enterprise value-to-latest twelve months EBITDA multiples of 9.6x and 10.4x for Hollywood based on the closing price of the Hollywood common stock on August 2, 2002 and the proposed transaction price, respectively.

     Analysis at Transaction Price

     Using Hollywood's management estimates and assuming a transaction price of $12.75 in cash per share of Hollywood common stock, Goldman Sachs calculated the implied total equity consideration (on a diluted basis) and total purchase price for Hollywood, as well as total purchase price as a multiple of latest twelve months EBITDA, latest twelve months pro forma EBITDA, 2002E EBITDA and 2003E EBITDA. Goldman Sachs made these calculations based on Hollywood's debt at book value, both including and excluding transaction costs, and Hollywood's debt at market value, excluding transaction costs.

     The following table summarizes the results of Goldman Sachs' analysis (dollar amounts in millions):

                                                       DEBT AT BOOK VALUE(1)              DEBT AT MARKET VALUE(2)
                                                       ---------------------              -----------------------
                                                  WITHOUT                WITH                      WITHOUT
                                                TRANSACTION           TRANSACTION                TRANSACTION
                                                  COSTS(3)              COSTS(3)                   COSTS(3)
-------------------------------------------- --------------------- --------------------- ----------------------------
  Equity Value (diluted)                             $347.1              $347.1                     $347.1
  Total Purchase Price4                              $782.1              $866.7                     $821.6
  Total Purchase Price/EBITDA
     Latest Twelve Months Actual                      8.5x                9.4x                       9.0x
     Latest Twelve Months Pro Forma5                 10.6x               11.7x                      10.9x
     2002E                                            7.1x                7.9x                       7.5x
     2003E                                            5.8x                6.5x                       6.1x
---------------------------------------------------------------------------------------------------------------------

--------------------------

               1 Debt at book value is based on balance sheet numbers as of March 31, 2002.

               2 Debt at market value is based on market values provided by Bridge Information Systems for the outstanding debt.

               3 Transaction costs are based on data provided by Bloomberg, Hollywood's indentures, Penn National's financial advisors' fees' estimates, guidance from Hollywood management and estimated transaction legal fees.

               4 Total purchase price is based on enterprise value (calculated using share price as of August 2, 2002).

               5 Pro forma represents adjustment to actual results assuming new Illinois gaming legislation had been in effect during that entire period. Pro forma reduction in EBITDA assumed to increase pro forma net debt by the same dollar amount, with no tax effect.

     Discounted Cash Flow Analysis

     Goldman Sachs performed a discounted cash flow analysis on Hollywood using Hollywood's management projections. Goldman Sachs calculated an implied net present value of free cash flows for Hollywood for the years 2003 and 2004 using discount rates ranging from 10.5% to 12.0%. Goldman Sachs calculated implied per share ranges of the Hollywood common stock using implied terminal value indications in the year 2005 based on multiples ranging from 5.0x EBITDA to 6.5x EBITDA. 2005E EBITDA was based on Hollywood's management projections for 2004E EBITDA grown at 4%. These implied terminal value indications were then discounted to an implied present value using discount rates ranging from 10.5% to 12.0%. Goldman Sachs calculated the implied value per share ranges for Hollywood using its management projections and implied terminal values in the year 2005 based on multiples ranging from 5.0x EBITDA to 6.5x EBITDA and discounting these terminal values to implied present value using discount rates ranging from 10.5% to 12.0%. This analysis indicated a range of implied present values for shares of Hollywood common stock of $9.02 to $16.46 per share. Goldman Sachs also calculated the sensitivity of the implied present value ranges of Hollywood common stock to $5 million and $10 million reductions, respectively, in 2004E EBITDA. These analyses indicated a range of implied present values for shares of Hollywood common stock of $8.08 to $15.26 per share with a $5 million reduction in 2004E EBITDA and $7.22 to $14.14 with a $10 million reduction, respectively, in 2004E EBITDA.

     Selected Transactions Analysis

     Goldman Sachs analyzed certain information relating to the following selected transactions in the gaming industry since 1998:

     o    Harrah's Entertainment, Inc./Harveys Casino Resorts

     o    Argosy Gaming Company/Empress Casino Joliet Corporation

     o Ameristar Casinos, Inc./Station Casino St. Charles and Station Casino Kansas City (Station Casino, Inc.)

     o Penn National Gaming, Inc./Louisiana Casino Cruises, Inc./CRC Holdings, Inc.

     o Penn National Gaming, Inc./Casino Magic Corp. and Boomtown, Inc. (Hollywood Park, Inc.)

     o    Isle of Capri Casinos, Inc./Lady Luck Gaming Corporation

     o    Harrah's Entertainment, Inc./Players International, Inc.

     o    Boyd Gaming Corporation/Blue Chip Casino, LLC

     o    Horseshoe Gaming L.L.C./Empress Entertainment, Inc.

     For each of the selected transactions, Goldman Sachs calculated and compared the net consideration as a multiple of latest twelve months EBITDA.

     The following table summarizes the results of this analysis and compares these multiples with the acquisition multiple for Penn National's proposed acquisition of Hollywood:

                                        SELECTED TRANSACTIONS                      PROPOSED TRANSACTION
                                        ---------------------                      --------------------
                                     RANGE                MEDIAN           ACTUAL                   PRO FORMA(1)
-----------------------------------------------------------------------------------------------------------------------
Net Consideration/                4.1x - 7.7x              6.4x             8.5x                       10.6x
Latest Twelve Months
EBITDA(2)
-----------------------------------------------------------------------------------------------------------------------


               1 Pro forma represents adjustment to actual results assuming new Illinois gaming legislation had been in effect during that entire period. Pro forma reduction in EBITDA assumed to increase pro forma net debt by the same dollar amount, with no tax effect.

               2 Net consideration is based on enterprise value. Latest Twelve Months EBITDA is based on publicly filed information during the trailing four quarters prior to the date of announcement.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Hollywood or Penn National or the contemplated transaction.

     Goldman Sachs prepared these analyses solely for purposes of Goldman Sachs' providing its opinion to Hollywood's board of directors as to the fairness from a financial point of view of the transaction contemplated by the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Hollywood, Penn National, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to Hollywood's board of directors was one of many factors taken into consideration by the Hollywood board of directors in making its determination to approve the merger and the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C to this proxy statement.

     Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. Goldman Sachs is familiar with Hollywood having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement.

     Goldman Sachs also may provide investment banking services to Penn National in the future. The Hollywood board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

     Goldman Sachs provides a full range of financial, advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of Hollywood or Penn National for its own account and for the accounts of customers.

      Pursuant to a letter agreement dated December 19, 2001, Hollywood engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, Hollywood will pay Goldman Sachs a transaction fee of approximately $7.2 million upon consummation of this transaction. In addition, Hollywood has agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      In considering the recommendation of the Hollywood board of directors with respect to the merger agreement and the transactions contemplated by the merger agreement, stockholders of Hollywood should be aware that members of the management and the board of directors of Hollywood have particular interests in the merger that are or may be different from, or in addition to, the interests of stockholders of Hollywood generally.

Stock Ownership

      Some directors and executive officers of Hollywood are beneficial owners of Hollywood common stock. Pursuant to the merger agreement, shares of Hollywood common stock held by directors and executive officers of Hollywood will be converted into the same merger consideration as will be received by the other stockholders of Hollywood.

Stock Options

      Some directors and executive officers of Hollywood are beneficial owners of stock options to purchase Hollywood common stock. Pursuant to the merger agreement, all stock options of Hollywood (including those held by directors of Hollywood), some of which would not otherwise be exercisable prior to the merger, will be converted into and exchangeable for the right to receive an amount equal to the merger consideration in cash minus an amount equal to the exercise price for such option plus any applicable tax withholding amounts.

Indemnification of Officers and Directors

      Penn National has agreed to indemnify the officers and directors of Hollywood for their acts and omissions as officers and directors of Hollywood to the maximum extent permitted by Delaware corporate law, and to provide and maintain insurance coverage for such purposes.

Pension and Change of Control Severance Payments

      Edward T. Pratt III, a director and executive officer of Hollywood, and Paul C. Yates and Walter E. Evans, executive officers of Hollywood, have employment contracts with Hollywood containing severance benefits that will be triggered as a result of the merger and are in addition to any accrued salary and bonus and continuing benefits to which they may be entitled. These executives will generally be entitled to receive, at the time of the merger, lump sum severance payments based on a multiple of their salary level and bonus compensation and will be entitled to continued participation in Hollywood employee benefit plans for specified periods of time. The actual amounts to be paid and benefits to be received by these executives depend on the specific terms of their employment contracts. In any event, the maximum aggregate severance amount (excluding continuing benefits) payable to these executive officers is $5,312,500 million in cash and the longest period of continued benefit coverage is three years after the date of the merger.

      In addition, at December 31, 2001, Hollywood estimated and recorded an accrual for all remaining obligations to Jack E. Pratt, Sr., William D. Pratt and Edward T. Pratt, Jr., former executive officers and current directors of Hollywood, under their employment and consulting agreements. The assumptions made in determining the amount of the accrual were reviewed during the second quarter of 2002 and an adjustment in the amount of $709,000 was credited as executive compensation adjustment on Hollywood's consolidated statements of operations to reduce the remaining estimated obligation to $7,060,000 at June 30, 2002. As part of the stockholder agreements entered into with these individuals, Penn National required these former executive officers and current directors to settle their outstanding obligations under their employment and consulting agreements at closing of the merger for the amount reflected on Hollywood's consolidated financial statements at June 30, 2002 less any subsequent payments received under their employment and consulting agreements.

Stockholder Agreements

      Jack E. Pratt, Sr., Edward T. Pratt, Jr. and William D. Pratt, each of whom are directors of Hollywood, and Edward T. Pratt III, who is a director and executive officer of Hollywood, have entered into stockholder agreements with Hollywood and Penn National. As part of these stockholder agreements, claims between Hollywood and the Pratt stockholders who are defendants in lawsuits initiated by Hollywood will be stayed while the merger agreement remains in effect and fully released if, and when, the merger between Hollywood and Penn National is consummated. Other executive officers of Hollywood who were made party to these lawsuits by counterclaims made by Jack E. Pratt, Sr. and directors of Hollywood will also be fully released if, and when, the merger is consummated. In addition, while the merger agreement remains effective and upon consummation of the merger, some options held by Jack E. Pratt, Sr. to purchase Hollywood common stock, which are a subject of the litigation, will be exercisable without any prior determination of the merits of the lawsuits and the counterclaims.

Stay and Release Agreement

      Hollywood and Penn National have also entered into a litigation stay and release agreement with Harold C. Simmons, Contran and Valhi, defendants in a federal court action initiated by the Company that are not covered by the stockholder agreements with Pratt stockholders who are also defendants in such action. The litigation stay and release agreement provides that the claims among Mr. Simmons, Contran, Valhi and Hollywood that are the subject of or form the basis for the federal court action will be stayed while the merger agreement remains in effect and fully released if, and when, the merger between Hollywood and Penn National is consummated.

Directors

      Theodore H. Strauss, a director of Hollywood, is a Senior Managing Director of Bear, Stearns & Co. Inc. David A. Handler, a director of Penn National, is also a Senior Managing Director of Bear, Stearns & Co. Inc. Bear Stearns, who together with Merrill Lynch has provided Penn National with the commitment for the merger financing, will receive fees and expenses in connection with its role in the merger financing.

REGULATORY APPROVALS

      The merger and the merger financing are subject to the prior approval of the gaming authorities of Illinois, Louisiana and Mississippi and the merger financing is subject to the approval of the gaming authority of West Virginia. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO HOLLYWOOD STOCKHOLDERS

      The following is a summary of the United States federal income tax consequences of the merger to Hollywood stockholders whose shares of Hollywood common stock are converted into the right to receive cash in the merger. This discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that might be relevant to Hollywood stockholders. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated under the Code, judicial authority and current administrative rules and practice in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. This discussion applies only to Hollywood stockholders who hold shares of Hollywood common stock as capital assets, and does not apply to those who received (i) as compensation, options to acquire shares of Hollywood common stock or (ii) shares of Hollywood common stock in connection with the exercise of employee stock options or otherwise as compensation. Furthermore, this discussion does not apply to some Hollywood stockholders who may be subject to special treatment under U.S. federal income tax law (such as insurance companies, pass-through entities, tax-exempt organizations, banks and other financial institutions, mutual funds, broker-dealers, "foreign persons" (as defined in Treasury Regulation Section 1.897-9T(c)) except as specifically discussed below, and stockholders who hold Hollywood common stock as part of a "straddle", "hedge" or "conversion transaction" or who have a "functional currency" other than the United States dollar). The tax consequences of the merger under state, local and foreign law are not discussed and neither are those with respect to any U.S. taxes other than federal income taxes.

      General. The receipt of cash for shares of Hollywood common stock in the merger will be a taxable transaction for United States federal income tax purposes. In general, a Hollywood stockholder who surrenders shares of Hollywood common stock for cash in the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and such stockholder's adjusted tax basis in the shares of Hollywood common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be a long-term capital gain or loss provided that a stockholder's holding period for such shares is more than one year at the time of the consummation of the merger. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

      Backup Withholding. Backup withholding at a 30% rate will apply to all cash payments to which a Hollywood stockholder or other payee is entitled pursuant to the merger agreement, unless such stockholder or other payee provides a taxpayer identification number (social security number, in the case of individuals, or employer identification number, in the case of other stockholders), certifies that such number is correct, and otherwise complies with such backup withholding tax rules. Each Hollywood stockholder and, if applicable, each other payee, should complete and sign the IRS Substitute Form W-9 included as part of the letter of transmittal to be mailed to you shortly after completion of the merger in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent. Persons not eligible to complete an IRS Form W-9 should supply the appropriate completed and executed IRS Form W-8. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

      Taxation of Foreign Persons Selling an Interest in a "United States Real Property Holding Company". Since it is unclear whether Hollywood is a "United States real property holding corporation" (within the meaning of Section 897(c) of the Code and referred to below as "USRPHC"), there will be deducted and withheld (in accordance with Section 1445 of the Code, which relates to withholding in connection with dispositions of USRPHC stock by "foreign persons" (as discussed in the first paragraph of this section)) from the merger consideration 10% of the amount payable to the Hollywood shareholders who do not submit the appropriate completed and properly executed non-foreign person affidavit that is included as part of the letter of transmittal.

      If Hollywood Casino constitutes a USRPHC, foreign persons who own Hollywood common stock will be subject to tax under the Code on the amount of gain, if any, as determined above, realized upon the exchange of their Hollywood common stock in the merger. Any amounts withheld pursuant to the above paragraph will be treated as an advance payment on this tax liability. Thus, you may have to pay an additional amount in order to satisfy this tax liability or may be eligible for a refund. FOREIGN PERSONS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE APPLICATION OF THESE RULES TO THEIR DISPOSITION OF HOLLYWOOD COMMON STOCK.

      The United States federal income tax consequences set forth above are for general information purposes only and are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, you should consult your tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to you of the merger, including the application of state, local and foreign tax laws.

                              THE MERGER AGREEMENT

      The following is only a summary of the material provisions of the Agreement and Plan of Merger, dated as of August 7, 2002, by and among Hollywood, Penn National and P Acquisition and is not complete. The merger agreement is attached to this proxy statement as Annex A. Please read the merger agreement in its entirety.

GENERAL

      The merger agreement provides that, following the approval and adoption of the merger agreement by the stockholders of Hollywood and the satisfaction or waiver of the other conditions to the merger:

      o     P Acquisition will merge with and into Hollywood; and

      o P Acquisition will cease to exist and Hollywood will continue as the surviving corporation and will be a wholly-owned subsidiary of Penn National following the merger.

      As a result of the merger, and as of the effective time of the merger, Hollywood will succeed to and assume all rights and obligations of P Acquisition, in accordance with Delaware law.

EFFECTIVE TIME

      The merger agreement provides that, subject to the approval of the stockholders of Hollywood and the satisfaction or waiver of other conditions, the merger will be consummated by the filing of a certificate of merger and any other appropriate documents, in accordance with the relevant provisions of Delaware law, with the Secretary of State of the State of Delaware. Due to the time consuming process for obtaining the regulatory approvals required for this transaction, Hollywood currently expects the merger to be consummated by the end of the second quarter of 2003.

MERGER CONSIDERATION

      Upon consummation of the merger, each share of outstanding Hollywood common stock (except shares as to which appraisal rights have been properly perfected) shall be converted into the right to receive $12.75 in cash, without interest. The shares of Hollywood common stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing such share immediately prior to the merger will cease to have any rights with respect to such certificate, except the right to receive the merger consideration upon surrender of such certificate.

TREATMENT OF STOCK OPTIONS

      Upon consummation of the merger, each option to purchase shares of Hollywood common stock, which is then outstanding and has not been exercised, shall, by virtue of the merger without any action on the part of any holder thereof, be converted into and exchangeable for the right to receive an amount equal to the merger consideration in cash, less the exercise price for such option plus any applicable tax withholding amounts. Any option with respect to which the applicable exercise price is greater than or equal to the merger consideration shall be fully exercisable prior to the merger in accordance with the terms of the option plan under which such options were issued, and any such option that is not exercised prior to the merger shall be cancelled as part of the merger.

EXCHANGE PROCEDURES

      Before the merger, Penn National will appoint an exchange agent for the purpose of exchanging certificates representing shares of Hollywood common stock for the merger consideration. At the time of the merger, Penn National will deliver to the exchange agent the merger consideration to be paid in respect of the shares of Hollywood common stock.

      DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME. YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND FURTHER INSTRUCTIONS REGARDING THE EXCHANGE OF YOUR STOCK CERTIFICATES SHORTLY AFTER THE MERGER IS COMPLETED.

      Each record holder of Hollywood common stock will be entitled to receive $12.75 per share in cash upon surrender of the holder's Hollywood common stock certificate or certificates and a properly executed letter of transmittal to the exchange agent. The Hollywood common stock certificate or certificates surrendered will be canceled and the Hollywood common stock certificates will represent only the right to receive $12.75 per share in cash (other than certificates representing shares as to which appraisal rights have been properly perfected).

      All cash issued in exchange for certificates of Hollywood common stock will be considered to have been exchanged in full payment for the shares of Hollywood common stock. After the merger, Hollywood's stock transfer books will not register transfers of shares that were outstanding before the merger. If shares of Hollywood common stock are presented to Penn National after the merger for any reason, the certificates will be delivered to the exchange agent where they will be canceled and exchanged for $12.75 per share in cash.

      None of Penn National, Hollywood or the exchange agent will be liable to any Hollywood stockholder for any cash delivered to a public official pursuant to abandoned property, escheat or similar laws.

      If any Hollywood common stock certificates are lost, stolen, or destroyed before the merger, the owner of the shares may be required to submit an affidavit of that fact to Penn National. Penn National may also require the owner to post a bond in a reasonable amount as indemnity against any potential claim regarding the lost certificates. In exchange for lost, stolen or destroyed stock certificates, after the owner has submitted an affidavit and posted a bond acceptable to Penn National, if required, the exchange agent will issue to the owner $12.75 per share in cash.

DIRECTORS AND OFFICERS

      The merger agreement provides that the board of directors of the surviving corporation from and after the merger will consist of the directors of P Acquisition immediately prior to the merger. The merger agreement further provides that the officers of the surviving corporation from and after the merger will be the officers of P Acquisition immediately prior to the merger.

CHARTER AND BYLAWS

      The merger agreement provides that the charter of P Acquisition in effect immediately before the merger will be the charter of the surviving corporation, except that the charter will be amended to change the name of P Acquisition to "Hollywood Casino Corporation," and the bylaws of P Acquisition in effect immediately before the merger will be the bylaws of the surviving corporation until later amended in accordance with Delaware law.

REPRESENTATIONS AND WARRANTIES

      The merger agreement contains various customary representations and warranties of Hollywood relating to, among other things:

      o     its organization, standing and similar corporate matters;

      o     its capital structure and the capital structure of its subsidiaries;

      o authorization, execution, delivery, performance and enforceability of the merger agreement;

      o documents and financial statements filed by Hollywood and its subsidiaries with the Securities and Exchange Commission;

      o     the absence of undisclosed liabilities;

      o     the absence of changes;

      o the absence of any necessary consents or approvals other than those specified in the merger agreement;

      o the absence of any conflicts with the charter or bylaws of Hollywood;

      o the absence of any conflicts with any of Hollywood's contracts or agreements or any violations of law;

      o     owned and leased real property;

      o the absence of any pending or threatened litigation against Hollywood other than as specified in the merger agreement;

      o     permits and licenses;

      o     employee arrangements and benefit plans;

      o     labor matters;

      o     environmental matters;

      o     tax matters;

      o     material contracts;

      o     insurance;

      o     intellectual property;

      o     the existence of a fairness opinion delivered by Goldman, Sachs &
            Co.;

      o the absence of any broker's, finder's or investment banker's fees owed in connection with the transactions contemplated by the merger agreement, except for those owed to Goldman Sachs;

      o exemption of the merger agreement from the state antitakeover statutes;

      o     amendment to Hollywood's rights agreement;

      o the absence of any noncompetition agreements other than those specified in the merger agreement; and

      o     the completeness of disclosure.

      The merger agreement also contains various representations and warranties of Penn National and P Acquisition relating to, among other things:

      o     their organization, standing and similar corporate matters;

      o authorization, execution, delivery, performance and enforceability of the merger agreement;

      o documents and financial statements filed by Penn National with the Securities and Exchange Commission;

      o     the absence of undisclosed liabilities;

      o     the absence of changes;

      o the absence of any necessary consents or approvals other than those specified in the merger agreement;

      o the absence of any conflicts with the charter or bylaws of Penn National or the certificate of incorporation or bylaws of P Acquisition;

      o the absence of any conflicts with any of Penn National's agreements and contracts or any violations of any law;

      o the absence of any pending or threatened litigation against Penn National other than as specified in the merger agreement;

      o     permits and licenses;

      o the absence of any obligation or liability of P Acquisition, except for obligations incurred in connection with its organization or the merger agreement;

      o the absence of any broker's, finder's or investment banker's fees owed by Penn National in connection with the transactions contemplated by the merger agreement, except for those owed to Lehman Brothers;

      o the financing to be provided to Penn National by Bear Stearns and Merrill Lynch;

      o Penn National's ownership of common stock or other debt or equity securities of Hollywood; and

      o     completeness of disclosure.

COVENANTS

      During the period from the date of the merger agreement until the merger, Hollywood has generally agreed to:

      o conduct its operations in the ordinary and usual course of business consistent with past practice; and

      o use its reasonable best efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

      Further, Hollywood has agreed that, among other things and subject to various conditions and exceptions, it will not and will cause its subsidiaries not to, without the prior written consent of Penn National:

      o     amend its charter or bylaws;

      o issue, sell or deliver any stock of any class or any stock equivalents (except for the issuance of Hollywood common stock pursuant to outstanding stock options and except for the granting of stock options to non-employee directors of Hollywood currently provided for under Hollywood's existing non-employee director stock plan);

      o     split, combine or reclassify any shares of its capital stock;

      o declare, set aside or pay any dividend or other distribution in respect of its capital stock;

      o make any other actual, constructive or deemed distribution in respect of any shares of its capital stock;

      o redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries;

      o adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Hollywood or any of its subsidiaries;

      o alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure or ownership;

      o incur, assume or repay any long-term or short-term debt or issue any debt securities (except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice and except for the incurrence or increase in obligations among Hollywood and its subsidiaries (other than Hollywood's Shreveport subsidiaries));

      o assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person (except in the ordinary and usual course of business consistent with past practice and except for the incurrence or increase in obligations among Hollywood and its subsidiaries (other than Hollywood's Shreveport subsidiaries));

      o make any loans, advances or capital contributions to, or investments in, any other person, except to subsidiaries of Hollywood (other than Hollywood's Shreveport subsidiaries) or customary loans or advances to employees in the ordinary and usual course of business consistent with past practice;

      o     pledge or otherwise encumber shares of its capital stock;

      o mortgage or pledge, or create any material lien on, any of its material assets, other than permitted liens and except for the incurrence or increase in obligations among Hollywood and its subsidiaries (other than Hollywood's Shreveport subsidiaries);

      o except as may be required by law or as contemplated by the merger agreement, enter into, adopt or amend or terminate any benefit plan, or any other bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreement or other arrangement;

      o except as set forth in the merger agreement, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date of the merger agreement;

      o acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to Hollywood;

      o except as may be required as a result of a change in law or in generally accepted accounting principles, change, in any material adverse respect, any of its accounting principles, policies or practices;

      o materially revalue or write down any of its assets, other than in the ordinary and usual course of business consistent with past practice or as required by generally accepted accounting principles;

      o acquire, by merger, consolidation or acquisition of stock or assets, any corporation, partnership or other business organization or division thereof or any equity interest therein;

      o make or revoke or otherwise modify any material tax election, or settle or compromise any material tax liability;

      o pay, discharge or satisfy any material claims, liabilities or obligations, other than in the ordinary and usual course of business consistent with past practice or in accordance with the terms of liabilities reflected or reserved against in, Hollywood's financial statements;

      o terminate, cancel or request any material change in, or agree to any material change in, any material contract other than in the ordinary course of business consistent with past practice;

      o make or agree to make any capital expenditure, other than in the ordinary course of business consistent with past practice and as otherwise specified in the merger agreement;

      o waive, release, assign, settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated by the merger agreement or any other rights, claims or litigation material to Hollywood or any of its three principal casino operating subsidiaries;

      o except as otherwise required by law, enter into any collective bargaining agreement; or

      o take, propose to take, or agree in writing or otherwise to take, any of the foregoing actions.

      Except as required by law, Hollywood and Penn National have agreed that they shall not take any action that would, or that would reasonably be expected to:

      o result in any of the representations and warranties of such party set forth in the merger agreement becoming untrue,

      o result in any of the conditions to the consummation of the merger, the merger financing or the other transactions contemplated by the merger agreement not being satisfied, or

      o materially impair, materially delay or prevent the consummation of the merger and the other transactions contemplated by the merger agreement.

CONDITIONS TO THE MERGER

      The obligations of Hollywood, Penn National and P Acquisition to consummate the merger are subject to the satisfaction or waiver of various conditions, including that:

      o the merger agreement and merger shall have been approved and adopted by the stockholders of Hollywood at the special meeting;

      o any waiting periods applicable to the merger under federal antitrust laws shall have expired or early termination of the waiting periods shall have been granted;

      o there shall not be in effect any law restraining, enjoining or otherwise preventing consummation of the merger and no governmental entity shall have instituted any proceeding seeking any such law which continues to be pending; and

      o Hollywood, Penn National and P Acquisition shall have obtained the consent, approval or waiver of each necessary governmental entity and state gaming authority.

      The obligations of Penn National and P Acquisition to effect the merger are also subject to satisfaction of the following conditions:

      o the representations and warranties of Hollywood contained in the merger agreement, to the extent qualified by materiality or material adverse effect, shall be true and, to the extent not qualified by materiality or material adverse effect, shall be true in all material respects, in each case when made and on and as of the date of the closing of the merger agreement as though made on and as of the date of the closing of the merger agreement;

      o Hollywood shall have performed or complied in all material respects with all agreements and conditions contained in the merger agreement required to be performed or complied with by Hollywood;

      o no event shall have occurred which results in or would reasonably be expected to result in a material adverse effect on Hollywood;

      o Bear Stearns, Merrill Lynch and any other lenders under the merger financing shall be ready and willing to fund;

      o loans and advances made to stockholders, employees, officers or directors of Hollywood shall have been repaid; and

      o holders of not more than 10% of the outstanding shares of Hollywood common stock shall have properly demanded appraisal rights for their shares under the Delaware law.

      The obligations of Hollywood to effect the merger are further subject to the following conditions:

      o the representations and warranties of Penn National and P Acquisition contained in the merger agreement, to the extent qualified by materiality or material adverse effect, shall be true and, to the extent not qualified by materiality or material adverse effect, shall be true in all material respects, in each case when made and on and as of the date of the closing of the merger agreement as though made on and as of the date of the closing of the merger agreement; and

      o Penn National shall have performed or complied in all material respects with all agreements and conditions contained in the merger agreement required to be performed or complied with by Penn National.

ADDITIONAL COVENANTS

      Each of Hollywood, Penn National and P Acquisition have also agreed, subject to conditions and exceptions in the merger agreement, that:

      o as soon as practicable following the date of the merger agreement, Hollywood will prepare, with the assistance of Penn National and P Acquisition, this proxy statement in connection with the vote of the stockholders of Hollywood in respect of the merger;

      o Hollywood shall call and hold a special meeting of its stockholders and as soon as practicable after the date of the merger agreement for the purpose of voting on the approval of the merger agreement and the merger and solicit proxies from its stockholders to obtain the requisite vote for such approval;

      o the Hollywood board of directors shall recommend approval of the merger agreement and the merger by Hollywood's stockholders and shall not withdraw or modify, or propose to withdraw or modify, in any manner adverse to Penn National such recommendation, except in connection with an unsolicited, bona fide acquisition proposal if the Hollywood board of directors determines in good faith, after consultation with its financial advisors, that such proposal, if accepted, constitutes or is likely to lead to a superior proposal;

      o each party will use its reasonable best efforts to take all actions and do all things necessary, proper or advisable under applicable laws to consummate the merger;

      o each party will use its reasonable best efforts to obtain all requisite approvals and authorizations for the merger, including, without limitation, those required by the applicable gaming regulatory authorities and those under federal antitrust laws;

      o each party will use its reasonable best efforts to promptly file all applications for Penn National and all its key employees to obtain the necessary approvals from all gaming authorities and to request an accelerated review of such filings;

      o each party will use its reasonable best efforts to resolve any objections that may be asserted by a governmental entity or other person in respect of the merger under any gaming regulation or antitrust law;

      o Penn National shall use its reasonable best efforts to effect the merger financing and not take any action to materially impair, materially delay or prevent the merger financing;

      o Hollywood shall use its reasonable best efforts to cooperate with Penn National in its efforts to secure the merger financing;

      o Hollywood will afford Penn National and P Acquisition and their authorized representatives reasonable access at reasonable times to all employees, casinos, offices, warehouses and other facilities and to all books and records of Hollywood and its subsidiaries;

      o each party will consult with the other before issuing any press release or otherwise making any public statements in respect of the merger, except as required by applicable law;

      o each party will give prompt notice to the other of the occurrence of important events;

      o Penn National and P Acquisition will do or cause to be done things related to employee matters, including honoring the obligations of Hollywood under the provisions of Hollywood's employment, bonus, consulting, termination, severance, change of control and indemnification agreements;

      o for a period of six months after the merger, Penn National will provide all individuals who are employees of Hollywood at the time of the merger and whose employment will continue following the merger with compensation and benefits that are substantially similar, in the aggregate, to those in effect for such employees immediately prior to the merger; and

      o if any takeover statute is or may become applicable to the merger, each party shall take actions so that the merger may be consummated as promptly as practicable on the terms contemplated in the merger agreement and to otherwise act to eliminate or minimize the effects of any takeover statute on the merger.

      Hollywood has also agreed not to, and not to permit its subsidiaries to, nor authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of Hollywood or any of its subsidiaries to, directly or indirectly initiate, solicit or encourage any inquiries, offers or proposals that constitute, or may reasonably be expected to lead to an acquisition proposal.

      An "acquisition proposal" is defined in the merger agreement as an inquiry, offer or proposal regarding any of the following:

      o any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;

      o any sale, lease, exchange, mortgage, transfer or other disposition of assets representing 20% or more of the assets of Hollywood and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; or

      o any sale of shares of capital stock representing, individually or in the aggregate, 20% or more of the outstanding voting power of Hollywood including by way of tender offer or exchange offer.

      Nothing, however, will prevent Hollywood or its board of directors from, prior to either obtaining the vote of the Hollywood stockholders at the special meeting or at any time after February 28, 2003:

      o terminating the merger agreement and implementing an unsolicited acquisition proposal that the Hollywood board of directors determines in good faith is reasonably likely to be consummated and believes, after consultation with its financial advisor and after taking into account all legal, financial, regulatory and other material aspects of the acquisition proposal, would, if consummated, result in a transaction more favorable to Hollywood's stockholders than the merger (such a transaction being referred to as a "superior proposal"); or

      o furnishing non-public information to or entering into discussions or negotiations with any person or entity in connection with an unsolicited, bona fide acquisition proposal if the Hollywood board of directors determines in good faith, after consultation with its financial advisors, that such proposal, if accepted, constitutes or is likely to lead to a superior proposal.

      Hollywood will notify Penn National of any acquisition proposal (including a description of the material terms and conditions of the proposal and the person making it) or request for non-public information about Hollywood as promptly as practicable, but no later than twenty-four hours of the receipt of such proposal or request. Hollywood has also agreed to terminate any existing activities, discussions or negotiations with any parties conducted before the merger agreement in respect of any possible acquisition proposal.

      Subject to some exceptions, Hollywood's board of directors will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Penn National, its approval or recommendation of the merger agreement or the merger except in connection with a superior proposal and then only upon termination of the merger agreement.

TERMINATION

Termination by either Hollywood or Penn National

      The merger agreement may be terminated, and the merger abandoned, at any time prior to the merger by mutual written consent of Hollywood and Penn National or by either Hollywood or Penn National if:

      o the merger is not consummated by May 4, 2003; provided, however, that if either party reasonably determines in good faith that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any governmental entity, then the termination date may be extended by either party to a date not beyond August 7, 2003;

      o the approval of the stockholders of Hollywood at the special meeting is not obtained;

      o any law permanently restraining, enjoining or otherwise prohibiting the consummation of the merger shall become final and non-appealable; or

      o any governmental entity shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions in the merger agreement, and such denial of a request to issue such order, decree or ruling or to take such other action shall have been final and non-appealable (or is not reasonably likely to be issued or taken by August 7, 2003);

provided, however, that the right of either party to terminate the merger agreement shall not be available to a party that has materially breached its obligations under the merger agreement that has contributed to the occurrence of the failure of the merger to be consummated.

Termination by Hollywood

      The merger agreement may be terminated, and the merger abandoned, at any time prior to the merger by Hollywood if:

      o prior to obtaining the required vote of Hollywood stockholders at the special meeting or at any time after February 28, 2003, Hollywood's board of directors approves and Hollywood concurrently enters into a binding written agreement concerning a superior proposal and Hollywood notifies Penn National in writing that it intends to enter into such an agreement, provided that Hollywood is not in breach of its obligations set forth above with respect to acquisition proposals;

      o there is a breach by Penn National or P Acquisition of any representation, warranty, covenant or agreement contained in the merger agreement that cannot be cured and would cause the closing conditions to be incapable of being satisfied; or

      o the commitment for the merger financing expires or is terminated or if Penn National fails to timely deliver a certificate, at the request of Hollywood beginning September 30, 2002 for quarterly periods and beginning February 28, 2003 for monthly periods, stating that the commitment is in full force and effect and that, after inquiry of the financing lenders, Penn National does not know of any facts that would reasonably be expected to materially impair, materially delay or prevent the consummation of the merger financing; provided that Penn National shall have ten days to obtain an extension of the commitment or secure new financing should Hollywood give notice of termination for this reason.

Termination by Penn National

      The merger agreement may be terminated, and the merger abandoned, at any time prior to the merger by Penn National if:

      o     Hollywood enters into a binding agreement for a superior proposal;

      o there is a breach by Hollywood of any representation, warranty, covenant or agreement contained in the merger agreement that cannot be cured and would cause the closing conditions to be incapable of being satisfied; or

      o     there is an occurrence of a material adverse effect on Hollywood.

Effect of Termination

      If the merger agreement is terminated by Hollywood or Penn National in connection with a superior proposal, then Hollywood shall pay Penn National a termination fee of $15.0 million to $27.5 million (depending on the amount of the increase in the value per share to be received by Hollywood stockholders in such superior proposal) on the earlier of one year from the date of termination or the date such superior proposal is consummated. For the first $2.70 of additional consideration per share (that is from $12.75 per share to $15.45 per share), the termination fee increases from the $15.0 million base by approximately $225,000 for every $0.10 per share of additional consideration. The termination fee continues to increase for superior proposals offering consideration higher than $15.45 per share by approximately $138,000 for every $0.10 per share of additional consideration until the maximum fee of $27.5 million is reached (which occurs at $20.15 per share).

      If the merger agreement is terminated by either party because of a breach of a representation, warranty, covenant or agreement of the other as described above, the terminating party will be entitled to reimbursement of its documented expenses incurred in connection with the merger agreement, not to exceed $3,500,000 in the aggregate, from the breaching party.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Subject to some limitations, Penn National has agreed to indemnify the present and former directors and officers of Hollywood and its subsidiaries after the merger against all losses, expenses, claims, damages or liabilities or amounts paid in settlement arising out of acts or omissions of such director or officer of Hollywood to the fullest extent permitted under applicable law and provide and maintain insurance coverage for such purposes.

AMENDMENT

      The merger agreement may be amended at any time in writing signed by all parties before or after approval of the merger by Hollywood stockholders at the special meeting but, after such approval, no amendment shall be made which will require additional approval of Hollywood stockholders under any applicable law without such approval.

EXTENSION AND WAIVER

      At any time before the merger, each party to the merger agreement may extend the time for performance of any obligation or act of another party, waive any inaccuracies in the representations and warranties or waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

                             STOCKHOLDER AGREEMENTS

      The following description is a summary of the material provisions of the stockholder agreements and is not complete. A form of the stockholder agreements is attached to this proxy statement as Annex B. Please read the form of stockholder agreement in its entirety.

GENERAL

      In response to a condition imposed by Penn National, Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt, Edward T. Pratt III and other Pratt family members, for themselves and on behalf of general partnerships and trusts controlled by them, entered into stockholder agreements with Hollywood and Penn National on August 7, 2002. The Pratt stockholders have agreed, among other things, to vote all the shares of Hollywood stock controlled by them in favor of the merger. As of September 24, 2002, the Pratt stockholders collectively control an aggregate of 13,150,388 shares of Hollywood common stock, representing approximately 51.12% of the total outstanding shares entitled to vote at the meeting. As a result, the vote required to approve and adopt the merger agreement and the merger at the special meeting is assured.

VOTING AND PROXIES

      The stockholder agreements provide that, unless the merger agreement is terminated, the Pratt stockholders shall, in person or by proxy, vote the shares of Hollywood stock held by them in favor of the merger agreement and the merger at any meeting of Hollywood stockholders (or at any adjournment thereof or pursuant to action by written consent) called to approve and adopt the merger. The Pratt stockholders have also agreed in the stockholder agreements, subject to approval from any applicable gaming authorities, that in the event any Pratt stockholder does not vote in favor of the merger and against certain actions listed in his stockholder agreement that would impede or delay the merger, to irrevocably appoint Penn National or its designees as that Pratt stockholder's proxy to vote in favor of the merger and against the actions that would impede or delay the merger.

PROHIBITED ACTIONS

      Each Pratt stockholder has also agreed not to enter into any other voting arrangement or grant a proxy or power of attorney with respect to Hollywood stock held by them or to take any other action that would be inconsistent with their obligations under the stockholder agreement, including any action that would prevent or materially delay the consummation of the merger. In addition, except for limited exceptions, each Pratt stockholder has agreed not to sell, assign, encumber or otherwise dispose of shares held by them during the term of the stockholder agreement. Finally, each Pratt stockholder has agreed not to exercise statutory appraisal rights in connection with the merger.

STAY OF LITIGATION; RELEASES

      In February 2002, Hollywood filed an action in state court in Dallas County, Texas alleging that Jack E. Pratt, Sr., a director and stockholder of Hollywood, breached his fiduciary duties to the Hollywood stockholders by using Hollywood funds and property for personal reasons and concealing his and his immediate family's interests in entities doing business with Hollywood. The action seeks multiple remedies in this lawsuit, including restitution for such improper actions, as well as a declaratory judgement that Hollywood be relieved of any further financial obligations under Mr. Pratt's employment agreement with Hollywood. As of June 30, 2002, the total of such obligations to Mr. Pratt amounted to $3,392,595. This lawsuit may also affect the ability of Mr. Pratt to exercise stock options previously granted to him. Mr. Pratt and other defendants have made counterclaims against Hollywood and some of its officers as part of the litigation.

      In addition to the above action, Hollywood also filed a lawsuit in February 2002 in U.S. District Court in Texas against a number of individuals and their affiliates, including Jack E. Pratt, Sr. and William D. Pratt, two of Hollywood's directors and stockholders, alleging violations of the federal securities laws. These allegations include the failure to properly report that the defendants and their affiliates have been acting in concert as a group in connection with a planned proxy contest at the next Hollywood annual stockholders' meeting and that some affiliates have acquired common stock of Hollywood while in possession of material non-public information regarding Hollywood. Hollywood seeks multiple remedies, including requiring the defendants to truthfully and accurately report their activities, as well as seeking an order to enjoin the defendants from further purchases of stock and from voting their shares of stock.

      As part of the stockholder agreements entered into with Jack E. Pratt, Sr., William D. Pratt, Edward T. Pratt, Jr. and Edward T. Pratt III, claims among Hollywood and the stockholders who are also defendants in the lawsuits will be stayed while the merger agreement remains in effect and fully released if, and when, the merger between Hollywood and Penn National is consummated. Officers of Hollywood who were made party to these lawsuits by counterclaims and directors of Hollywood will also be fully released if, and when, the merger is consummated. In addition, during the term of his stockholder agreement, Jack E. Pratt, Sr. can exercise some of his stock options that are the subject of the lawsuits.

CERTAIN PAYMENTS

      At December 31, 2001, Hollywood estimated and recorded an accrual for all remaining obligations to Jack E. Pratt, Sr., William D. Pratt and Edward T. Pratt, Jr., former executive officers and current directors of Hollywood, under their employment and consulting agreements. The assumptions made in determining the amount of the accrual were reviewed during the second quarter of 2002 and an adjustment in the amount of $709,000 was credited as executive compensation adjustment on Hollywood's consolidated statements of operations to reduce the remaining estimated obligation to $7,060,000 at June 30, 2002. As part of the stockholder agreements entered into with such individuals, these former executive officers agreed to settle their outstanding obligations under the employment and consulting agreements at closing of the merger for the amount reflected on Hollywood's consolidated financial statements at June 30, 2002, less any subsequent payments received under their employment and consulting agreements.

                                RIGHTS AGREEMENT

      In connection with the execution of the merger agreement, on August 7, 2002, Hollywood amended the rights agreement dated as of May 7, 1993 by and between Hollywood and Continental Stock Transfer & Trust Company, to provide that none of (i) the approval, execution or delivery of the merger agreement,
(ii) the approval of the merger and the merger agreement by the stockholders of Hollywood or (iii) the consummation of all of the transactions contemplated by the merger agreement, will cause the rights under the rights agreement to become exercisable. In addition, the amendment to the rights agreement provides that holders of rights must exercise their rights immediately prior the effective time of the merger.

                                MERGER FINANCING

      The following description is only a summary of the material provisions of the merger financing set forth in a Commitment Letter, dated August 5, 2002, addressed to Penn National and is not complete. The Commitment Letter is attached to this proxy statement as Annex D.

GENERAL

      In connection with the merger, Penn National will effect a financing to, among other things, pay the merger consideration to Hollywood stockholders and option holders and to redeem and tender a portion of Hollywood's outstanding indebtedness. Pursuant to a Commitment Letter dated as of August 5, 2002, affiliates of Bear Stearns and Merrill Lynch have agreed to form a syndicate to lend to Penn National the amounts necessary to complete the financing, subject to customary terms and conditions (some of which are described below). While the financing is not assured at this time, as of the date of this proxy statement, Penn National did not know of any facts that would reasonably be expected to materially impair, materially delay or prevent the consummation of the merger financing.

MERGER CONSIDERATION

      Hollywood currently expects that approximately $347.1 million will be required to pay the aggregate consideration to Hollywood stockholders and option holders by Penn National in connection with the merger (assuming no Hollywood stockholders exercise appraisal rights). Hollywood anticipates that a substantial portion, if not all, of this consideration will be provided from the proceeds of the merger financing. Assuming that the financing is consummated, Penn National will have sufficient funds available to it to make the cash payment of the merger consideration to the Hollywood stockholders and option holders.

PAYMENT OF HOLLYWOOD DEBT

      On the closing date of the merger and with the proceeds from the merger financing, Penn National will:

      o redeem Hollywood's $50.0 million aggregate principal amount of outstanding floating rate senior secured notes due May 1, 2006; and

      o discharge or defease Hollywood's $310.0 million aggregate principal amount of 11.25% senior secured notes due May 1, 2007; or consummate a cash tender offer for not less than 85% of the 2007 notes and obtain consents to eliminate all significant covenants contained in the indenture covering the 2007 notes and modify the indenture to permit Penn National's new credit facilities to be secured by the same collateral securing the 2007 notes on an equal and ratable basis.

      Based on the arrangements set forth in the commitment letter, Penn National currently expects that approximately $378.4 million will be required for Penn National to make the above redemptions and payments. Hollywood anticipates that a substantial portion, if not all, of this amount will be provided from the proceeds of the financing. Assuming that the financing is consummated, Penn National will have sufficient funds available to it to make these redemptions and payments.

      Under the commitment letter, Penn National may also make a change of control tender offer under the terms of the indentures governing the first mortgage notes and senior secured notes of Hollywood's Shreveport subsidiary at a price of 101% of the principal amount of the notes plus accrued and unpaid interest. If all of such notes are tendered, approximately $190.9 million will be required to complete it. Penn National anticipates that a substantial portion, if not all, of this amount will be provided from the proceeds of the financing. Assuming that the financing is consummated, Penn National will have sufficient funds available to it to make the tender offer.

THE FINANCING

      To effect the financing, Penn National expects to enter into senior secured credit facilities, consisting of term loans and a revolving loan, in the aggregate amount of up to $1.0 billion with affiliates of Bear Stearns and Merrill Lynch and other to-be-named syndicate lenders. In addition to paying the merger consideration and redeeming or repaying Hollywood indebtedness as described above, Penn National will use these funds (together with cash on hand at Hollywood) for general working capital, to retire the Shreveport debt as described above (if necessary), to refinance some Hollywood capital leases (if desired), to refinance existing Penn National borrowings, to pay pension and severance costs in connection with the merger and to pay other transaction fees and expenses related to the merger and merger financing.

CONDITIONS TO THE FINANCING

      In addition to the payment of the merger consideration, the redemption and payments made with respect to the Hollywood indebtedness and the satisfaction of the conditions contained in the merger agreement, the consummation of the financing is subject to many conditions, including the following:

      o there not having occurred or becoming known any material adverse change or any condition or event that could reasonably be expected to result in a material adverse change in Penn National or Hollywood (excluding, however, changes in the Illinois gaming tax laws enacted in June 2002, the existence of the Louisiana investigation described below under the heading "Regulatory Approvals--Louisiana" and the lawsuits described above under the heading "Stockholder Agreements--Stay of Litigation");

      o there not having occurred and be continuing any loan syndication, banking or capital market conditions that would materially and adversely effect the lenders' ability to syndicate Penn National's new senior secured credit facilities;

      o Penn National and Hollywood not taking any actions that shall have disrupted or interfered with the syndication of Penn National's new senior secured credit facilities;

      o the receipt by the lenders of quarterly financial statements of Penn National and Hollywood within 45 days of the end of each fiscal quarter and monthly financial statements of Penn National and Hollywood within 30 days of the end of each month;

      o Penn National not being in default of the terms of its engagement and fee agreements with Bear Stearns and Merrill Lynch;

      o the receipt by the lenders of documentation supporting the solvency of Penn National and other borrowing parties after giving effect to the merger and the merger financing; and

      o the receipt by the lenders of satisfactory evidence regarding leverage ratio compliance after giving effect to the merger and the merger financing.

TERMINATION OF THE FINANCING

      The commitments for the merger financing may be terminated by Bear Stearns and Merrill Lynch:

      o should they become aware or discover new information or developments concerning conditions or events previously disclosed to them that is materially and adversely inconsistent with the projections or information previously provided by Hollywood and Penn National;

      o should any event or condition occur or become known that has had or could reasonably be expected to have a material adverse effect on Penn National or Hollywood (excluding, however, changes in the Illinois gaming tax laws enacted in June 2002, the existence of the Louisiana investigation described below under the heading "Regulatory Approvals--Louisiana" and the lawsuits described above under the heading "Stockholder Agreements--Stay of Litigation");

      o 45 days after receipt by Penn National of all requisite regulatory approvals for consummating the merger if the financing has still not been consummated (but in any event no later than July 31, 2003); or

      o upon the termination or abandonment of the merger agreement in accordance with its terms.

                              REGULATORY APPROVALS

FEDERAL

      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder, some merger transactions, including this merger, may not be consummated unless information has been furnished to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and applicable waiting periods have expired. Hollywood and Penn National have filed notification reports with the United States Department of Justice and the Federal Trade Commission and the waiting periods for approval have expired.

ILLINOIS

      The Illinois Riverboat Gambling Act regulates the facilities, persons, associations and practices related to gambling operations pursuant to the police powers of the State of Illinois, including comprehensive law enforcement supervision. The Illinois Act grants the Illinois Gaming Board specific powers and duties, and all other powers necessary and proper to fully and effectively execute the Illinois Act for the purpose of administering, regulating and enforcing the system of riverboat gambling. The Illinois Gaming Board's jurisdiction extends to every person, association, corporation, partnership and trust involved in riverboat gambling operations in the State of Illinois.

      The Illinois Act requires the owner of a riverboat gaming operation to hold an owner's license issued by the Illinois Gaming Board. The Illinois Gaming Board also requires that officers, directors and employees of a gaming operation be licensed. All licensed persons and entities must maintain their suitability for licensure and have a continuing duty to disclose any material changes in status or information provided to the Illinois Gaming Board.

      The Illinois Gaming Board will require a business entity or personal disclosure form and approval as a key person for any business entity or individual with an ownership interest or voting rights of more than 5% in a licensee, the trustee of any trust holding such ownership interest or voting rights, the directors of the licensee and its chief executive officer, president and chief operating officer, as well as any other individual or entities deemed by the Illinois Gaming Board to hold a position or a level of ownership, control or influence that is material to the regulatory concerns and obligations of the Illinois Gaming Board. Each key person must file, on an annual basis, a disclosure affidavit, updated personal and background information, and updated tax and financial information. Key persons are required to promptly disclose to the Illinois Gaming Board any material changes in status or information previously provided to the Illinois Gaming Board and to maintain their suitability as key persons. In order for the Illinois Gaming Board to identify potential key persons, each holder of an owner's license is required to file a table of organization, ownership and control with the Illinois Gaming Board to identify the individuals or entities that through direct or indirect means manage, own or control the interests and assets of the applicant or licensee. Based upon findings from an investigation into the character, reputation, experience, associations, business probity and financial integrity of a key person, the Illinois Gaming Board may enter an order upon the licensee to require economic disassociation of a key person. Each licensee is required to provide a means for the economic disassociation of a key person in the event such disassociation is required.

      An ownership interest in the holder of an owner's license, or in a business entity that has an interest in the holder of an owner's license, may only be transferred with the approval of the Illinois Gaming Board. The person or entity applying for transfer of the ownership interest must complete a Personal Disclosure Form 1 or a Business Entity Form, and the Illinois Gaming Board will conduct an investigation to determine the suitability of the person or entity seeking the transfer. Any person or entity who or which, individually or in association with others, acquires directly or indirectly, beneficial ownership of more than 5% of any class of voting or non-voting with conversion rights securities in a publicly traded corporation which holds an ownership interest in the holder of an owner's license must submit a Personal Disclosure Form 1 or a Business Entity Form, and the Illinois Gaming Board will conduct an investigation to determine the suitability of the person or entity seeking the transfer.

      A subsidiary of Hollywood is the holder of an owner's license in Illinois and, therefore, the merger is subject to approvals of the Illinois Gaming Board. As of the date of this proxy statement, the necessary Illinois Gaming Board approvals have not been granted.

MISSISSIPPI

      The ownership and operation of casino gaming facilities in Mississippi are subject to extensive state and local regulations including the Mississippi Gaming Control Act, regulations promulgated pursuant thereto by the Mississippi Gaming Commission and the Mississippi State Tax Commission. Mississippi's gaming operations are subject to the licensing and regulatory control of the Mississippi Gaming Commission and various federal, state, county and municipal regulatory agencies.

      The Mississippi Act requires that the directors, officers and certain key employees who are actively and directly engaged in the administration or supervision of gaming in Mississippi, or persons who have any other significant involvement with the gaming activities of a Mississippi gaming licensee, must be found suitable therefor and may be required to be licensed by the Mississippi Gaming Commission. The finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation, the costs and fees for which are to be paid by the applicant. An application for a finding of suitability and or licensing may be denied for any cause deemed reasonable by the Mississippi Gaming Commission. There can be no assurance that a person who is subject to a finding of suitability will be found suitable by the Mississippi Gaming Commission. If the Mississippi Gaming Commission were to find a director, officer or key employee unsuitable for licensing or unsuitable to continue having a relationship with a Mississippi gaming licensee, such gaming licensee would have to suspend, dismiss and sever all relationships with such person or lose its license. A Mississippi gaming licensee would have similar obligations with regard to any person who refuses to file appropriate applications.

      At any time, the Mississippi Gaming Commission has the power to investigate and to require a finding of suitability of any record or beneficial stockholders of a publicly traded corporation registered with the Mississippi Gaming Commission, regardless of the percentage of ownership. Mississippi law requires any person who acquires more than 5% of the voting securities of a publicly traded corporation registered with the Mississippi Gaming Commission to report the acquisition to the Mississippi Gaming Commission, and that person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than 10% of the voting securities of such a company, as reported to the Mississippi Gaming Commission, must apply for a finding of suitability by the Mississippi Gaming Commission. An applicant for a finding of suitability must pay the cost and fees that the Mississippi Gaming Commission incurs in conducting the investigation. The Mississippi Gaming Commission has generally exercised its discretion to require a finding of suitability of any beneficial owner of more than 5% of a registered public or private company's voting securities. However, the Mississippi Gaming Commission has adopted a policy that may permit institutional investors to own beneficially up to 10% and, under certain circumstances, up to 15% of a registered public or private company's voting securities without a finding of suitability. If a stockholder who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners.

      In addition, under the Mississippi Gaming Control Act, the Mississippi Gaming Commission may in its discretion require holders of debt securities of registered corporations to file applications, to investigate the holders, and require the holders to be found suitable to hold the debt securities. Although the Mississippi Gaming Commission generally does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Gaming Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Gaming Commission in connection with the investigation.

      Changes in control of a public gaming company licensed in Mississippi directly or indirectly through merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover, and certain recapitalizations and stock purchases by or of a public gaming company, cannot occur without the prior approval of the Mississippi Gaming Commission. Entities seeking to acquire control of a registered corporation must satisfy the Mississippi Gaming Commission in a variety of stringent standards prior to assuming control of such registered corporation. The Mississippi Gaming Commission may also require controlling shareholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

      The Alcoholic Beverage Control Division of the Mississippi State Tax Commission licenses, controls and regulates the sale of alcoholic beverages by a Mississippi casino licensee. The Alcoholic Beverage Control Division requires that the key officers and managers of the casino licensee and all owners of more than 5% of the company's equity submit detailed personal, and in some instances, financial information to the Alcoholic Beverage Control Division and be investigated and licensed. The Alcoholic Beverage Control Division has the full power to limit, condition, suspend or revoke any license for the service of alcoholic beverages or to place a licensee on probation with or without conditions.

      A subsidiary of Hollywood is licensed in Mississippi and, therefore, the merger is subject to approvals of the Mississippi Gaming Commission. As of the date of this proxy statement, the necessary Mississippi Gaming Commission approvals have not been granted.

LOUISIANA

      The ownership and operation of a riverboat gaming vessel is subject to the Louisiana Riverboat Economic Development and Gaming Control Act. As of May 1, 1996, gaming activities are regulated by the Louisiana Gaming Control Board. The Louisiana Gaming Control Board is responsible for issuing gaming licenses and enforcing the laws, rules and regulations relative to riverboat gaming activities.

      The laws and regulations of Louisiana seek to:

      o prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity;

      o establish and maintain responsible accounting practices and procedures;

      o maintain effective control over the financial practices of licensees, including establishing procedures for reliable record keeping and making periodic reports to the Louisiana Gaming Control Board;

      o     prevent cheating and fraudulent practices;

      o     provide a source of state and local revenues through fees; and

      o ensure that gaming licensees, to the extent practicable, employ and contract with Louisiana residents, women and minorities.

      Any person who has or controls directly or indirectly 5% or more ownership, income, profit or economic interest in a casino, or who receives 5% or more revenue interest in the form of a commission, finder's fee, loan repayment, or any other business expense related to a Louisiana gaming licensee, or who has the ability, in the opinion of the Louisiana Gaming Control Board, to exercise a significant influence over a Louisiana gaming licensee, must meet all suitability requirements under the Louisiana Act. A gaming license is deemed to be a privilege under Louisiana law and as such may be denied, revoked, suspended, conditioned or limited at any time by the Louisiana Gaming Control Board. In issuing a license, an applicant must demonstrate by clear and convincing evidence that he is a person of good character, honesty and integrity; that the applicant is a person whose prior activities, criminal record, if any, reputation, habits and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices, methods, and activities in the conduct of gaming or the carrying on of business and financial arrangements incidental thereto; and is capable of and likely to conduct the activities for which the applicant is licensed under the provisions of the Louisiana Act.

      Section 2501 of the regulations enacted by the Louisiana State Police Riverboat Gaming Division pursuant to the Louisiana Act requires prior written approval by the Louisiana Gaming Control Board of all persons involved in the sale, purchase, assignment, lease, grant or foreclosure of a security interest, hypothecation, transfer, conveyance or acquisition of an ownership interest (other than a corporation) or economic interest of 5% or more in any licensee. A subsidiary of Hollywood is licensed in Louisiana and, therefore, the Merger is subject to approvals of the Louisiana Gaming Control Board. As of the date of this proxy statement, the necessary Louisiana Gaming Control Board approvals have not been granted.

      Section 2523 of the regulations enacted by Louisiana State Police Riverboat Gaming Division pursuant to the Louisiana Act requires notification to and prior approval from the Louisiana Gaming Control Board of (1) the application for, receipt, acceptance or modification of a loan, (2) the use of any cash, property, credit, loan or line of credit, or (3) the guarantee or granting of other forms of security for a loan by a licensee or person acting on a licensee's behalf. Exceptions to prior written approval include, without limitation, any transaction for less than $2.5 million in which all of the lending institutions are federally regulated, any transaction modifying the terms of an existing, previously approved loan transaction, or any transaction involving publicly registered debt and other securities sold pursuant to a firm underwriting agreement. The failure of a licensee to comply with the requirements set forth above may result in the suspension or revocation of that licensee's gaming license. Additionally, if the Louisiana Gaming Control Board finds that the individual owner or holder of a security of a corporate licensee or intermediary company or any person with an economic interest in a licensee is not qualified under the Louisiana Act, the Louisiana Gaming Control Board may require, under penalty of suspension or revocation of the license, that the person not receive dividends or interest on securities of the corporation; exercise directly or indirectly a right conferred by securities of the corporation; receive remuneration or economic benefit from the licensee; or continue in an ownership or economic interest in the licensee.

      Hollywood has been notified that the Louisiana State Police, Casino Gaming Division has set a hearing on October 1, 2002 regarding testimony of a third party given in a court proceeding which may be in conflict with testimony provided by Jack E. Pratt, Sr. a current director of Hollywood, to representatives of the Casino Gaming Division. While statutory authority provides that a hearing officer at such a hearing may impose a penalty on Hollywood's Shreveport operating entity and/or suspend, revoke or restrict its license, at this time management has insufficient information to make a determination as to the likely result of such hearing. Hollywood intends to aggressively pursue a final resolution of this matter.

WEST VIRGINIA

      The ownership and operation of Penn National's PNGI Charles Town Gaming Limited Liability Company is subject to extensive West Virginia state laws and regulations, including the State Lottery Act, the Racetrack Video Lottery Act and the Limited Video Lottery Act. Pursuant to these laws and regulations,

Charles Town will not be permitted to guarantee the merger financing, or to pledge its assets to secure the merger financing (which are conditions to the merger financing) without the prior approval of both the West Virginia Lottery Commission and the West Virginia Racing Commission. As of the date of this proxy statement, the necessary approvals of the West Virginia Racing Commission and the West Virginia Lottery Commission have not been granted. Although the financing of the merger requires the approval of the West Virginia Racing Commission and the West Virginia Lottery Commission, neither the West Virginia Racing Commission nor the West Virginia Lottery Commission will be required to approve the merger or the merger agreement or the transactions contemplated thereby because the merger does not involve the transfer of any assets or operations located in the State of West Virginia.

                                APPRAISAL RIGHTS

      If the merger is consummated, holders of shares of Hollywood's common stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, provided that they comply with the conditions established by
Section 262.

      Section 262 is reprinted in its entirety as Annex E to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex E. This discussion and Annex E should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the statutory procedures will result in the loss of appraisal rights.

      A record holder of shares of Hollywood's common stock who does not vote in favor of the merger agreement, who makes the demand described below with respect to such shares in a timely fashion, who continuously is the record holder of such shares through the effective time of the merger and who otherwise complies with the statutory requirements of Section 262 will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his, her or its shares of Hollywood's common stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Hollywood's common stock" are to the record holder or holders of shares of Hollywood's common stock. Except as set forth herein, stockholders of Hollywood will not be entitled to appraisal rights in connection with the merger.

      Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, not less than 20 days prior to the meeting Hollywood must notify each of the holders of its stock who is entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes that notice to you, and a copy of Section 262 is attached to this proxy statement as Annex E.

      Holders of shares of Hollywood's common stock who desire to exercise their appraisal rights must not vote in favor of the merger and must deliver a separate written demand for appraisal to Hollywood prior to the vote by the stockholders of Hollywood on the merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Hollywood of the identity of the stockholder of record and that the stockholder intends to demand appraisal of his or her shares. A proxy or vote against the merger will not by itself constitute that demand. The written demand for appraisal must be in addition to and separate from any proxy or vote. Any stockholder making such a demand must thereafter continue to hold his or her shares of record until the effective time of the merger to be eligible for appraisal rights. Within ten days after the effective time of the merger, Hollywood must provide notice of the effective time to all stockholders who have complied with Section 262.

      A stockholder who elects to exercise appraisal rights should mail or deliver a written demand to Hollywood's secretary at Hollywood Casino Corporation, Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240.

      A person having a beneficial interest in shares of Hollywood's common stock that are held of record in the name of another person, such as broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized in this proxy statement properly and in a timely manner to perfect appraisal rights. If the shares of Hollywood's common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as trustee, guardian or custodian), depositary or other nominee, the demand for appraisal must be executed by or for the record depositary, or other nominee, or for the record owner. If the shares of Hollywood's common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Hollywood's common stock through a broker who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

      A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Hollywood's common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Hollywood's common stock outstanding in the name of the record owner.

      Within 120 days after the effective time of the merger, either Hollywood or any stockholder who has complied with the provisions of Section 262 may file a petition in the Delaware Court, with a copy served on Hollywood in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all stockholders who have properly demanded appraisal rights. There is no present intent on the part of Hollywood to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that Hollywood will file a petition for appraisal. Accordingly, holders of Hollywood's common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner set forth in Section 262. Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled, upon written request, to receive from Hollywood a statement setting forth the aggregate number of shares of Hollywood's common stock not voted in favor of the merger agreement and with respect to which demands for appraisal were received by Hollywood and the number of holders of the shares. This statement must be mailed within 10 days after the written request has been received by Hollywood or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

      If a petition for an appraisal is timely filed, at the hearing on the petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with this requirement, the Delaware Court may dismiss the proceedings as to that stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Hollywood's common stock owned by stockholders who have perfected their appraisal rights, determining the fair value of their shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

      Although Hollywood believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, Hollywood does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of
Section 262, the "fair value" of a share of Hollywood's common stock is less than the merger consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that this exclusion is a "narrow exclusion [that] does not encompass known elements of value," but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

      The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a stockholder party to the appraisal proceeding, the Delaware Court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

      Any holder of shares of Hollywood's common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to the demand or to receive payment of dividends or other distributions on the shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

      At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw a demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder may withdraw the demand only with the consent of Hollywood. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, stockholders' rights to appraisal will cease, and all holders of shares of Hollywood's common stock will be entitled to receive the consideration offered pursuant to the merger agreement. Because Hollywood has no obligation to file a petition for appraisal, and has no present intention to do so, any holder of shares of Hollywood's common stock who desires a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw his or her demand for appraisal by delivering to Hollywood a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except that
(a) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of Hollywood and (b) no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and approval may be conditioned upon any terms the Delaware Court deems just.

                 BENEFICIAL OWNERSHIP OF HOLLYWOOD COMMON STOCK

      Stockholders of record as of the close of business on __________, 2002 will be entitled to one vote for each share of Hollywood common stock then held. As of that date, Hollywood had _____ shares of common stock issued and outstanding. The following table sets forth information regarding the share ownership of each beneficial owner (other than the directors) of more than 5% of the outstanding Hollywood common stock, of each beneficial owner who is also a director or officer of Hollywood and of all directors and officers of Hollywood as a group.

                                                      Shares of Hollywood                   Percentage of Hollywood
Beneficial Owner                              Common Stock Beneficially Owned (a)           common stock outstanding
----------------                              -----------------------------------           ------------------------
Par Investment Partners, L.P.                            2,450,000 (c)                                9.5%
One Financial Center, Suite 1600
Boston, Massachusetts 02111
Edward T. Pratt III                                    3,245,007 (b) (d)                             12.3%
Paul C. Yates                                               281,600                                   1.1%
Jack E. Pratt                                          8,407,997 (b) (e)                             31.9%
Edward T. Pratt, Jr.                                     1,092,544 (b)                                4.2%
William D. Pratt                                        884,370 (b) (f)                               3.4%
Theodore H. Strauss                                       128,500 (g)                                  *
James A. Colquitt                                         42,500 (g)                                   *
Oliver B. Revell III                                      30,500 (g)                                   *
All directors and officers as a group (13               14,236,628 (h)                               52.4%
individuals)


----------------------------
*    Less than 1%


      (a) Except as otherwise described, each individual has the sole power to vote and dispose of the Hollywood common stock beneficially owned by him.

      (b) All shares controlled by Edward T. Pratt III, Jack E. Pratt, Edward T. Pratt, Jr. and William D. Pratt are subject to stockholder agreements with Hollywood and Penn National.

      (c) Beneficial ownership of Par Investment Partners, L.P. is based on the
Schedule 13F filed by Par on August 14, 2002.

      (d) Beneficial ownership is attributable to 1,438,812 shares (5.6%) of the outstanding Hollywood common stock owned of record by siblings of Edward T. Pratt III, which are subject to a proxy giving him the right to vote such shares and which prohibit the transfer of such shares without his approval. This also includes options to purchase 640,000 shares of Hollywood common stock exercisable within 60 days under the 1996 Long-Term Incentive Plan.

      (e) Beneficial ownership is attributable to the following: (1) C. A. Pratt Partners, Ltd., a Texas limited partnership of which Jack E. Pratt is the General Partner, owns 1,642,001 shares (6.4%) of the outstanding Hollywood common stock, (2) the MEP Family Partnership and the CLP Family Partnership, both Texas general partnerships for which Jack E. Pratt is the Managing General Partner, own 14,000 and 7,000 shares, respectively, less than 1% of the outstanding Hollywood common stock, (3) adult children of Jack E. Pratt and certain family trusts own 959,383 shares (3.7%) of the outstanding Hollywood common stock which are subject to a proxy giving him the right to vote such shares and which prohibit the transfer of such shares without his approval and
(4) Jack E. Pratt holds 975,136 shares (3.8%) of the outstanding Hollywood common stock as custodian for his minor children. This also includes options to purchase 650,000 shares of Hollywood common stock exercisable within 60 days under the 1996 Long-Term Incentive Plan.

      (f) Beneficial ownership is attributable to the following: (1) an adult child of William D. Pratt owns 275,544 shares (1.1%) of the outstanding Hollywood common stock, which are subject to a proxy giving him the right to vote such shares and which prohibit the transfer of such shares without his approval, (2) the WDP Jr. Family Trust, for which William D. Pratt is the Managing Trustee, owns 190,544 shares, less than 1% of the outstanding Hollywood common stock and (3) WDP Family, Ltd., a family limited partnership, owns 400,582 shares (1.6%) of the outstanding Hollywood common stock, which are subject to a voting trust agreement giving William D. Pratt or his successor voting power. This also includes options to purchase 4,500 shares of Hollywood common stock exercisable within 60 days under the 1996 Long-Term Incentive Plan.

      (g) Includes 10,000 shares, 32,500 shares and 25,000 shares of Hollywood common stock for Messrs. Strauss, Colquitt and Revell, respectively, subject to options exercisable within 60 days of September 24, 2002 under the 1996 Non-Employee Director Stock Plan.

      (h) Includes 1,449,000 shares of Hollywood common stock subject to options exercisable within 60 days.

                              BUSINESS OF HOLLYWOOD

WHERE YOU CAN FIND MORE INFORMATION ABOUT HOLLYWOOD

      Hollywood (File No. 1-15193) files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by Hollywood at the Securities and Exchange Commission's public reference room, at 450 Fifth Street, N.W., Washington, D.C., as well as at public reference rooms in New York, New York, and Chicago, Illinois. Please call (800) SEC-0330 for further information on the public reference rooms. Hollywood's filings are also available to the public from commercial document retrieval services and at the internet web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

      Hollywood has supplied all information contained or incorporated by reference in this proxy statement relating to Hollywood and Penn National has supplied all information relating to Penn National or P Acquisition.

                            BUSINESS OF PENN NATIONAL

INCORPORATION BY REFERENCE TO OTHER DOCUMENTS

      As allowed by the rules of the Securities and Exchange Commission, this proxy statement does not contain all of the information you can find in this proxy statement or the exhibits to this proxy statement. Specifically, the Securities and Exchange Commission allows Penn National to "incorporate by reference" information into this proxy statement, which means that Penn National can disclose important information to you by referring you to another document filed separately by it with the Securities and Exchange Commission. The information incorporated in this proxy statement by reference is deemed to be part of this proxy statement, except for any information superseded by information included in this proxy statement. This proxy statement incorporates by reference the documents set forth below that have previously been filed with the Securities and Exchange Commission. These documents contain important information about Penn National and its finances. Although these documents are not presented in this proxy statement or delivered with it, they are available to any person, including any beneficial owner, to whom this proxy statement is being delivered, and will be sent by first class mail at no charge, upon written or telephonic request directed to Hollywood at Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240, Attention: Walter E. Evans at (972) 392-7777.

                             DOCUMENT FILED                                      DATE FILED
   -----------------------------------------------------------------    ---------------------------
   Annual Report on Form 10-K for Fiscal Year ended December            Filed on March 29, 2002
     31, 2001 ......................................................

   Quarterly Reports on Form 10-Q for three months ended March          Filed on May 15, 2002 and
     31, 2002 and June 30, 2002.....................................    August 14, 2002

   Current Reports on Form 8-K......................................    Filed on February 5, 2002,
                                                                        February 8, 2002, February
                                                                        20, 2002, April 4, 2002 and
                                                                        August 9, 2002
   Sections of Annual Meeting Proxy Statement on Schedule 14A
     under headings "Election of Directors," "Directors
     Compensation," "Executive Compensation" and "Compensation
     Committee Report on Executive Compensation"....................    Filed on April 17, 2002


      Penn National is also incorporating by reference any additional documents that Penn National may file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this proxy statement and the date of the special meeting of Hollywood stockholders.

WHERE YOU CAN FIND MORE INFORMATION ABOUT PENN NATIONAL

      Penn National Gaming, Inc. (File No. 0-24206) files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by Penn National at the Securities and Exchange Commission's public reference room, at 450 Fifth Street, N.W., Washington, D.C., as well as at public reference rooms in New York, New York, and Chicago, Illinois. Please call (800) SEC-0330 for further information on the public reference rooms. Penn National's filings are also available to the public from commercial document retrieval services and at the internet web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

      Penn National has supplied all information contained or incorporated by reference in this proxy statement relating to Penn National and P Acquisition and Hollywood has supplied all information relating to Hollywood.

                              STOCKHOLDER PROPOSALS

      If the merger is not consummated prior to the next annual meeting of Hollywood's stockholders, stockholders may present proposals for inclusion in Hollywood's proxy statement and consideration at the annual meeting by submitting any stockholder proposals to Hollywood in a timely manner. In order to be included for the next annual meeting, stockholder proposals must be received by Hollywood at a reasonable time before Hollywood begins to print and mail its proxy materials and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

                                                                       ANNEX A


================================================================================



                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF AUGUST 7, 2002

                                      AMONG

                          HOLLYWOOD CASINO CORPORATION,

                           PENN NATIONAL GAMING, INC.

                                       AND

                               P ACQUISITION CORP.




================================================================================

                                  ANNEX A - III

Article I       THE MERGER1

                     SECTION 1.1          The Merger..............................................................1

                     SECTION 1.2          Effective Time..........................................................1

                     SECTION 1.3          Closing of the Merger...................................................1

                     SECTION 1.4          Effects of the Merger...................................................1

                     SECTION 1.5          Certificate of Incorporation and Bylaws.................................1

                     SECTION 1.6          Directors...............................................................1

                     SECTION 1.7          Officers................................................................1

Article II      CONVERSION OF SHARES..............................................................................2

                     SECTION 2.1          Conversion of Shares....................................................2

                     SECTION 2.2          Stock Options...........................................................2

                     SECTION 2.3          Exchange Fund...........................................................2

                     SECTION 2.4          Exchange Procedures.....................................................3

                     SECTION 2.5          No Further Ownership Rights in Company Common Stock.....................3

                     SECTION 2.6          Termination of Exchange Fund............................................3

                     SECTION 2.7          No Liability............................................................3

                     SECTION 2.8          Investment of the Exchange Fund.........................................3

                     SECTION 2.9          Lost Certificates.......................................................3

                     SECTION 2.10         Withholding Rights......................................................3

                     SECTION 2.11         Stock Transfer Books....................................................3

Article III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................4

                     SECTION 3.1          Organization and Qualification; Subsidiaries............................4

                     SECTION 3.2          Capitalization of the Company and Its Subsidiaries......................4

                     SECTION 3.3          Authority Relative to This Agreement; Consents and Approvals............5

                     SECTION 3.4          SEC Reports; Financial Statements.......................................5

                     SECTION 3.5          No Undisclosed Liabilities..............................................6

                     SECTION 3.6          Absence of Changes......................................................6

                     SECTION 3.7          Consents and Approvals; No Violations...................................6

                     SECTION 3.8          No Default..............................................................6

                     SECTION 3.9          Real Property...........................................................7

                     SECTION 3.10         Litigation..............................................................7

                     SECTION 3.11         Compliance with Applicable Law..........................................7

                     SECTION 3.12         Employee Plans..........................................................7

                     SECTION 3.13         Labor Matters...........................................................9

                     SECTION 3.14         Environmental Matters...................................................9

                     SECTION 3.15         Tax Matters............................................................10

                     SECTION 3.16         Material Contracts.....................................................11

                     SECTION 3.17         Insurance..............................................................11


                                  Annex A - i

                     SECTION 3.18         Intellectual Property..................................................11

                     SECTION 3.19         Opinion of Financial Advisor...........................................12

                     SECTION 3.20         Brokers................................................................12

                     SECTION 3.21         Takeover Statutes......................................................12

                     SECTION 3.22         Amendment to the Company Rights Agreement..............................12

                     SECTION 3.23         Noncompetition Agreements..............................................13

                     SECTION 3.24         Completeness of Disclosure.............................................13

Article IV      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........................................13

                     SECTION 4.1          Organization...........................................................13

                     SECTION 4.2          Authority Relative to This Agreement...................................13

                     SECTION 4.3          SEC Reports; Financial Statements......................................13

                     SECTION 4.4          No Undisclosed Liabilities.............................................14

                     SECTION 4.5          Absence of Changes.....................................................14

                     SECTION 4.6          Consents and Approvals; No Violations..................................14

                     SECTION 4.7          Litigation.............................................................14

                     SECTION 4.8          Compliance with Applicable Law.........................................15

                     SECTION 4.9          No Prior Activities....................................................15

                     SECTION 4.10         Brokers................................................................15

                     SECTION 4.11         Financing..............................................................15

                     SECTION 4.12         No Ownership of Securities.............................................15

                     SECTION 4.13         Completeness of Disclosure.............................................15

Article V       COVENANTS RELATED TO CONDUCT OF BUSINESS.........................................................15

                     SECTION 5.1          Conduct of Business of the Company.....................................15

                     SECTION 5.2          Other Actions..........................................................17

                     SECTION 5.3          Access to Information..................................................17

Article VI      ADDITIONAL AGREEMENTS............................................................................18

                     SECTION 6.1          Stockholder Meeting....................................................18

                     SECTION 6.2          Preparation of the Proxy Statement.....................................18

                     SECTION 6.3          Company Information Supplied...........................................18

                     SECTION 6.4          Parent and Merger Sub Information Supplied.............................18

                     SECTION 6.5          Efforts; Cooperation...................................................19

                     SECTION 6.6          Acquisition Proposals..................................................20

                     SECTION 6.7          Public Announcements...................................................21

                     SECTION 6.8          Indemnification; Directors' and Officers' Insurance....................21

                     SECTION 6.9          Notification of Certain Matters........................................22

                     SECTION 6.10         Employee Matters.......................................................22

                     SECTION 6.11         SEC Filings............................................................22

                     SECTION 6.12         Fees and Expenses......................................................23

                     SECTION 6.13         Obligations of Merger Sub..............................................23


                                  Annex A - ii

                     SECTION 6.14         Stock Delisting........................................................23

                     SECTION 6.15         Antitakeover Statutes..................................................23

                     SECTION 6.16         Control of the Company's Operations....................................23

                     SECTION 6.17         Financing..............................................................23

Article VII     CONDITIONS TO CONSUMMATION OF THE MERGER.........................................................23

                     SECTION 7.1          Conditions to Each Party's Obligations to Effect the Merger............23

                     SECTION 7.2          Conditions to the Obligations of Parent and Merger Sub.................24

                     SECTION 7.3          Conditions to the Obligations of the Company...........................24

Article VIII    TERMINATION; AMENDMENT; WAIVER...................................................................25

                     SECTION 8.1          Termination by Mutual Agreement........................................25

                     SECTION 8.2          Termination by Either Parent or the Company............................25

                     SECTION 8.3          Termination by the Company.............................................25

                     SECTION 8.4          Termination by Parent..................................................26

                     SECTION 8.5          Effect of Termination and Abandonment..................................26

                     SECTION 8.6          Termination Amount and Expenses........................................26

                     SECTION 8.7          Amendment..............................................................27

                     SECTION 8.8          Extension; Waiver......................................................27

Article IX      MISCELLANEOUS....................................................................................27

                     SECTION 9.1          Nonsurvival of Representations and Warranties..........................27

                     SECTION 9.2          Entire Agreement; Assignment...........................................27

                     SECTION 9.3          Notices................................................................27

                     SECTION 9.4          Governing Law; Consent to Jurisdiction.................................28

                     SECTION 9.5          Descriptive Headings...................................................28

                     SECTION 9.6          Parties in Interest....................................................28

                     SECTION 9.7          Severability...........................................................29

                     SECTION 9.8          Specific Performance...................................................29

                     SECTION 9.9          Counterparts...........................................................29

                     SECTION 9.10         Interpretation.........................................................29

                     SECTION 9.11         Definitions............................................................29





                                  Annex A - iii

                            GLOSSARY OF DEFINED TERMS

Defined Terms                                            Defined on Page

Acquiring Person................................................13
Acquisition Proposal............................................20
Act..............................................................5
Agreement........................................................1
Antitrust Law...................................................19
Assumed Employees...............................................22
Audit Date.......................................................6
Bear............................................................15
Certificate of Merger............................................1
Certificates.....................................................3
Claim............................................................7
Class A Preferred Shares.........................................4
Class B Shares...................................................4
Closing..........................................................1
Closing Date.....................................................1
Code............................................................29
Commitment Letter...............................................15
Company..........................................................1
Company Board....................................................5
Company Common Stock.............................................2
Company Disclosure Schedule......................................4
Company Financial Advisor.......................................12
Company Option Plans.............................................2
Company Permits..................................................7
Company Requisite Vote...........................................5
Company Rights Agreement........................................13
Company SEC Reports..............................................5
Company Securities...............................................5
Company Stock Option.............................................2
Company Stockholder Meeting.....................................18
Confidentiality Agreement.......................................18
Contracts........................................................6
Covered Transactions............................................12
Delaware Court..................................................28
DGCL.............................................................1
Dissenting Shares................................................2
Distribution Date...............................................13
Effective Time...................................................1
Employee Benefit Plan............................................8
Employee Benefit Plans...........................................8
Environmental Law................................................9
Environmental Permits............................................9
Environmental Reports...........................................10
ERISA............................................................7
ERISA Affiliate..................................................8
Exchange Act.....................................................5
Exchange Agent...................................................3
Exchange Fund....................................................3
Expenses........................................................23
Expiration Date.................................................13
Foreign Sub......................................................4
GAAP.............................................................5
Gaming Authority................................................29
Gaming Law.......................................................6


                                  Annex A - iv

Governmental Entity..............................................6
Hazardous Materials..............................................9
HSR Act..........................................................6
Indemnified Parties.............................................21
Indemnified Party...............................................21
Intellectual Property...........................................11
IRS..............................................................8
know............................................................30
knowledge.......................................................30
Law..............................................................6
Lease...........................................................30
Lien.............................................................5
Material Adverse Effect.........................................30
Material Contracts..............................................11
Merger...........................................................1
Merger Consideration.............................................2
Merger Sub.......................................................1
Merrill.........................................................15
Multiemployer Plan...............................................8
Nasdaq..........................................................14
Parent...........................................................1
Parent Board....................................................13
Parent Disclosure Schedule......................................13
Parent Permits..................................................15
Parent SEC Reports..............................................14
Permitted Exceptions............................................30
person..........................................................30
Proxy Statement.................................................18
real property...................................................30
Real Property Leases.............................................7
Release..........................................................9
Rights..........................................................13
SEC..............................................................5
Section 262......................................................2
Series A Junior Preferred Shares.................................4
Series Preferred Shares..........................................4
Share............................................................2
Shreveport......................................................16
Stock Acquisition Date..........................................13
Stockholder Agreements...........................................1
subsidiary......................................................30
Superior Proposal...............................................31
Surviving Corporation............................................1
Takeover Statutes...............................................12
Tax.............................................................10
Tax Returns.....................................................10
Termination Amount..............................................26
Termination Date................................................25
Termination Payment Date........................................26
Triggering Event................................................13


                                  Annex A - v

                          AGREEMENT AND PLAN OF MERGER


                     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of August 7, 2002 is among HOLLYWOOD CASINO CORPORATION, a Delaware corporation (the "COMPANY"), PENN NATIONAL GAMING, INC., a Pennsylvania corporation ("PARENT"), and P ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB").

                     WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, resolved to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, their respective stockholders; and

                     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and certain stockholders of the Company are executing and delivering one or more Stockholder Agreements, dated as of the date hereof, in a form agreed to by such parties (the "STOCKHOLDER AGREEMENTS") pursuant to which such stockholders are, among other things, covenanting to vote in favor of the adoption of and otherwise to support this Agreement.

                     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

                     SECTION 1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Merger Sub shall cease.

                     SECTION 1.2 Effective Time. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or other appropriate documents (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

                     SECTION 1.3 Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, or at such other time, date or place as agreed to in writing by the parties hereto.

                     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                     SECTION 1.5 Certificate of Incorporation and Bylaws. The certificate of incorporation of Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation, except that
Article I of the certificate of incorporation of the Surviving Corporation shall read "The name of the corporation is "Hollywood Casino Corporation"" until amended in accordance with applicable Law. The bylaws of the Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

                     SECTION 1.6 Directors. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.



                                  Annex A - 1

                     SECTION 1.7 Officers. The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II

                              CONVERSION OF SHARES

                     SECTION 2.1 Conversion of Shares. (a) At the Effective Time, each outstanding share of the common stock, par value $0.01 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                     (b) At the Effective Time, each share of Class A common stock, par value $0.0001 per share, of the Company including the associated Rights ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (individually, a "SHARE" and collectively, the "SHARES") (other than (i) Shares held by the Company, (ii) Shares held by Parent, Merger Sub or any other subsidiary of Parent and (iii) any Dissenting Shares) shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder thereof, be converted into and be exchangeable for the right to receive $12.75, without interest, in cash (the "MERGER CONSIDERATION"). At the Effective Time, the Shares will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing such Share immediately prior to the Effective Time will cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with
Section 2.4.

                     (c) At the Effective Time, each Share held by Parent, Merger Sub, any other subsidiary of Parent, or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder thereof, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

                     (d) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock (the "DISSENTING SHARES") issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("SECTION 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(b), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by
Section 262, then the right of such holder to be paid the fair value of such holder's Dissenting Shares under Section 262 shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in
Section 2.1(b). The Company shall give Parent (i) prompt notice of any written demands to assert dissenters' rights that are received by the Company with respect to Shares and (ii) the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to or settle any such demands.

                     SECTION 2.2 Stock Options. As soon as practicable following the date of this Agreement, Parent and the Company (or, if appropriate, any committee of the Company Board administering the Company's 1996 Non-Employee Director Stock Plan or 1996 Long-Term Incentive Plan (collectively, the "COMPANY OPTION PLANS")) shall take such action as may be required to effect the following provisions of this Section 2.2. As of the Effective Time each option to purchase Shares pursuant to the Company Option Plans (each a "COMPANY STOCK OPTION") which is then outstanding and has not been exercised shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder thereof, be converted into and exchangeable for the right to receive an amount equal to the Merger Consideration in cash, less an amount equal to (a) the exercise price for such Company Stock Option plus (b) any applicable tax withholding amounts. Notwithstanding the preceding sentence, any Company Stock Option with respect to which the applicable exercise price is greater than or equal to the Merger Consideration shall be fully exercisable prior to the Effective Time in accordance with the terms of the Company Option Plans, and any such Company Stock Option that is not exercised prior to the Effective Time shall be cancelled as of the Effective Time. The Surviving Corporation shall pay the cash consideration to be paid for the Company Stock Options, via check, as promptly as practicable but, in any event, within ten (10) business days after the Effective Time.


                                  Annex A - 2

                     SECTION 2.3 Exchange Fund. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, the cash payable pursuant to Section 2.1(b) in exchange for outstanding Shares. The cash deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

                     SECTION 2.4 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") (a) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify; and (b) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable upon the surrender of the Certificates. If payment is made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall (i) pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the surrendered Certificate or (ii) establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                     SECTION 2.5 No Further Ownership Rights in Company Common Stock. All cash paid upon conversion of the Shares in accordance with the terms of Article I and this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares.

                     SECTION 2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for one year after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1(b) and
Section 2.4. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares five (5) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become subject to the abandoned property Law of any Governmental Entity) shall, to the extent permitted by Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

                     SECTION 2.7 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                     SECTION 2.8 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

                     SECTION 2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in the form reasonably required by the Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby.

                     SECTION 2.10 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or Parent, as the case may be, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding were made by the Surviving Corporation or Parent, as the case may be.

                                  Annex A - 3

                     SECTION 2.11 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                     Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

                     SECTION 3.1 Organization and Qualification; Subsidiaries.
(a) The Company and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed by the Company to be conducted. For purposes of this Section 3.1, the concept of good standing applies to any of the Foreign Subs only to the extent that such concept is recognized and exists under the Laws of the jurisdiction of incorporation or organization of such Foreign Sub.

                     (b) Section 3.1 of the Company Disclosure Schedule sets forth a list of all subsidiaries of the Company. Except as listed in Section 3.1 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

                     (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. None of the Company's subsidiaries located in Argentina or Mexico (collectively, the "FOREIGN SUBS"), has any assets valued, individually or in the aggregate, at more than $25,000, and none of the Foreign Subs has conducted any business to date.

                     (d) The Company has heretofore made available or delivered to Parent accurate and complete copies of the certificate of incorporation and bylaws (or other similar governing instruments), as currently in effect, of the Company and each of its subsidiaries.

                     SECTION 3.2 Capitalization of the Company and Its Subsidiaries. (a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Company Common Stock, of which 25,477,625 shares were issued and outstanding and 117,831 shares of which are held in the Company's treasury, each as of the close of business on June 30, 2002; (ii) 10,000,000 shares of Class B common stock, par value $0.0001 per share (the "CLASS B SHARES"), of which no Class B Shares are issued and outstanding; (iii) 15,000 shares of Class A cumulative preferred stock, par value $0.01 per share (the "CLASS A PREFERRED SHARES"), of which no Class A Preferred Shares are issued and outstanding; (iv) 15,000,000 shares of Series preferred stock, par value $0.01 per share (the "SERIES PREFERRED SHARES"), of which no Series Preferred Shares are issued and outstanding; and (v) 1,000,000 shares of Series A junior participating preferred stock, par value $0.01 per share (the "SERIES A JUNIOR PREFERRED SHARES"), of which no Series A Junior Preferred Shares are issued and outstanding. All of the issued and outstanding Shares have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of June 30, 2002, 2,180,040 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plans. Since March 31, 2002, (a) no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date, (b) no Company Stock Options have been granted and (c) other than in connection with the cashless exercise of any Company Stock Options, there has been no declaration or payment of any dividend or other distribution and no repurchase of shares of capital stock of the Company. Except as set forth above, as of the date hereof, there are outstanding
(i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company;
(iii) except for the Company Rights Agreement, no options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "COMPANY


                                  Annex A - 4

SECURITIES"). Other than in connection with the cashless exercise of any Company Stock Options, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party relating to the voting of any shares of capital stock of the Company. Section 3.2(a) of the Company Disclosure Schedule sets forth information regarding the current exercise price, date of grant and number granted of Company Stock Options for each holder thereof. Following the Effective Time, no holder of Company Stock Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of the Company Stock Options.

                     (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien, other than Permitted Exceptions, or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN" means any mortgage, lien, claim, pledge, option, charge, right of first refusal, agreement, limitation on the Company's or any subsidiary of the Company's voting rights, security interest or other encumbrance of any kind or nature whatsoever. Except as set forth in
Section 3.2(b) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of the Company's subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of the Company that is not wholly owned by the Company or to or in any other person.

                     SECTION 3.3 Authority Relative to This Agreement; Consents and Approvals. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger and this Agreement, the Company Requisite Vote). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                     (b) The Board of Directors of the Company (the "COMPANY BOARD") has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and has taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved (i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Company and its stockholders; and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (voting as a single class) as of the record date for the Company (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

                     SECTION 3.4 SEC Reports; Financial Statements. The Company and each of its subsidiaries that files forms, reports and documents with the Securities and Exchange Commission (the "SEC") have filed all required forms, statements, reports and documents with the SEC since the later of January 1, 1999 or the date on which any such filing obligation arose (collectively, the "COMPANY SEC REPORTS"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or both, as the case may be, each as in effect on the dates such Company SEC Reports were filed. Except as set forth in Section 3.4 of the Company Disclosure Schedule or as and to the extent amended, modified, restated or revised in any subsequent Company SEC Report filed prior to the date of this Agreement, none of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its subsidiaries, including all related notes and schedules, contained in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (on a consolidated basis, if applicable) (i) the financial position of the Company or its subsidiary providing the financial statements, as applicable, as of the dates thereof, and (ii) its results of operations, cash flows and changes


                                  Annex A - 5
in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since December 31, 2001 (the "AUDIT DATE"), there has not been any material change, or any application or request for any material change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                     SECTION 3.5 No Undisclosed Liabilities. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement or as set forth in Section 3.5 of the Company Disclosure Schedule, none of the Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, whether or not required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company or any of its subsidiaries (in each case including the notes thereto), which have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.5 of the Company Disclosure Schedule, there are no related-party transactions or off-balance sheet structures or transactions with respect to the Company or any of its subsidiaries that would be required to be reported or set forth therein pursuant to the Exchange Act or the rules promulgated by the SEC thereunder.

                     SECTION 3.6 Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.6 of the Company Disclosure Schedule, since the Audit Date, the business of the Company and each of its three principal casino operating subsidiaries has been carried on only in the ordinary and usual course consistent with past practice, and none of the Company or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which do or which would reasonably be expected to have, and there have been no events, changes or effects with respect to the Company or its subsidiaries which do or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.7 Consents and Approvals; No Violations. (a) Except for such filings, permits, authorizations, consents and approvals as may be required by or under, and other applicable requirements of, the Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the American Stock Exchange, any Gaming Authority, such filings, permits, authorizations, consents and approvals relating or applicable to Parent or any of its subsidiaries and not the Company or any of its subsidiaries, the filing and recordation of the Certificate of Merger as required by the DGCL or as otherwise set forth in Sections 3.7(a) or (b) to the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority, including any Gaming Authority (a "GOVERNMENTAL ENTITY"), is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not and would not reasonably be expected to, individually or in the aggregate, (i) materially impair, materially delay, or prevent the performance of this Agreement or the Merger, or
(ii) materially impair the ability of the Surviving Corporation and its subsidiaries to conduct their respective businesses in a substantially similar manner as conducted by the Company and the Company's subsidiaries prior to the Effective Time.

                     (b) Except as set forth in Section 3.7(b) to the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien (other than Permitted Exceptions)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (collectively, "CONTRACTS") to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any Law (including any Gaming Law) applicable to the Company or any of its subsidiaries or any of their respective properties or assets or any Company Permit, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.8 No Default. Neither the Company nor any of its subsidiaries are in violation of any term of (a) its certificate of incorporation, bylaws or other organizational documents, (b) any Contract or (c) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity including any Gaming Law ("LAW") applicable to the Company or any of its subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to (i) have, individually or in the aggregate, a Material Adverse Effect on the


                                  Annex A - 6

Company or (ii) prevent or materially delay the performance of this Agreement by the Company.

                     SECTION 3.9 Real Property. (a) Section 3.9(a) of the Company Disclosure Schedule sets forth all of the material real property owned in fee by the Company and its subsidiaries. Each of the Company and its subsidiaries has good and marketable title to each parcel of real property owned by it, free and clear of all Liens, other than Permitted Exceptions.

                     (b) Section 3.9(b) of the Company Disclosure Schedule sets forth all material leases, subleases and other agreements (the "REAL PROPERTY LEASES") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiary that is a party thereto, as the case may be, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. All rents and other sums and charges payable by the Company and its subsidiaries as tenants under the Real Property Leases are materially current and no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it, free and clear of all Liens, other than Permitted Exceptions.

                     (c) No party to any Real Property Lease has given written notice to the Company or any of its subsidiaries of or made a claim against the Company or any of its subsidiaries with respect to, any breach or default thereunder, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.10 Litigation. Except as disclosed in Section
3.10 of the Company Disclosure Schedule or any of the Company SEC Reports filed after January 1, 2002 but prior to the date of this Agreement, there is no claim, action, proceeding or known investigation (collectively, "CLAIM") pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets, including by or before any Governmental Entity, which (a) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed in Section 3.10 of the Company Disclosure Schedule or any of the Company SEC Reports filed after January 1, 2002 but prior to the date of this Agreement, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.11 Compliance with Applicable Law. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Section 3.11 of the Company Disclosure Schedule, the Company and its subsidiaries and each of their respective "key persons" (as defined under applicable Gaming Law) are in compliance with the terms of the Company Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The businesses of the Company and its subsidiaries are not being conducted in violation of any Law applicable to the Company or its subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Section 3.11 of the Company Disclosure Schedule, to the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than those which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.12 Employee Plans. (a) Section 3.12(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all material "employee benefit plans," as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), all material employment, severance, individual consulting, individual compensation or similar agreements, and all material bonus, profit sharing or other incentive compensation, executive compensation, stock option or other stock-related rights, deferred compensation, stock purchase, vacation pay, salary continuation, hospitalization, medical or other health benefits, life insurance or other insurance coverage, workers' compensation, supplemental unemployment benefits, retirement benefit, retiree welfare benefit coverage, scholarship or other educational assistance, or similar agreements (in each case, whether


                                  Annex A - 7
written or unwritten) for which the Company or any ERISA Affiliate has any obligation or liability (contingent or otherwise) with respect to any current or former employee of the Company or any of its subsidiaries (each an "EMPLOYEE BENEFIT PLAN" and collectively, the "EMPLOYEE BENEFIT PLANS"). For purposes of this Agreement, "ERISA AFFILIATE" means any Person that, together with the Company, would be treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner. Except as set forth on Section 3.12(a) of the Company Disclosure Schedule, none of the Employee Benefit Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("MULTIEMPLOYER PLAN"), or is or has been subject to Sections 4063 or 4064 of ERISA ("MULTIPLE EMPLOYER PLANS"), and neither the Company nor any ERISA Affiliate contributes to or has any liability under any Multiemployer Plan.

                     (b) True, correct and complete copies of the following documents, to the extent such documents are applicable with respect to each of the Employee Benefit Plans (other than a Multiemployer Plan) have been made available or delivered to Parent by the Company: (i) any plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and schedules thereto; (iii) the most recent Internal Revenue Service ("IRS") determination letter; (iv) the most recent financial statements and actuarial valuations prepared for such Employee Benefit Plans, if applicable; and (v) the most recent summary plan descriptions.

                     (c) To the knowledge of the Company, except as disclosed in
Section 3.12(c) of the Company Disclosure Schedule: (i) all material payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement or pursuant to Law have been made by the due date thereof (including any valid extension); (ii) the Company and its ERISA Affiliates have timely performed in all material respects all obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Benefit Plans, have been administered in compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the Company's knowledge, threatened with respect to any Employee Benefit Plan; and (v) the Company and its ERISA Affiliates have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise Tax or civil penalty.

                     (d) Except as set forth in Section 3.12(d) of the Company Disclosure Statement:

         (i) None of the Employee Benefit Plans is subject to Title IV of ERISA. Neither the Company nor any ERISA Affiliate has any liability under Title IV of ERISA.

         (ii) Neither the Company nor any ERISA Affiliate or any organization to which the Company or any ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the last five years which might be alleged to come within the meaning of Section 4069 of ERISA.

                     (e) To the knowledge of the Company, each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so "qualified" and the trusts maintained pursuant thereto are exempt from federal income taxation under
Section 501 of the Code, and the Company knows of no fact which would adversely affect the qualified status of any such Employee Benefit Plan or the exemption of such trust in each case, in a manner that would result in a material liability to the Company or any ERISA Affiliate.

                     (f) Except as set forth in Section 3.12(f) of the Company Disclosure Schedule or as required by other applicable Law, none of the Employee Benefit Plans provide for continuing retiree health, retiree medical or retiree life insurance coverage for any participant or any beneficiary of a participant.

                     (g) Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, no stock or other security issued by the Company forms or has formed a material part of the assets of any Employee Benefit Plan.

                     (h) Except as contemplated by this Agreement or disclosed in Section 3.12(h) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will by itself or in combination with any other event: (i) result in any bonus, retirement, severance or other payment becoming due, or increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such material benefits or (iv) result in any job security or similar benefit or increased such benefit.

                     (i) If the Effective Time occurs after December 31, 2002, except as provided in the written materials provided to Parent on or about August 5, 2002, to the Company's knowledge, other than de minimis amounts, there would be no amounts payable under any contract, plan or arrangement (written or


                                  Annex A - 8
otherwise) covering any employee or former employee of the Company or any of its ERISA Affiliates that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

                     (j) The Company and its ERISA Affiliates do not maintain, sponsor or have any liability (contingent or otherwise) with respect to any Employee Benefit Plan outside the United States.

                     SECTION 3.13 Labor Matters. (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all labor or collective bargaining agreements to which the Company or any subsidiary is party, and except as set forth therein, there are no other labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries. The Company has made available or delivered to Parent true and complete copies of the labor or collective bargaining agreements listed in Section 3.14 of the Company Disclosure Schedule, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

                     (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, no employees of the Company or any of its subsidiaries are represented by any labor organization; no labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification; and, to the Company's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, to the Company's knowledge, there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its subsidiaries.

                     (c) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, there are no material unfair labor practice charges alleging any violation of Section 8 of the National Labor Relations Act, as amended, 29 U.S.C. Section 158, pending or threatened in writing by or on behalf of any employee or group of employees of the Company or any of its subsidiaries.

                     (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, there are no complaints, charges or claims against the Company or any of its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries other than any such complaints, charges or claims which are not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (e) The Company and each of its subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes other than any such non-compliance which does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.14 Environmental Matters. (a) For purposes of this Section 3.14, "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign Law (including common Law), statute, code, rule, regulation, ordinance, or other legal requirement relating to the protection of occupational health or safety or the environment, including natural resources and the protection thereof. For purposes of this Section 3.14, "HAZARDOUS MATERIALS" means any chemicals, materials, substances or wastes in any amount or concentration which are defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances" or "contaminants" or words of similar import, under any Environmental Law, including petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls. For purposes of this Section 3.14, "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration of a Hazardous Material into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata).

                     (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, (i) the Company and its subsidiaries have obtained and will, as of the Closing, possess all permits, authorizations, consents and approvals required by Environmental Laws for the continued operation of their respective businesses (collectively, "ENVIRONMENTAL PERMITS"), except where the failure to obtain or possess such Environmental Permits would not reasonably be expected to have a Material Adverse Effect on the Company; (ii) the operations of the Company and its subsidiaries have been and are in compliance with all Environmental Laws and Environmental Permits, except for noncompliance that would not reasonably be expected to have a Material Adverse Effect on the Company; (iii) there are no Claims pending or, to the knowledge of the Company,


                                  Annex A - 9
threatened against the Company or any of its subsidiaries alleging the violation of or non-compliance with Environmental Laws, except for Claims which if adversely decided would not reasonably be expected to have a Material Adverse Effect on the Company; and (iv) to the knowledge of the Company, no Releases of Hazardous Materials have occurred at, from, in, to, on, or under any property currently or formerly owned, operated or leased by the Company or any of its subsidiaries at levels that would reasonably be expected to require investigation, remediation, monitoring or other similar response or remedial actions under Environmental Laws; (v) to the knowledge of the Company, there are no underground storage tanks, active or abandoned or operated or leased by the Company or any of its subsidiaries; (vi) there are no polychlorinated biphenyl-containing equipment or fixtures (excluding lighting fixtures) owned by the Company or any of its subsidiaries, or friable asbestos containing material at any property currently owned, the presence of which would reasonably be expected to result in the Company and its subsidiaries incurring material liabilities under Environmental Laws to address; (vii) neither the Company nor any of its subsidiaries has transported or arranged for the treatment, storage, handling, disposal of any Hazardous Material to any off-site location that has or could result in a Claim under or relating to any Environmental Law against the Company or any of its subsidiaries, except for Claims which, if adversely decided, would not reasonably be expected to have a Material Adverse Effect on the Company; and (viii) no facts, circumstances or conditions exist, including without limitation the presence of Hazardous Materials at, in, on or migrating to or from any property currently or formerly owned, operated or leased by the Company or any of its subsidiaries, that would reasonably be expected to result in the Company or its subsidiaries incurring liability under Environmental Laws, which liability would reasonably be expected to have a Material Adverse Effect on the Company.

                     (c) The Company has provided or otherwise made available to Parent copies of all environmental assessments, audits, investigations, analyses, and other such environmental, health or safety reports relating to the Company or its subsidiaries or any real property currently or formerly owned, operated or leased by the Company or its subsidiaries ("ENVIRONMENTAL REPORTS") that are in the possession, custody or control of the Company or its subsidiaries or, to the knowledge of the Company, their respective agents or their representatives.

                     SECTION 3.15 Tax Matters. Except as set forth in Section
3.15 of the Company Disclosure Schedule:

                     (a) The Company and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its subsidiaries is or has been a member, have timely filed all federal income Tax Returns and all other Tax Returns required to be filed by them, after giving effect to all extensions permitted by applicable Law. All such Tax Returns are complete and correct in all material respects. The Company and each of its subsidiaries have paid (or the Company has paid on its subsidiaries' behalf) all Taxes due for the periods covered by such Tax Returns. The most recent consolidated financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements, other than for any Taxes the amount or validity of which are being contested or disputed in good faith or for which the applicable amount has not been assessed or determined by the appropriate taxing authority. There are no Liens for Taxes (other than Taxes not yet due and payable and Permitted Exceptions) upon any of the assets of the Company or any of its subsidiaries. For purposes of this Agreement, "TAX" or "TAXES" shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, gaming, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real property and other property and estimated Taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign). "TAX RETURNS" shall mean any material report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

                     (b) No material deficiencies or claims for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by the relevant taxing authority during any pending audit or examination or otherwise.

                     (c) None of the Company or any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).


                                  Annex A - 10

                     (d) Since January 1, 1999, neither the Company nor any of its subsidiaries has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

                     SECTION 3.16 Material Contracts.

                     (a) Section 3.16(a) of the Company Disclosure Schedule sets forth a list of all Material Contracts. The Company has heretofore made available to Parent true, correct and complete copies of all written Contracts (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are either filed (including through incorporation by reference) as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of either the Company or Hollywood Casino Shreveport, a Louisiana general partnership and Shreveport Capital Corporation, a Louisiana corporation, or otherwise that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of the Company and its subsidiaries taken as a whole, all: (i) employment, severance, personal services, consulting, non-competition or indemnification contracts (including, without limitation, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of the Company or any of its subsidiaries (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1999; (v) contracts or agreements with any Governmental Entity; (vi) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred;
(vii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business; (viii) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company or Shreveport with the SEC on the date hereof; and (ix) commitments and agreements to enter into any of the foregoing (collectively, the "MATERIAL CONTRACTS").

                     (b) Each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles). There is no default under any Material Contract so listed either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's knowledge, any other party, in any such case in which such default or event does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (c) No party to any such Material Contract has given written notice to the Company of or made a Claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.17 Insurance. Section 3.17 of the Company Disclosure Schedule sets forth a list of all material insurance policies (including information on the premiums payable in connection therewith, the scope and amount of the coverage provided thereunder and, for each of the last three (3) years, all loss reserves and/or loss runs relating to such policies) maintained by the Company or any of its subsidiaries, which policies have been issued by insurers that, to the Company's knowledge, are reputable and financially sound, and provide coverage for the operations conducted by the Company and its subsidiaries of a scope and coverage consistent with customary industry practice.

                     SECTION 3.18 Intellectual Property.

                     (a) For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all (i) trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, logos, certification rights, and service marks, including all goodwill associated with all of the foregoing, and all applications, registrations and renewals in connection with all of the foregoing, in any jurisdiction; (ii) inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), and all patents, patent rights, applications for patents (including, without limitation, divisions, continuations, continuations-in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) trade secrets, know-how, confidential information, and other proprietary rights and information; (iv) copyrights and works of authorship, whether copyrightable or not, and all applications, registrations and renewals in connection therewith, in any jurisdiction; (v) mask works and all applications, registrations and renewals in connection therewith, in any jurisdiction; (vi) Internet domain


                                  Annex A - 11
names; (vii) databases; and (viii) other similar intellectual property or proprietary rights. All Intellectual Property owned by the Company or its subsidiaries, necessary for the conduct of their businesses on the date hereof and registered with any Governmental Entity, and each material license to use any Intellectual Property necessary for the conduct of their businesses on the date hereof, except for computer software licenses that are commercially available, is listed in Section 3.18(a) of the Company Disclosure Schedule.

                     (b) The Company and its subsidiaries own or possess adequate licenses or other valid rights to use (in each case, free and clear of any Liens (other than Permitted Exceptions)) all material Intellectual Property used in connection with the business of the Company and its subsidiaries as currently conducted or as reasonably contemplated to be conducted.

                     (c) To the Company's knowledge, the use by the Company of any Intellectual Property owned by the Company and its subsidiaries does not infringe upon or otherwise violate the rights of any person other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (d) The use by the Company of any Intellectual Property claimed to be owned by any other person is in accordance with any applicable license granted by such person (or any person authorized by such person) pursuant to which the Company or any of its subsidiaries acquired the right to use such Intellectual Property other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (e) To the Company's knowledge, no person is challenging, infringing upon or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (f) Neither the Company nor any of its subsidiaries has received any written notice of any assertion or claim, pending or not, with respect to any Intellectual Property used by the Company or its subsidiaries other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (g) To the Company's knowledge, no Intellectual Property owned by and/or licensed to the Company or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (h) Except as set forth in Section 3.18(h) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has made any material claim of a violation or infringement by others of its Intellectual Property or, to the Company's knowledge, has a basis to make any such material claim in the future.

                     SECTION 3.19 Opinion of Financial Advisor. Goldman, Sachs & Co. (the "COMPANY FINANCIAL ADVISOR") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view.

                     SECTION 3.20 Brokers. No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates. The Company has made available to Parent true and correct copies of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or any other transactions contemplated by this Agreement.

                     SECTION 3.21 Takeover Statutes. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby (the "COVERED TRANSACTIONS") are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover Laws and regulations of any state (collectively, "TAKEOVER STATUTES"), including, without limitation,
Section 203 of the DGCL, or any antitakeover provision in the Company's certificate of incorporation and bylaws. The provisions of Section 203 of the DGCL do not apply to the Covered Transactions.


                                  Annex A - 12

                     SECTION 3.22 Amendment to the Company Rights Agreement. The Company Board has taken all necessary action (including any amendment thereof) under the Rights Agreement, dated as of May 7, 1993, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "COMPANY RIGHTS AGREEMENT"), so that (a) none of the execution or delivery of this Agreement, the exchange of the Shares for the Merger Consideration in accordance with
Article II, or any other transaction contemplated hereby, including the Merger, will cause (i) the rights (the "RIGHTS") issued pursuant to the Company Rights Agreement to become exercisable under the Company Rights Agreement, (ii) Parent or Merger Sub to be deemed an "ACQUIRING PERSON" (as defined in the Company Rights Agreement), or (iii) a "TRIGGERING EVENT," a "STOCK ACQUISITION DATE" or a "DISTRIBUTION DATE" (each as defined in the Company Rights Agreement) to occur upon any such event; and (b) the "EXPIRATION DATE" (as defined in the Company Rights Agreement) of the Rights shall occur immediately prior to the Effective Time.

                     SECTION 3.23 Noncompetition Agreements. Except as required by any Gaming Laws or Gaming Authorities or licenses issued thereunder or thereby or as set forth in Section 3.23 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement that purports to restrict or prohibit in any material respect the Company or any of its subsidiaries from, directly or indirectly, engaging in any business currently engaged in by the Company or any of its subsidiaries. To the knowledge of the Company, none of the Company's officers or key employees is a party to any agreement that restricts such officer or key employee from acting as an officer or employee of an entity engaged in any business engaged in by the Company or any of its subsidiaries, except for those restrictions which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.24 Completeness of Disclosure. Neither this Agreement nor any certificate, schedule, statement, document or instrument to be executed by the Company in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

                     Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), and except, with respect to Sections 4.3, 4.4, 4.5 and 4.8 hereof, as to matters which would not or would not reasonably be expected to, materially impair, materially delay or prevent the Merger or the consummation of the financing contemplated by the Commitment Letter (as defined herein), Parent and Merger Sub hereby represent and warrant to the Company as follows:

                     SECTION 4.1 Organization. (a) Each of Parent and its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted or proposed by Parent to be conducted.

                     (b) Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.2 Authority Relative to This Agreement. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

                     (b) The Boards of Directors of Parent (the "PARENT BOARD") and Merger Sub and Parent as the sole stockholder of Merger Sub have duly and validly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and have taken all corporate actions required to be taken by such Boards of Directors and Parent as the sole stockholder of Merger Sub for the consummation of the transactions contemplated by this Agreement.


                                  Annex A - 13

                     SECTION 4.3 SEC Reports; Financial Statements. Parent has filed all required forms, statements, reports and documents with the SEC since the later of January 1, 1999 or the date on which any such filing obligation arose (collectively, "PARENT SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Act, the Exchange Act, or both, as the case may be, each as in effect on the dates such Parent SEC Reports were filed. Except as and to the extent amended, modified, restated or revised in any subsequent Parent SEC Report filed prior to the date of this Agreement, none of the Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements, including all related notes and schedules, contained in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (i) the consolidated financial position of Parent and its consolidated subsidiaries, as of the dates thereof, and (ii) the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments) for Parent and its consolidated subsidiaries. Since the Audit Date, there has not been any material change, or any application or request for any material change, by Parent or any of its consolidated subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                     SECTION 4.4 No Undisclosed Liabilities. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports filed prior to the date of this Agreement, none of Parent or its consolidated subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, whether or not required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Parent (including the notes thereto), which have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.5 Absence of Changes. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports filed prior to the date of this Agreement, since the Audit Date, the business of Parent and each of its subsidiaries has been carried on only in the ordinary and usual course consistent with past practice, none of Parent or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which do or which would reasonably be expected to have, and there have been no events, changes or effects with respect to Parent or its subsidiaries which do or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.6 Consents and Approvals; No Violations. Except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Act, the Exchange Act, state securities or blue sky Laws, the HSR Act, the Nasdaq Stock Market, Inc. ("NASDAQ"), any Gaming Authority, such filings, permits, authorization, consents and approvals relating or applicable to the Company or any of its subsidiaries and not Parent or any of its subsidiaries, the filing and recordation of the Certificate of Merger as required by the DGCL, and as otherwise set forth in
Section 4.6 to the Parent Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not and would not reasonably be expected to, individually or in the aggregate, materially impair, materially delay, or prevent the performance of this Agreement or the Merger. Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub or any of Parent's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien (other than Permitted Exceptions)) under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub or any of Parent's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any Law applicable to Parent or Merger Sub or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii), for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.7 Litigation. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports filed after January 1, 2002 but prior to the date of this Agreement, there is no Claim pending or, to Parent's knowledge, threatened against Parent or any of its subsidiaries or any of their respective properties or assets, including by or before any Governmental Entity, which (a) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or (b) as


                                  Annex A - 14
of the date hereof, questions the validity of this Agreement or any action to be taken by Parent in connection with the consummation of the transactions contemplated hereby, or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports filed after January 1, 2002 but prior to the date of this Agreement, none of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.8 Compliance with Applicable Law. Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PARENT PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in Section 4.8 of the Parent Disclosure Schedule, Parent and its subsidiaries and each of their respective "key persons" (as defined under applicable Gaming Law) are in compliance with the terms of the Parent Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. The businesses of Parent and its subsidiaries are not being conducted in violation of any Law applicable to Parent or its subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. To Parent's knowledge, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or threatened, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.9 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability to nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                     SECTION 4.10 Brokers. Except as set forth in Section 4.10 of the Parent Disclosure Schedule, no broker, finder or investment banker (other than Lehman Brothers, Inc.) is entitled to any brokerage, finder's or other advisory fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub or any of their affiliates.

                     SECTION 4.11 Financing. Parent has obtained a written commitment (the "COMMITMENT LETTER") from Bear Stearns & Co. Inc., Bear Stearns Corporate Lending Inc. (collectively, "BEAR") and Merrill Lynch Capital Corporation ("MERRILL") to provide financing in connection with the Merger and the other transactions contemplated by this Agreement, a true and correct copy of which has been provided by Parent to the Company. The Commitment Letter has not been amended and is in full force and effect. Parent does not know of any facts that would reasonably be expected to, individually or in the aggregate, materially impair, materially delay or prevent the consummation of the financing contemplated by the Commitment Letter or that would cause the funds to be provided by Bear and Merrill under the Commitment Letter to be insufficient to fund Parent's and Merger Sub's obligations under this Agreement or as otherwise required or contemplated by or under the Commitment Letter.

                     SECTION 4.12 No Ownership of Securities. None of Parent, Merger Sub or any of their respective subsidiaries own, beneficially, or of record, any Shares or other debt or equity securities of the Company, except for not more than 100 shares of the Company Common Stock owned by Parent or its subsidiaries.

                     SECTION 4.13 Completeness of Disclosure. Neither this Agreement nor any certificate, schedule, statement, document or instrument to be executed by Parent or Merger Sub in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

                                   ARTICLE V

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

                     SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement, or to the extent prohibited or required by any Gaming Authority or to the extent a prior approval of a Gaming Authority is required to agree to the undertaking, during the period from the date hereof to the Effective Time, the Company will use reasonable best efforts and will cause each of its subsidiaries to use reasonable best efforts to conduct its operations in the ordinary and usual course of business consistent with past


                                  Annex A - 15
practice (including with respect to its capital maintenance programs) and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact the current business organizations of the Company and each of its subsidiaries, keep available the service of the current officers and employees of the Company and each of its subsidiaries and preserve the Company's and its subsidiaries' relationships with customers, suppliers and all others having business dealings with the Company or any of its subsidiaries to the end that goodwill and ongoing businesses shall be materially unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Section 5.1(g) or (m) of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, and the Company will not permit any of its subsidiaries to, without the prior written consent of Parent which consent shall not be unreasonably withheld or delayed:

                     (a) adopt any amendment to the certificate of incorporation or bylaws (or other similar governing instruments) of the Company or any of its subsidiaries;

                     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for (i) the issuance or sale of Shares pursuant to outstanding Company Stock Options or (ii) the granting of Company Stock Options to directors of the Company pursuant to its 1996 Non-Employee Director Stock Plan;

                     (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries (including redeeming any Rights);

                     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

                     (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its subsidiaries (other than through the Merger);

                     (f) (i) incur, assume or prepay any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice, and except for the incurrence or increase in obligations among the Company and its direct or indirect wholly owned subsidiaries (other than HWCC-Louisiana, Inc. and its direct and indirect subsidiaries, collectively, "SHREVEPORT"); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice, and except for the incurrence or increase in obligations among the Company and its direct or indirect wholly owned subsidiaries (other than Shreveport); (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company, other than Shreveport, or customary loans or advances to employees in the ordinary and usual course of business consistent with past practice);
(iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its or any of its subsidiaries' material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon, other than Permitted Exceptions, and except for the incurrence or increase in obligations among the Company and its direct or indirect wholly owned subsidiaries (other than Shreveport);

                     (g) except as (i) set forth in Section 5.1(g) of the Company Disclosure Schedule, (ii) may be required by Law or (iii) contemplated by this Agreement, enter into, adopt or amend or terminate any Employee Benefit Plan or any other bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except as set forth in Section 5.1(g) of the Company Disclosure Schedule and except for increases or changes in the ordinary and usual course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

                     (h) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets, including capital stock of the Company's subsidiaries, outside the ordinary and usual course of business consistent with past practice


                                  Annex A - 16
or any assets, including capital stock of the Company's subsidiaries, which in the aggregate are material to the Company and its subsidiaries taken as a whole or enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice;

                     (i) except as may be required as a result of a change in Law or in GAAP, change in any material adverse respect any accounting principles, policies, or practices of the Company or any of its subsidiaries;

                     (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

                     (k) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

                     (l) make or revoke or otherwise modify any Tax election (including any election pertaining to net operating losses) or settle or compromise any Tax liability, in each case material to the Company and its subsidiaries taken as a whole or change or make a request to any taxing authority to change in any adverse manner any material aspect of its method of accounting for Tax purposes;

                     (m) except as set forth in Section 5.1(m) of the Company Disclosure Schedule, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice;

                     (n) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract, or enter into any Contract that would be a Material Contract if entered into as of the date hereof, in either case other than in the ordinary course of business consistent with past practice; or make or agree to make any capital expenditure, other than capital expenditures that are made in the ordinary course of business consistent with past practice and that are made substantially in accordance with the levels (in dollars), categories and timing for capital expenditures contained in the 2002 capital expenditure budgets provided to Parent and, with respect to capital expenditures made in 2003, such capital expenditures will not exceed the amounts included in the Company's financial projections heretofore provided to Parent and the timing and category of such capital expenditures will be consistent with the Company's past practices and operating strategy;

                     (o) waive, release, assign, settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby or any other rights, claims or litigation material to the Company or any of its three principal casino operating subsidiaries or regarding an amount in excess of $50,000 for any of the Company's other subsidiaries;

                     (p) except as otherwise required by Law, enter into any or modify in any material respect any collective bargaining agreement; or

                     (q) take, propose to take, agree in writing or otherwise to take or authorize to take, any of the actions described in Sections 5.1(a) through 5.1(p).

                     SECTION 5.2 Other Actions. Except as required by Law, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that would reasonably be expected to, (i) result in any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) result in any of such representations and warranties that are not so qualified becoming untrue in any material respect,
(iii) result in any of the conditions to the consummation of the Merger, the financing under the Commitment Letter or the other transactions contemplated hereby not being satisfied, or (iv) materially impair, materially delay or prevent the consummation of the Merger and the other transactions contemplated hereby.

                     SECTION 5.3 Access to Information. (a) Between the date hereof and the Effective Time, the Company (i) will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours or other mutually agreeable times to all employees, casinos, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries,
(ii) will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require and (iii) will cause the Company's officers and those of its subsidiaries to furnish Parent and Merger Sub promptly with


                                  Annex A - 17
such financial and operating data and other information with respect to the business, properties, personnel (including with respect to labor relations and union organizing activities) or other aspects of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably request, including in the case of (i), (ii) and (iii), promptly providing such access, inspections and financial operating data and other information (including projections) reasonably requested by Parent in connection with its efforts to consummate the financing contemplated by the Commitment Letter, provided that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made in this Agreement.

                     (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent and Merger Sub (i) within the earlier to occur of ten (10) business days after the delivery thereof to management or twenty-nine (29) days after the end of the month for which such internal monthly financial statements and data pertain, such internal monthly financial statements and data as are regularly prepared by the Company for distribution to the Company's executive management, and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause (ii)) shall be in accordance with the books and records of the Company.

                     (c) The parties shall comply with, and shall cause their respective representatives to comply with, all of their respective obligations under that certain Mutual Confidentiality and Standstill Agreement entered into between the Company and Parent dated January 18, 2002 (the "CONFIDENTIALITY AGREEMENT") in connection with the information furnished pursuant to this Agreement.

                     (d) Furthermore, the Company hereby agrees to enforce, at the reasonable request and expense of Parent, all material rights that the Company or any of its subsidiaries may have under any "standstill," confidentiality or other similar agreements entered into in connection with any acquisition transaction involving the Company or any of its subsidiaries.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                     SECTION 6.1 Stockholder Meeting. The Company shall take all lawful action to (a) cause its annual meeting of stockholders or a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and (b) solicit proxies from its stockholders to obtain the Company Requisite Vote for the approval and adoption of this Agreement. The Company Board shall recommend approval and adoption by the Company's stockholders of this Agreement and the Merger and, except as permitted by Section 6.6, the Company Board shall not withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so).

                     SECTION 6.2 Preparation of the Proxy Statement. The Company will, as promptly as practicable after the execution of this Agreement (and in any event, within forty-five (45) days after the date hereof), prepare and file with the SEC the proxy statement and any amendments or supplements thereto relating to the Company Stockholder Meeting to be held in connection with the Merger (the "PROXY STATEMENT"). Parent and Merger Sub shall cooperate with the Company in the preparation and filing of the Proxy Statement. The Company will provide Parent with a reasonable opportunity to review and comment on the Proxy Statement prior to filing. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly thereafter as practicable. The Company shall, as promptly as practicable after the receipt thereof, provide to Parent copies of any written comments and advise Parent of any oral comments with respect to the Proxy Statement received from the staff of the SEC. The Company will provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing with the SEC and will provide Parent with a copy of all such filings with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date.

                     SECTION 6.3 Company Information Supplied. The Company covenants that the Proxy Statement will not, at the date mailed to stockholders of the Company and at the time of the Company Stockholder Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers or directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company


                                  Annex A - 18

Stockholder Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                     SECTION 6.4 Parent and Merger Sub Information Supplied. Each of Parent and Merger Sub covenant that none of the information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will, at the date mailed to stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers or directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly so advise the Company of such event in sufficient detail to allow the Company to prepare and file any such amendment or supplement.

                     SECTION 6.5 Efforts; Cooperation. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby, including, without limitation, to (i) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (ii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated hereby required under (A) the Act, the Exchange Act, any other applicable federal or state securities or blue sky Laws, (B) the HSR Act, (C) the DGCL, (D) any other applicable Law, (E) any Gaming Laws applicable to such party and (F) the rules and regulations of the American Stock Exchange. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and, except as required by Law, none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within twenty (20) business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, as promptly as practicable all other actions consistent with this Section 6.5 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                     (b) Without limiting the generality of Section 6.5(a), each of Parent and the Company shall (i) cooperate in all material respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; and (ii) keep the other party promptly informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

                     (c) Without limiting the generality of Section 6.5(a), each of Parent and the Company shall use its reasonable best efforts to, as promptly and expeditiously as practicable, (i) file all required applications for Parent and all "key persons" (as defined under applicable Gaming Laws) to obtain the necessary approvals from all applicable Gaming Authorities in order to consummate the transactions contemplated hereby; and (ii) request an accelerated review from such Gaming Authorities in connection with such filings.

                     (d) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.5(a), (b) and (c), each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Entity or other person with respect to the transactions contemplated hereby under any Antitrust Law or Gaming Law or by any Gaming Authority. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, Gaming Law or the rules and regulations of any Gaming Authority, each of Parent and the


                                  Annex A - 19

Company shall cooperate in all respects with each other and use its respective reasonable best efforts to, as promptly as practicable, contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
6.5 shall (i) limit a party's right to terminate this Agreement pursuant to
Article VIII so long as such party has up to then complied in all material respects with its obligations under this Section 6.5, or (ii) require Parent to
(A) dispose of or hold separate any part of its or the Company's businesses or operations (or a combination of Parent's and the Company's businesses or operations), (B) agree not to compete in any geographic area or line of business or (C) remove or replace any "key person" (as defined under applicable Gaming
Laws), except, in each case, as would not have a Material Adverse Effect on Parent.

                     (e) Without limiting the generality of Section 6.5(a), the Company shall use its reasonable best efforts to cooperate with Parent in its efforts to secure the financing contemplated by the Commitment Letter.

                     (f) Without limiting the generality of the foregoing, the Company shall prevent the Foreign Subs from conducting any business.

                     SECTION 6.6 Acquisition Proposals. (a) From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 6.6, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) initiate, solicit or encourage any inquiries, offers or proposals that constitute, or may reasonably be expected to lead to, a proposal or offer for (x) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction, (y) any sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of assets representing twenty percent (20%) or more of the assets of the Company and its subsidiaries, taken as a whole, or (z) sale of shares of capital stock representing, individually or in the aggregate, twenty percent (20%) or more of the voting power of the Company other than to the Company or any subsidiary of the Company, including, without limitation, by way of a tender offer or exchange offer by any person (other than the Company or a subsidiary of the Company) for shares of capital stock representing twenty percent (20%) or more of the voting power of the Company (any of the foregoing inquiries, offers or proposals being referred to in this Agreement as an "ACQUISITION PROPOSAL"), (ii) participate in any discussions or negotiations concerning, or provide to any person or entity any information or data relating to the Company or any subsidiary of the Company for the purposes of making, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal, (iii) agree to, approve or recommend any Acquisition Proposal or (iv) take any other action materially inconsistent with the obligations and commitments assumed by the Company pursuant to this Section 6.6; provided, however, that, subject to the Company's compliance with this Section 6.6, nothing contained in this Section
6.6 or elsewhere in this Agreement shall prevent the Company or the Company Board from, either prior to receipt of the Company Requisite Vote or at any time after February 28, 2003, (A) entering into a definitive agreement providing for the implementation of a Superior Proposal if the Company or the Company Board is concurrently terminating this Agreement pursuant to Section 8.3(a), (B) furnishing non-public information to, entering into customary confidentiality agreements with, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal to the Company or its stockholders, if the Company Board determines in its good faith reasonable judgment after consultation with the Company Financial Advisor or other nationally-recognized independent financial advisors that such Acquisition Proposal, if accepted, constitutes, or is reasonably likely to lead to or result in, a Superior Proposal or (C) taking and disclosing to its stockholders a position with respect to such Acquisition Proposal contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making any other public disclosure that the Company Board determines in its good faith reasonable judgment, after consultation with independent legal counsel, is required under applicable Law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and will promptly inform the individuals or entities referred to in the first sentence of this Section 6.6(a) of the obligations undertaken in this Section 6.6.

                     (b) The Company shall (i) promptly (and in any event no later than twenty-four (24) hours after receipt by the Company Board or a senior executive officer of the Company) notify Parent orally and in writing after receipt by the Company (or its advisors) of any Acquisition Proposal or any inquiries indicating that any person is considering making or wishes to make, or which may reasonably be expected to lead to, an Acquisition Proposal, including the material terms and conditions thereof and the identity of the person making it, (ii) promptly (and in any event no later than twenty-four (24) hours after receipt by the Company Board or a senior executive officer of the Company) notify Parent orally and in writing after receipt of any request for non-public information relating to it or any of its subsidiaries or for access to its or any of its subsidiaries' properties, books or records by any person that, to the Company's knowledge, may be considering making, or has made, an Acquisition Proposal, and (iii) receive from any person that may make or has made an Acquisition Proposal and that requests non-public information relating to the


                                  Annex A - 20

Company and/or any of its subsidiaries, an executed confidentiality letter in reasonably customary form and containing terms that are as stringent in all material respects as those contained in the Confidentiality Agreement prior to delivery of any such non-public information. Oral notice shall be deemed given by making a telephone call to Robert Krauss at 215.864.8202 and speaking with him directly or leaving a voice mail message or to such other person and telephone number as may be directed in writing by Parent. Written notice shall be deemed given to Parent upon notice to Parent in accordance with Section 9.3.

                     (c) The Company Board will not withdraw or modify, or propose to withdraw or modify, in any manner adverse to Parent, its approval or recommendation of this Agreement or the Merger except in connection with a Superior Proposal and then only upon or after the termination of this Agreement pursuant to Section 8.3(a).

                     SECTION 6.7 Public Announcements. Each of Parent, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by any applicable Gaming Authority, Governmental Entity or Law or by obligations pursuant to any listing agreement with the American Stock Exchange or Nasdaq, as determined by the Company, Parent or Merger Sub, as the case may be, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement. Without limiting the foregoing, the Company will not publicly disclose any guidance concerning the expected earnings or other performance of the Company or any of its subsidiaries; provided, however, that the Company shall publicly disclose that it is no longer providing such guidance as a result of the requirements of this Section 6.7 and shall be permitted to provide guidance if, based on the advice of outside legal counsel, the provision of such guidance is required or advisable under applicable Law.

                     SECTION 6.8 Indemnification; Directors' and Officers' Insurance.

                     (a) From and after the Effective Time, Parent shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the parties hereto (each, an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees and expenses), Claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in, settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part
(i) based on, or arising out of the fact that such person is or was a director or officer of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, Claim, damage or liability (whether or not arising before the Effective
Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by such Indemnified Party, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable Law and upon receipt of any affirmation and undertaking required by applicable Law, (ii) Parent will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable Law and Parent's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

                     (b) After the Effective Time, Parent shall cause to be maintained in effect a policy of directors' and officers' liability insurance providing tail coverage for the benefit of those persons who are covered by a directors' and officers' liability insurance policy maintained by the Company at the Effective Time for the maximum term and coverage (not to exceed the coverage amount provided by the Company's policy that was effective on November 1, 2001) that can be obtained for the payment of an aggregate premium cost to Parent not greater than six hundred percent (600%) of the annual premium payable by the Company for its directors' and officers' liability insurance that was effective as of November 1, 2001, the amount of coverage and term of such policy to be advised by the Company to Parent.

                     (c) In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this
Section 6.8.

                     (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification and advancement of expenses now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof,


                                  Annex A - 21
all of which the Company represents are listed on Schedule 6.6, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

                     (e) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

                     SECTION 6.9 Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement which is qualified as to materiality to be untrue or inaccurate, or any representation or warranty not so qualified to be untrue or inaccurate in any material respect, at or prior to the Effective Time, (b) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under the Commitment Letter, (c) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (d) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (e) in the case of the Company, any Material Adverse Effect on the Company, and in the case of Parent, any Material Adverse Effect on Parent; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice or otherwise affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

                     SECTION 6.10 Employee Matters. (a) Parent will cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries as of the Effective Time under the provisions of all employment, bonus, consulting, termination, severance, change in control and indemnification agreements between and among the Company or any of its subsidiaries and any current or former officer, director, consultant or employee of the Company or any of its subsidiaries; provided, however, that this Section 6.10 shall not be construed to limit Parent or the Surviving Corporation's ability to amend or terminate any such agreement to the extent permitted by Law and the terms of each such agreement.

                     (b) Following the Effective Time and for a period of 6 months thereafter, Parent shall provide or shall cause the Surviving Corporation to provide, to all individuals who are employees of the Company at the Effective Time and whose employment will continue following the Effective Time (the "ASSUMED EMPLOYEES") with: (i) compensation, employee benefits, and terms and conditions of employment that are substantially similar, in the aggregate, as Parent provides to similarly-situated employees of Parent; (ii) compensation, employee benefits, and terms and conditions of employment that are substantially similar, in the aggregate, to those of the Company as in effect immediately prior to the Effective Time; or (iii) a combination of clauses (i) and (ii); provided that such compensation, employee benefits, and terms and conditions of employment are substantially similar, in the aggregate, to those in effect for the Assumed Employees immediately prior to the Effective Time. Following the Effective Time, to the extent permitted by Law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, and the approval of any insurance carrier, third party provider or the like with reasonable best efforts of Parent, each Assumed Employee shall receive service credit for purposes of eligibility to participate and vesting (but not for benefit accrual purposes) for employment, compensation, and employee benefit plan purposes with the Company prior to the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any Assumed Employee or the funding of any such benefit. Parent and the Surviving Corporation will also cause all (A) pre-existing conditions and proof of insurability provisions, for all conditions that all Assumed Employees and their covered dependents have as of the Closing, and (B) waiting periods under each plan that would otherwise be applicable to newly hired employees to be waived in the case of clause (A) or clause (B) with respect to Assumed Employees to the same extent waived or satisfied under the Employee Benefit Plans; provided that nothing in this sentence shall limit the ability of Parent or the Surviving Corporation from amending or entering into new or different employee benefit plans or arrangements provided such plans or arrangements treat the Assumed Employees in a substantially similar manner as employees of Parent or the Surviving Corporation, as applicable, are treated.

                     (c) Parent and the Surviving Corporation will give each Assumed Employee credit, for purposes of Parent's and the Surviving Corporation's vacation and/or other paid leave benefit programs, for such employees accrued and unpaid vacation and/or paid leave balance as of the Effective Time.

                                  Annex A - 22

                     (d) Nothing contained in this Agreement is intended to (i) confer upon any Assumed Employee any right to continued employment after the Effective Time or (ii) prevent Parent or the Surviving Corporation from reserving the right to amend, modify or terminate any of their respective benefit plans.

                     SECTION 6.11 SEC Filings. Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                     SECTION 6.12 Fees and Expenses. Except as otherwise contemplated in Section 8.6, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except for Expenses incurred, other than attorneys' fees, in connection with the filing of the premerger Notification and Report Forms relating to the Merger under the HSR Act and except for filing, printing and mailing fees incurred in connection with the filing, printing and mailing of the Proxy Statement, which shall be shared equally by the Company and Parent. As used in this Agreement, "EXPENSES" includes all expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement, and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

                     SECTION 6.13 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub (i) to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (ii) not to conduct any business prior to the Effective Time other than in connection with the Merger and the transactions contemplated by this Agreement.

                     SECTION 6.14 Stock Delisting. The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Company Common Stock to be delisted from the American Stock Exchange and deregistered under the Exchange Act as soon as practicable following the Effective Time.

                     SECTION 6.15 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of Parent and the Company and their respective boards of directors shall, subject to their fiduciary duties under applicable Law, grant such approvals and take such actions as are necessary so that the Merger and such transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and such transactions.

                     SECTION 6.16 Control of the Company's Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time.

                     SECTION 6.17 Financing. Parent shall use its reasonable best efforts to obtain and effectuate the financing contemplated by the Commitment Letter including, without limitation, the consummation of the tender offer and consent solicitation for, or discharge or defeasance of, the Company's indebtedness as contemplated in the Commitment Letter on the terms set forth therein and shall keep the Company apprised of all developments that would materially affect or delay such financing, including, without limitation, matters referred to in Section 6.9(b). Parent shall not, or permit any of its subsidiaries to, without the prior written consent of the Company, take any action or enter into any transaction, including, without limitation, any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing that would reasonably be expected to materially impair, materially delay or prevent the financing contemplated by the Commitment Letter. Parent shall not amend or alter, or agree to amend or alter the Commitment Letter in any manner that would materially impair, materially delay or prevent the Merger or the financing contemplated by the Commitment Letter without the prior written consent of the Company. In the event that the Commitment Letter shall expire or be terminated for any reason, Parent shall promptly notify the Company of such event and the reasons therefor.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                     SECTION 7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:


                                  Annex A - 23

                     (a) This Agreement shall have been approved and adopted by the Company Requisite Vote.

                     (b) Any waiting period applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction or condition that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company).

                     (c) There shall not be in effect any Law (including, without limitation, any Gaming Law) of any Governmental Entity (including, without limitation, any Gaming Authority) of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and Parent, taken as a whole, as if the Merger had been consummated, and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

                     (d) Parent, Merger Sub and the Company shall have obtained the consent, approval or waiver of each Governmental Entity or other person set forth on Schedule 7.1(d) without any limitation, restriction or condition that has, or would reasonably be expected to have, a Material Adverse Effect on the Surviving Corporation or Parent after giving effect to the Merger.

                     SECTION 7.2 Conditions to the Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

                     (a) The representations and warranties of the Company contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of the Company pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

                     (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                     (c) Since the date of this Agreement, there shall have been no event which, individually or in the aggregate, results in or would reasonably be expected to result in a Material Adverse Effect on the Company.

                     (d) The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

                     (e) Bear, Merrill and any other lenders under the financing contemplated by the Commitment Letter are ready and willing to fund the amounts contemplated by the Commitment Letter on the terms set forth therein.

                     (f) All loans and other advances made to stockholders, employees, officers or directors of the Company or any of the Company's subsidiaries in excess of $5,000, individually or in the aggregate (excluding
(x) loans between the Company and any of the Company's subsidiaries or between any two of the Company's subsidiaries and (y) loans and advances to employees for reasonable, travel, business and moving expenses in the ordinary course of business), shall have been repaid, and Parent shall have received evidence of such repayment satisfactory in form and substance to Parent in its sole discretion.

                     (f) Holders of not more than ten percent (10%) of the outstanding shares of Company Common Stock shall have properly demanded appraisal rights for their shares under the DGCL.

                     SECTION 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:


                                  Annex A - 24

                     (a) The representations and warranties of Parent and Merger Sub contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of Parent and Merger Sub pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

                     (b) Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                     (c) Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 7.3(a) and 7.3(b).

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

                     SECTION 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

                     SECTION 8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if:

                     (a) the Merger shall not have been consummated on or before two hundred seventy (270) days from the date of this Agreement, whether such date is before or after the date of approval of the Merger by the Company Requisite Vote (as may be extended as hereinafter provided, the "TERMINATION DATE"); provided, however, that if either Parent or the Company determines that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Gaming Authority, the Termination Date may be extended by Parent or the Company from time to time by written notice to the other party to a date not beyond three hundred sixty-five (365) days from the date of this Agreement.

                     (b) the Company Requisite Vote shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof;

                     (c) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the Company Requisite
Vote); or

                     (d) any Governmental Entity shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Section 7.1(b) or 7.1(d), as applicable, and
(i) such denial of a request to issue such order, decree, ruling or take such other action shall have been final and nonappealable or (ii) such order, decree, ruling or other action is not reasonably likely to be issued or taken within one year after the date hereof;

provided, that the right to terminate this Agreement pursuant to this Section
8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

                     SECTION 8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Company Board:

                     (a) prior to the Company Requisite Vote or at any time after February 28, 2003, if the Company Board shall have approved, and the Company shall have concurrently entered into, a definitive agreement providing for the implementation of a Superior Proposal, so long as such action is not prohibited by Section 6.6;


                                  Annex A - 25

                     (b) if there is a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 7.3(a) or 7.3(b) to be incapable of being satisfied as of the Termination Date; or

                     (c) upon written notice to Parent if (i) the Commitment Letter shall have expired or have been terminated or (ii) prior to the end of any calendar quarter ending after the date hereof or any calendar month ending after January 31, 2002, the Company requests Parent to deliver to the Company a certificate pursuant to this Section 8.3(c) and Parent does not within forty-five (45) days of the end of such quarter or within thirty (30) days of the end of such month, as applicable, deliver such certificate of Parent signed by a responsible officer stating that the Commitment Letter is in full force and effect and that, after inquiry of Bear and Merrill, Parent does not know of any facts that would reasonably be expected to materially impair, materially delay or prevent the consummation of the financing contemplated by the Commitment Letter; provided, however, that the right to terminate this Agreement under this
Section 8.3(c) shall not be available to the Company unless within ten (10) days of receiving written notice by the Company of its intention to terminate this Agreement under this Section 8.3(c), Parent does not (A) secure an extension of the Commitment Letter (if expired or terminated), (B) secure an amendment of the Commitment Letter that allows it to deliver the certificate referenced in this
Section 8.3(c), or (C) secure a commitment letter for alternate or additional financing upon terms reasonably acceptable to the Company. Notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 8.3(c) shall not be available to the Company if it has breached in any material respect its obligations under this Agreement in any manner that contributed to Parent's inability to deliver the certificate referenced in this Section 8.3(c).

                     SECTION 8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Parent Board:

                     (a) if the Company enters into a binding agreement for a Superior Proposal;

                     (b) if there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Sections 7.2(a) or 7.2(b) to be incapable of being satisfied as of the Termination Date; or

                     (c) after the occurrence of a Material Adverse Effect on the Company.

                     SECTION 8.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than this Section 8.5 and Sections 5.3(c), 6.12, 8.6 and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of any of its representations or warranties or the breach of any of its covenants or agreements set forth in this Agreement.

                     SECTION 8.6 Termination Amount and Expenses.

                     (a) Except as set forth in this Section 8.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 6.12.

                     (b) The Company agrees that, if the Company shall terminate this Agreement pursuant to Section 8.3(a) or Parent shall terminate this Agreement pursuant to Section 8.4(a) then the Company shall pay to Parent on or before the Termination Payment Date, a termination fee in an amount equal to $15,000,000 plus an additional amount determined in accordance with the provisions of Schedule 8.6, for a total amount not to exceed $27,500,000 (the "TERMINATION AMOUNT"). As used in this Agreement, "TERMINATION PAYMENT DATE" shall mean the earlier to occur of: (i) the date that is one (1) year after the Termination Date, or (ii) the date on which a Superior Proposal is consummated by the Company, and if the Superior Proposal terminates without being consummated, the Company shall pay with the Termination Amount interest thereon at the rate of nine percent (9%) per annum from the date of termination of the Superior Proposal to the date of payment. For purposes of this Agreement the "value" of consideration other than cash payable in a Superior Proposal shall be the fair market value as determined in good faith by the Company Board for purposes of valuing the Superior Proposal, except that any publicly-traded security shall be valued as follows: (i) if the security is then traded on a national securities exchange or Nasdaq (or a similar national quotation system), then the value of the security shall be deemed to be the average of the closing prices of the security on such exchange or system over the ten (10) trading day period ending on the date this Agreement is terminated pursuant to Section 8.3(a) or 8.4(a) or (ii) if the security is actively traded over-the-counter, then the value of the security shall be deemed to be the average of the midpoints between the closing bid and asked prices of the security over the ten
(10) trading day period ending on the date this Agreement is terminated pursuant to Section 8.3(a) or 8.4(a).

                                  Annex A - 26

                     (c) The Company agrees that, if Parent shall terminate this Agreement pursuant to Section 8.4(b), the Company shall pay to Parent, within five (5) business days of receipt by Company of a written notice from Parent evidencing Parent's documented Expenses, an amount equal to Parent's documented Expenses not to exceed $3,500,000 in the aggregate.

                     (d) Parent agrees that, if the Company shall terminate this Agreement pursuant to Section 8.3(b), Parent shall pay to the Company, within five (5) business days of receipt by Parent of a written notice from the Company evidencing the Company's documented Expenses, an amount equal to the Company's documented Expenses not to exceed $3,500,000 in the aggregate.

                     (e) Each of Parent and the Company agrees that the payments provided for in this Section 8.6 shall be the sole and exclusive remedy of the parties upon a termination of this Agreement pursuant to Article VIII, and such remedy shall be limited to the payments stipulated in this Section 8.6; provided, however, that nothing in this Agreement shall relieve any party hereto of any liability or damages resulting from any willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement. Notwithstanding the foregoing, any recovery by Parent under Section 8.6(b) or Section 8.6(c) is intended to be mutually exclusive and in no event shall Parent be entitled to payment under both such Sections.

                     (f) Each Party acknowledges that the agreements contained in this Section 8.6 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, such party would not enter into this Agreement; accordingly, if a party fails to pay promptly amounts due hereunder, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the Company for such amounts, the non-prevailing party shall pay the prevailing party's expenses (including attorneys' fees) incurred in connection with such suit.

                     (g) Any payment required to be made pursuant to this
Section 8.6 shall be made on the requisite payment date by wire transfer of immediately available funds to an account designated by Parent or the Company, as applicable.

                     SECTION 8.7 Amendment. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

                     SECTION 8.8 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

                     SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                     SECTION 9.2 Entire Agreement; Assignment. (a) This Agreement (including any exhibits, schedules and annexes to this Agreement), the Company Disclosure Schedule and the Parent Disclosure Schedule constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

                     (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.


                                  Annex A - 27

                     SECTION 9.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given (a) five (5) business days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile; provided, that the fax is promptly confirmed by telephone confirmation thereof, (c) when delivered, if delivered personally to the intended recipient, or (d) one (1) business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

     if to Parent or to Merger
     Sub, to:                     Penn National Gaming, Inc.
                                  825 Berkshire Boulevard, Suite 200
                                  Wyomissing, Pennsylvania  19610
                                  Attention: Peter M. Carlino
                                                   Chief Executive Officer
                                  Facsimile: (610) 373-4966

     with a copy to:              Morgan, Lewis & Bockius LLP
                                  1701 Market Street
                                  Philadelphia, Pennsylvania  19103-2921
                                  Attention:  Peter S. Sartorius, Esquire
                                  Facsimile:  (215) 963-5299

     if to the Company, to:       Hollywood Casino Corporation
                                  Two Galleria Tower
                                  13455 Noel Road, Suite 2200
                                  Dallas, Texas  75240
                                  Attention: Edward T. Pratt III
                                                   Chief Executive Officer
                                  Facsimile: (972) 716-3903

     with copies to:              Hollywood Casino Corporation
                                  Two Galleria Tower
                                  13455 Noel Road, Suite 2200
                                  Dallas, Texas  75240
                                  Attention: Walter E. Evans
                                                   General Counsel
                                  Facsimile: (972) 716-3903

     and                          Weil, Gotshal & Manges LLP
                                  100 Crescent Court, Suite 1300
                                  Dallas, Texas  75201
                                  Attention:  Michael A. Saslaw
                                  Facsimile:  (214) 746-7777

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

                     SECTION 9.4 Governing Law; Consent to Jurisdiction. This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to its conflict of laws rules. Each party to this Agreement hereby irrevocably and unconditionally (a) agrees that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "DELAWARE Court"), and not in any other state or federal court in the United States of America or any court in any other country, (b) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoints, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably RL&F Service Corp., One Rodney Square, 10th Floor, 10th and King Streets, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waives, and agrees not to plead or to make, any claim


                                  Annex A - 28
that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum or is subject to a jury trial.

                     SECTION 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                     SECTION 9.6 Parties in Interest. Subject to Section 9.2(b), this Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                     SECTION 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                     SECTION 9.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at Law or in equity.

                     SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                     SECTION 9.10 Interpretation. (a) The words "hereof," "herein," "hereby" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                     (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to [date]. The phrase "made available" in this agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

                     (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                     SECTION 9.11 Definitions.

                     (a) "CODE" means the Internal Revenue Code of 1986, as amended.

                     (b) "GAMING AUTHORITY" means any Governmental Entity with regulatory control or jurisdiction over the conduct of lawful gaming or gambling, including, without limitation, the Alcohol and Gaming Commission of Ontario, the Colorado Division of Gaming, the Colorado Limited Gaming Control


                                  Annex A - 29

Commission, the Illinois Governing Board, the Louisiana Gaming Control Board, the Mississippi Gaming Commission, the Mississippi State Tax Commission, the New Jersey Racing Commission, the New Jersey Casino Control Commission, the Pennsylvania State Horse Racing Commission, the Pennsylvania State Harness Racing Commission, the West Virginia Racing Commission and the West Virginia Lottery Commission.

                     (c) "GAMING LAWS" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, registration, finding of suitability, license, judgment, order, decree, injunction or other authorization governing or relating to the current (or, in the case of the Company and its subsidiaries, contemplated) manufacturing, distribution, casino gambling and gaming activities and operations of the Company and Parent and their respective subsidiaries, including, without limitation, the Ontario Gaming Control Act and the rules and regulations promulgated thereunder, the Illinois Riverboat Act and the rules and regulations promulgated thereunder, the Colorado Limited Gaming Act and the rules and regulations promulgated thereunder, the Louisiana Riverboat Economic Development and Gaming Control Act and the rules and regulations promulgated thereunder, the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder, the New Jersey Racing Act of 1940 and the rules and regulations promulgated thereunder, the New Jersey Casino Control Act and Casino Simulcasting Act and the rules and regulations promulgated thereunder, the Pennsylvania Racing Act and the rules and regulations promulgated thereunder, the West Virginia Horse and Dog Racing Act and the rules and regulations promulgated thereunder and the West Virginia Racetrack Video Lottery Act and the rules and regulations promulgated thereunder and all applicable local rules and ordinances.

                     (d) "KNOW" or "KNOWLEDGE" means, with respect to any party, the actual knowledge of any executive officer or director of such party.

                     (e) "LEASE" means any lease of property, whether real, personal or mixed, and all amendments thereto, and shall include without limitation all use of occupancy agreements.

                     (f) "MATERIAL ADVERSE EFFECT" means with respect to any party, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to have a material adverse effect on (i) the business, assets, results of operations or financial condition of such party and its subsidiaries taken as a whole or (ii) the ability of such party to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby; provided, however, that no changes, circumstances or effects resulting from general economic conditions or general gaming industry developments applicable in the United States generally that are not directed specifically at any jurisdiction in which such party or its subsidiaries conduct business shall be deemed to constitute, create or cause a Material Adverse Effect.

                     (g) "PERMITTED EXCEPTIONS" means (i) Liens for current Taxes or other governmental charges not yet due and payable or delinquent, the amount or validity of which is being contested in good faith by appropriate proceedings or which may thereafter be paid without penalty (ii) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, material in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of any property subject thereto or affected thereby, (iii) Liens securing debt for borrowed money of the underlying fee owner where the Company or a subsidiary of the Company or Parent or a subsidiary of Parent, as the case may be, is a lessee, (iv) levies not at the time due or which are being contested in good faith by appropriate proceedings, (v) mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days (vi) zoning, entitlement and other land use and environmental regulations by any Governmental Entity (vii) purchase money security interests for gaming equipment, (viii) Liens arising under any existing agreement of the Company or any of its subsidiaries for borrowed money or any indenture to which the Company or any of its subsidiaries is a party and which is a Material Contract and (ix) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any property subject thereto or affected thereby.

                     (h) "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, other entity or group (as defined in the Exchange
Act).

                     (i) "REAL PROPERTY" means all of the fee estates and buildings and other fixtures and improvements thereon, leasehold interests, easements, licenses, rights to access, rights-of-way, and other real property interests which are owned or used by the Company or any of its subsidiaries, as of the date hereof, in the operations of the business of the Company or any of the Company's subsidiaries, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

                     (j) "SUBSIDIARY" means, when used with reference to any person, any corporation or other organization or entity, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such person is a general or managing partner or (ii) the outstanding voting securities or


                                  Annex A - 30
interests of, which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or entity, or which otherwise constitutes 50% or more of the voting or economic interest in such corporation, organization or entity, is directly or indirectly owned or controlled by such person or by any one or more of its subsidiaries.

                     (k) "SUPERIOR PROPOSAL" means a bona fide, unsolicited, written Acquisition Proposal (other than from Parent or its subsidiaries) for the acquisition of all the equity interest in, or all or substantially all of the assets of the Company and the Company's subsidiaries on terms which a majority of the members of the Company Board determine in their good faith judgment (after consultation with the Company Financial Advisor or other nationally-recognized independent financial advisors) and after taking into account all legal, financial, regulatory and other material aspects of the Acquisition Proposal, and the person making the proposal, (i) will result in terms that are more favorable from a financial point of view to the Company's stockholders than the Merger, and (ii) is reasonably likely to be consummated.



                            [signature page follows]











                                  Annex A - 31

                     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                   PENN NATIONAL GAMING, INC.

                                   By: /s/ Peter M. Carlino
                                       --------------------------------------
                                       Name: Peter M. Carlino
                                       Title: Chief Executive Officer



                                   P ACQUISITION CORP.

                                   By: /s/ Robert S. Ippolito
                                       --------------------------------------
                                       Name: Robert S. Ippolito
                                       Title: Chief Executive Officer



                                   HOLLYWOOD CASINO CORPORATION

                                   By: /s/ Edward T. Pratt III
                                       --------------------------------------
                                       Name: Edward T. Pratt III
                                       Title: Chief Executive Officer












                                  Annex A - 32

                                                                       ANNEX B


                              STOCKHOLDER AGREEMENT


                     THIS STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of the 7th day of August, 2002, by and between Penn National Gaming, Inc., a Pennsylvania corporation ("Parent"), Hollywood Casino Corporation, a Delaware corporation ("Company"), and [ ](1) ("Stockholder"). Parent, Company and Stockholder are sometimes referred to in this Agreement individually as a "Party" or collectively as the "Parties."

                                    RECITALS

                     This Agreement is entered into with reference to the following facts, objectives and definitions:

                     A. Contemporaneously with the execution and delivery of this Agreement, Parent, P Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company, are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (the "Merger Agreement"), pursuant to which it is contemplated that Company will merge (the "Merger") with Merger Sub, upon the terms and conditions set forth in the Merger Agreement; and

                     B. The Board of Directors of Company (the "Company Board") has previously approved the Merger Agreement and the execution and delivery by Company of this Agreement; and

                     C. On the date hereof each of the other stockholders of Company set forth on Schedule A attached hereto (collectively, the "Other Stockholders") is entering into a Stockholder Agreement in a form substantially similar to this Agreement (collectively, the "Other Stockholder Agreements"); and

                     D. Stockholder owns, or has rights with respect to, certain of the outstanding shares of Class A Common Stock, par value $0.0001 per share ("Class A Common Stock"), of Company, and may acquire rights with respect to additional shares of Class A Common Stock after the date of this Agreement, and desires to facilitate the consummation of the Merger, and for such purpose and in order to induce Parent to enter into the Merger Agreement, Stockholder has agreed, among other matters set forth herein, (i) to vote these shares and (ii) to grant Parent or its designee an irrevocable proxy to exercise the voting power of Stockholder with respect to these shares, all as provided in this Agreement.

                     NOW, THEREFORE, in consideration of the covenants and conditions contained in this Agreement, the Parties represent, warrant, and agree as follows:

                                    AGREEMENT

           1. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants that: (i) Stockholder is the holder of record (free and clear of any liens, encumbrances, pledges or restrictions except as described under the heading "Record Share Encumbrances" on Schedule B attached hereto (the "Record Share Encumbrances")), of the number of outstanding shares of Class A Common Stock, if any, set forth under the heading "Shares Held of Record" on Schedule B attached hereto (the "Record Shares"), and, except as may be described on Schedule B attached hereto, Stockholder possesses the sole right to vote and dispose of the Record Shares; (ii) Stockholder holds (free and clear of any liens, encumbrances, pledges or restrictions) the options to acquire shares of Class A Common Stock, if any, set forth under the heading "Options" on Schedule B attached hereto (the "Options"); (iii) except as may be described under the heading "Additional Voting Shares" on Schedule B attached hereto Stockholder maintains the right to vote or direct the vote of, but does not solely own and cannot dispose of, the additional shares of Class A Common Stock, if any, set forth under the heading "Additional Voting Shares" on Schedule B attached hereto (the "Additional Voting Shares" and, collectively with the Record Shares as to which Stockholder holds the right to vote, the "Voting Shares"); (iv) Stockholder holds the right to sell or otherwise dispose of, but cannot vote or direct the vote of, the additional shares of Class A Common Stock, if any, set forth under the heading "Additional Disposition Shares" on Schedule B attached hereto (the "Additional Disposition Shares" and, together with the Record Shares as to which Stockholder holds the right of disposition, the "Disposition Shares"; the Record Shares, the Additional Voting Shares, the


----------------------
1. Penn National and Hollywood have entered into substantially similar Stockholder Agreements with the following stockholders: Jack E. Pratt, Sr., William D. Pratt, Edward T. Pratt, Jr., Edward T. Pratt III, Maria A. Pratt, Jill Pratt LaFerney, John R. Pratt, Sharon Pratt Naftel, Diana Pratt Wyatt, Carolyn Pratt Hickey, Michael Shannan Pratt and William D. Pratt, Jr. This Stockholder Agreement is a composite of all such Stockholder Agreements. Differences among the various Stockholder Agreements are footnoted herein.


                                  Annex B - 1

Additional Disposition Shares and the New Shares, as hereinafter defined, are referred to in this Agreement as the "Shares"); (v) Stockholder does not directly or indirectly hold or beneficially own any shares of capital stock or other securities of Company, or any option, warrant or other right to acquire capital stock or other securities of Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Company, other than as described on Schedule B hereto; (vi) Stockholder has full power and authority to make, enter into, and carry out the terms of this Agreement; (vii) the execution, delivery, and performance of this Agreement by Stockholder will not violate any agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholder agreement, or voting trust; and (viii) this Agreement constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

           2. AGREEMENT TO VOTE THE SHARES. [DURING THE TERM OF THIS AGREEMENT,](2)[THE RECORD SHARES ARE SUBJECT TO A VOTING TRUST AGREEMENT PURSUANT TO WHICH _________ HAS BEEN GRANTED AN IRREVOCABLE PROXY (THE "PROXY"), WHICH PROVIDES HIM WITH THE POWER TO VOTE SUCH RECORD SHARES. TO THE EXTENT THE PROXY IS HELD INVALID, UNENFORCEABLE OR REVOKED,](3) Stockholder shall vote all of the Voting Shares over which Stockholder has sole voting power and will cause all of the Voting Shares over which he has shared voting power as described on Schedule B to be voted (other than any Shares that may have been sold in accordance with the terms of this Agreement) (i) in favor of the Merger Agreement, and the Merger or any transaction contemplated by the Merger Agreement, (ii) as otherwise necessary or appropriate to enable Parent, Company and Merger Sub to consummate the transactions contemplated by the Merger Agreement, (iii) against any action or agreement that would result in a breach in any material aspect of any covenant, representation, or warranty or any other obligation or agreement of Company under the Merger Agreement, (iv) against any action or agreement that would terminate, impede, interfere with, delay, postpone, or attempt to discourage the Merger, including, but not limited to:
(A) a sale or transfer of a material amount of the assets of Company or any of its subsidiaries or a reorganization, recapitalization, or liquidation of Company or any of its subsidiaries, (B) any change in the Company Board, except as [PROVIDED FOR IN THE LAST SENTENCE OF THIS SECTION OR SECTION 10 OR AS](4) otherwise agreed to in writing by the Parties, (C) any change in the present capitalization or dividend policy of Company, or (D) any other change in Company's corporate structure; and (v) against any other proposal which would result in any of the conditions to Parent's obligations under the Merger Agreement not being fulfilled. [NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL PREVENT STOCKHOLDER FROM TAKING ANY ACTIONS AS AN OFFICER AND/OR A DIRECTOR OF COMPANY SO LONG AS SUCH ACTIONS ARE NOT PROHIBITED BY THE MERGER AGREEMENT OR ANY OTHER PROVISION OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THE NOMINATION FOR AND FILLING OF ANY VACANCY IN THE COMPANY BOARD ARISING DUE TO THE DEATH, RESIGNATION OR REMOVAL OF ANY CURRENT DIRECTOR OF COMPANY.](5)

           3. GRANT OF IRREVOCABLE PROXY. In the event that [THE PROXY IS HELD INVALID, UNENFORCEABLE OR REVOKED AND](6) Stockholder does not vote all of the Voting Shares in accordance with Section 2 hereof, subject to the approval of all applicable Gaming Authorities (as defined in the Merger Agreement), Stockholder hereby irrevocably appoints Parent or any designee of Parent the lawful agent, attorney, and proxy of Stockholder, during the term of this Agreement, to vote all of the Voting Shares in accordance with Section 2 hereof. Stockholder intends this proxy to be irrevocable, during the term of this Agreement, and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Stockholder with respect to the Voting Shares [OTHER THAN THE PROXY]6. Stockholder shall not hereafter, unless and until the Termination Time, purport to vote (or execute a consent with respect to) any of the Voting Shares (other than through this irrevocable proxy or in accordance with Section 2 hereof) or grant any other proxy or power of attorney with respect to any of the Voting Shares, deposit any of the Voting Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement, or understanding with any person, directly or

--------------------------
2. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., William D. Pratt, Edward T. Pratt, Jr., Edward T. Pratt III and Maria A. Pratt only.

3. Bracketed language appears in the Stockholder Agreements of each of Jill Pratt LaFerney, John R. Pratt, Sharon Pratt Naftel, Diana Pratt Wyatt, Carolyn Pratt Hickey, Michael Shannan Pratt, and William D. Pratt, Jr. only. The name Jack E. Pratt replaced the blank in the Stockholder Agreements of each of Jill Pratt LaFerney and John R. Pratt; the name Edward T. Pratt III replaced the blank in the Stockholder Agreements of each of Sharon Pratt Naftel, Diana Pratt Wyatt and Carolyn Pratt Hickey; and the name William D. Pratt replaced the blank in the Stockholder Agreements of each of Michael Shannan Pratt and William D. Pratt, Jr.

4. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., Edward T. Pratt III, William D. Pratt, and Edward T. Pratt, Jr. only.

5. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., Edward T. Pratt III, William D. Pratt, and Edward T. Pratt, Jr. only.

6. Bracketed language appears in the Stockholder Agreements of each of Jill Pratt LaFerney, John R. Pratt, Sharon Pratt Naftel, Diana Pratt Wyatt, Carolyn Pratt Hickey, Michael Shannan Pratt and William D. Pratt, Jr. only.


                                  Annex B - 2
indirectly, to vote, grant any proxy, or give instructions with respect to the voting of any of the Voting Shares. Stockholder shall retain at all times the right to vote the Voting Shares in Stockholder's sole discretion on all matters other than those set forth in Section 2 hereof that are presented for a vote to the stockholders of Company generally.

           4. MANNER OF VOTING. The Voting Shares may be voted pursuant to this Agreement in person, by proxy, by written consent, or in any other manner permitted by applicable law.

           5. NO SOLICITATION. From the date of this Agreement until the Effective Time (as such date is defined in the Merger Agreement) or the Termination Time (as hereinafter defined), Stockholder will not, nor will Stockholder permit any investment banker, attorney, accountant or other advisor or representative of Stockholder to, directly or indirectly, (i) initiate, solicit or encourage any inquiries, offers or proposals that constitute, or may reasonably be expected to lead to an Acquisition Proposal (as such term is defined in the Merger Agreement), (ii) participate in any discussions or negotiations concerning, or provide to any person any information or data relating to Company or any subsidiary of Company for the purpose of making, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (iii) agree to, approve or recommend any Acquisition Proposal or (iv) take any other action materially inconsistent with Company's obligations and commitments assumed pursuant to Section 6.6 of the Merger Agreement. [FOR AVOIDANCE OF DOUBT, IF STOCKHOLDER IS A DIRECTOR OR OFFICER OF COMPANY, THIS SECTION 5 SHALL NOT LIMIT STOCKHOLDER'S PARTICIPATION AS A DIRECTOR OR OFFICER IN ACTIONS PERMITTED TO BE TAKEN BY THE COMPANY BOARD OR OFFICERS OF COMPANY, AS APPLICABLE, UNDER THE MERGER AGREEMENT.](7)

           6. NO TRANSFER. From the date of this Agreement until the earlier of
(a) the Effective Time (as defined in the Merger Agreement) and (b) the Termination Time (as hereinafter defined), Stockholder shall not sell, pledge, or otherwise transfer, dispose of or encumber any of the Record Shares, Additional Disposition Shares or New Shares (as hereinafter defined), or any rights in respect thereof and shall not consent to any sale, pledge or other transfer, disposition of, or encumbrance of, any Additional Voting Shares, or any rights in respect thereof; provided, however, that this Section 6 shall not prohibit [(I)](8) the Record Share Encumbrances[OR (II) THE SALE OR MARGIN OF SHARES PERMITTED PURSUANT TO, AND IN ACCORDANCE WITH, THE TERMS OF THAT CERTAIN STOCKHOLDER AGREEMENT, DATED AS OF EVEN DATE HEREWITH, BY AND BETWEEN PARENT, COMPANY AND JACK E. PRATT, SR](9)[, (II) THE SURRENDER OF ANY SHARES TO COMPANY BY STOCKHOLDER AS CONSIDERATION FOR THE EXERCISE OF ANY OPTIONS, OR (III) THE PLEDGE OF ANY SHARES AS COLLATERAL FOR ANY FUNDS USED BY STOCKHOLDER TO EXERCISE ANY OPTIONS OR TO PAY WITHHOLDING TAXES ON ANY SUCH OPTIONS, PROVIDED SUCH PLEDGE IS SUBJECT TO THE TERMS AND CONDITIONS HEREOF AND SUCH PLEDGEE AGREES TO BE BOUND BY THE TERMS AND CONDITIONS HEREOF IF SUCH PLEDGEE ACQUIRES VOTING POWER OR DISPOSITIVE POWER WITH RESPECT TO, AND/OR BECOMES THE RECORD OWNER OF, SUCH SHARES.](10) [NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, STOCKHOLDER MAY (I) SELL, IN ANY MANNER CHOSEN IN THE SOLE DISCRETION OF STOCKHOLDER, SHARES HELD OF RECORD BY STOCKHOLDER](11)[, HIS CHILDREN, HIS GRANDCHILDREN](12) [OR TRUSTS FOR THE BENEFIT OF HIS CHILDREN OR GRANDCHILDREN,
(II) MARGIN, IN ANY MANNER CHOSEN IN THE SOLE DISCRETION OF STOCKHOLDER, SHARES HELD OF RECORD BY STOCKHOLDER](13)[, HIS CHILDREN, HIS GRANDCHILDREN](14)[OR TRUSTS FOR THE BENEFIT OF HIS CHILDREN OR GRANDCHILDREN OR (III) GIFT SHARES TO A CHARITABLE ORGANIZATION OR A RELATIVE OF THE STOCKHOLDER OR A TRUST FOR THE BENEFIT OF ANY RELATIVE OF THE STOCKHOLDER; PROVIDED THAT IN THE CASE OF CLAUSES

----------------------------
7. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., Edward T. Pratt III, William D. Pratt, and Edward T. Pratt, Jr. only.

8. Bracketed language appears in the Stockholder Agreements of each of Jill Pratt LaFerney, John R. Pratt, Jack E. Pratt, Sr., William D. Pratt, Edward T. Pratt, Jr. and Edward T. Pratt III only.

9. Bracketed language appears in the Stockholder Agreements of each of Jill Pratt LaFerney and John R. Pratt only.

10. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., William D. Pratt, Edward T. Pratt, Jr. and Edward T. Pratt III only.

11. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., William D. Pratt, Edward T. Pratt, Jr., Edward T. Pratt III and Michael Shannan Pratt only.

12. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., William D. Pratt, and Michael Shannan Pratt only.

13. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., William D. Pratt, Edward T. Pratt, Jr., Edward T. Pratt III and Michael Shannan Pratt only.

14. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., William D. Pratt and Michael Shannan Pratt only.


                                  Annex B - 3

(I), (II) AND (III), THE AGGREGATE NUMBER OF SHARES SOLD, MARGIN, GIFTED OR OTHERWISE TRANSFERRED PURSUANT THERETO, DURING THE TERM OF THIS AGREEMENT, SHALL NOT EXCEED __________ SHARES.](15)

           7. ADDITIONAL PURCHASES; OPTION EXERCISE. If, during the period commencing on the date of this Agreement and ending on the earlier of (i) the Effective Time and (ii) the Termination Time, Stockholder purchases or otherwise acquires any additional shares of Class A Common Stock or any rights in respect thereof, including, without limitation, pursuant to the exercise of Stockholder's Options, [IF ANY,](16) such shares (the "New Shares") shall be subject to the terms of this Agreement and for all purposes shall be and constitute a portion of the Shares. [AS TO ALL OPTIONS LISTED ON SCHEDULE B (OTHER THAN OPTIONS FOR WHICH SHARES ARE ISSUED BY THE COMPANY AS A RESULT OF STOCKHOLDER'S EXERCISE OF SUCH OPTIONS), IF THE MERGER IS CONSUMMATED, STOCKHOLDER SHALL RECEIVE, IN ACCORDANCE WITH SECTION 2.2 OF THE MERGER AGREEMENT, CASH FOR EACH SUCH OPTION IN THE AMOUNT OF THE DIFFERENCE BETWEEN THE MERGER CONSIDERATION AND THE EXERCISE PRICE OF SUCH OPTION PLUS APPLICABLE WITHHOLDING TAX.](17) [DURING THE TERM OF THIS AGREEMENT, THE COMPANY WILL NOT CAUSE THE EXPIRATION DATE OF ANY OF THE FOREGOING OPTIONS TO BE ACCELERATED TO A DATE PRIOR TO THE EFFECTIVE TIME OR REFUSE TO HONOR THE EXERCISE OF THE OPTIONS THAT EXPIRE ON SEPTEMBER 11, 2002 OR JUNE 19, 2003, AS LONG AS THE EXERCISE OF THE OPTIONS IS MADE WITHIN, BUT NOT BEFORE, THE 30-DAY PERIOD IMMEDIATELY PRECEDING THE EXPIRATION DATE OF SUCH OPTIONS. THE PARTIES' FOREGOING AGREEMENT WITH RESPECT TO SUCH OPTIONS, SHALL NOT BE DEEMED AN ADMISSION OF ANY FACT BY, OR USED AGAINST, ANY PARTY IN CONNECTION WITH THE DEFENSE OR PROSECUTION OF THE LAWSUITS (AS HEREINAFTER DEFINED) OR ANY OTHER LEGAL ACTION BROUGHT BY ANY OF THE PARTIES HERETO OTHER THAN LITIGATION ARISING OUT OF A BREACH OF THIS AGREEMENT.](18)

           8. ADJUSTMENTS TO PREVENT DILUTION. In the event of any change in the Class A Common Stock by reason of any stock dividend, split-up, recapitalization, combination, or the exchange of shares, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

           9. WAIVER OF APPRAISAL RIGHTS. Stockholder hereby irrevocably and unconditionally waives any right of appraisal relating to the Merger that Stockholder may have by virtue of ownership of the Shares.

           10. DIRECTOR QUALIFICATIONS; RESIGNATION OF STOCKHOLDER. (19) Stockholder shall comply with all orders, decrees, rulings or other requirements of all Gaming Authorities (as defined in the Merger Agreement) and all Gaming Laws (as defined in the Merger Agreement) having jurisdiction over or applicability to Company or any of its subsidiaries at all times during which Stockholder is serving in any position with the Company or any of its subsidiaries, whether as a director, officer or otherwise, subject to Stockholder's right to appeal any such orders in the manner provided for by, and in accordance with, applicable law. [STOCKHOLDER HEREBY RESIGNS FROM ALL POSITIONS WITH THE COMPANY AND ANY OF ITS SUBSIDIARIES, WHETHER AS A DIRECTOR, OFFICER OR OTHERWISE, EFFECTIVE ONLY AT THE EFFECTIVE TIME (AS DEFINED IN THE MERGER AGREEMENT).](20) Stockholder also agrees to resign from all positions with Company and any of its subsidiaries, whether as a director, officer or otherwise, at any time that a Gaming Authority determines that Stockholder is not qualified or suitable to serve in any of such positions, or otherwise denies or revokes approval of such individual for service in any of such positions, subject to Stockholder's right to retain any of such positions during any appeal of such determination to the extent such retention is permitted under applicable law.

--------------------------
15. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., William D. Pratt, Edward T. Pratt, Jr., Edward T. Pratt III and Michael Shannan Pratt only. The blank in the Stockholder Agreement of Jack E. Pratt, Sr. reads 110,000; the blank in the Stockholder Agreement of William D. Pratt reads 20,000; the blank in the Stockholder Agreement of Edward T. Pratt, Jr. reads 25,000; the blank in the Stockholder Agreement of Edward T. Pratt III reads 50,000; and the blank in the Stockholder Agreement of Michael Shannan Pratt reads 20,000.

16. Bracketed language appears in the Stockholder Agreements of each of Jill Pratt LaFerney, John R. Pratt, Sharon Pratt Naftel, Diana Pratt Wyatt, Carolyn Pratt Hickey, Michael Shannan Pratt, William D. Pratt, Jr. and Maria A. Pratt only.

17. Bracketed language appears in the Stockholder Agreements of each of the Jack
E. Pratt, Sr., Edward T. Pratt III, William D. Pratt, and Edward T. Pratt, Jr. only.

18. Bracketed language appears in the Stockholder Agreement of Jack E. Pratt, Sr. only.

19. Paragraph 10 appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt, and Edward T. Pratt III only.

20. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., Edward T. Pratt, Jr., and William D. Pratt only.


                                  Annex B - 4

           11. LITIGATION STANDSTILL. (21)

           (a) Stay of Litigation. Stockholder and Company agree to stay all activities in the Lawsuits until the Termination Time, including, without limitation, refraining from seeking any discovery, filing any motions or amendments to pleadings or previous motions, and to further postpone any deadlines, discovery cut-offs, response dates, or similar matters which have not expired prior to the date of this Agreement. Stockholder and Company shall cooperate in taking all reasonable steps to ensure a stay of all activities in the Lawsuits and to ensure that the Lawsuits, to the extent within the control of Stockholder and Company, remain inactive in all respects involving Stockholder and Company. If not previously dismissed prior to the Effective Time, all Lawsuits will be dismissed with prejudice promptly following the Effective Time.

           (b) Tolling. All limitations periods applicable to the Lawsuits will be tolled until 15 days after the Termination Time.

           (c) Definitions. For purposes of this Agreement, "Lawsuits" means each of the lawsuits styled as follows: (a) Hollywood Casino Corporation v. Jack
E. Pratt v. Edward T. Pratt III, Walter E. Evans and Paul C. Yates, Cause No. 02-01516, in the District Court of Dallas County, Texas, 116th Judicial District; (b) Hollywood Casino Corporation v. Harold C. Simmons, et al., Civil Action No. 3:02CV0325-M, in the United Stated District Court for the Northern District of Texas, Dallas Division; and (c) Jack E. Pratt v. Hollywood Casino Corporation, a Delaware corporation, C.A. No. 19504, in the Court of Chancery of the State of Delaware in and for New Castle County.

           (d) Standstill on other Actions. From the date of this Agreement through the earlier to occur of the Termination Time or the Effective Time, the Parties agree as follows:

         (i) The Stockholder Parties (as hereinafter defined) and the Company Controlled Parties (as hereinafter defined) shall not bring any actions against any Company Parties (as hereinafter defined) or Stockholder Parties, respectively, other than with respect to an activity that is unrelated to the Company; provided, however, that such Parties may still report or make public disclosure of any violations of Law (as defined in the Merger Agreement).

         (ii)     Company shall not increase the size of its Board of Directors.

         (iii) Company will continue to pay or make available to Stockholder the current salary and benefits of Stockholder [THROUGH DECEMBER 31, 2002 AND CONSULTING COMPENSATION PURSUANT TO THE TERMS OF STOCKHOLDER'S EMPLOYMENT AGREEMENT WITH COMPANY FROM AND AFTER JANUARY 1, 2003](22).

           11. NO LITIGATION.(23) From the date of this Agreement through the earlier to occur of the Termination Time or the Effective Time, the Parties agree that the Stockholder Parties (as hereinafter defined) and the Company Controlled Parties (as hereinafter defined) shall not bring any actions against any Company Parties (as hereinafter defined) or Stockholder Parties, respectively, other than with respect to an activity that is unrelated to the Company; provided, however, that such Parties may still report or make public disclosure of any violations of Law (as defined in the Merger Agreement).

           12. GENERAL RELEASE AND COVENANT NOT TO SUE.

           (a) Release by Stockholder Parties. EFFECTIVE AS OF THE EFFECTIVE TIME, STOCKHOLDER, ON BEHALF OF STOCKHOLDER, STOCKHOLDER'S ATTORNEYS, HEIRS, EXECUTORS, ADMINISTRATORS, ASSIGNS, AND TRUSTS, PARTNERSHIPS AND OTHER ENTITIES UNDER STOCKHOLDER'S CONTROL (TOGETHER THE "STOCKHOLDER PARTIES"), HEREBY GENERALLY RELEASES AND FOREVER DISCHARGES COMPANY AND ITS PREDECESSORS, SUCCESSORS, ASSIGNS, SUBSIDIARIES AND AFFILIATES AND FAMILY MEMBERS (AS DEFINED BELOW), OFFICERS (OTHER THAN PAUL YATES AND WALTER EVANS), EMPLOYEES, AGENTS, REPRESENTATIVES, PRINCIPALS AND ATTORNEYS, AND, SUBJECT TO SECTION 14 HEREOF,

----------------------------
21. This Paragraph 11 appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt, and Edward T. Pratt III only.

22. Bracketed language appears in the Stockholder Agreements of each of Edward
T. Pratt, Jr. and William D. Pratt only.

23. This Paragraph 11 appears in the Stockholder Agreements of each of Jill Pratt LaFerney, John R. Pratt, Sharon Pratt Naftel, Diana Pratt Wyatt, Carolyn Pratt Hickey, Michael Shannan Pratt, William D. Pratt, Jr., and Maria A. Pratt only.


                                  Annex B - 5

DIRECTORS, PAUL YATES AND WALTER EVANS (TOGETHER THE "COMPANY PARTIES") FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, SUITS, DAMAGES, LOSSES, EXPENSES, ATTORNEYS' FEES, OBLIGATIONS OR CAUSES OF ACTION, KNOWN OR UNKNOWN OF ANY KIND AND EVERY NATURE WHATSOEVER, AND WHETHER OR NOT ACCRUED OR MATURED (COLLECTIVELY, "CLAIMS"), WHICH ANY OF THEM MAY HAVE ARISING OUT OF OR RELATING TO ANY OMISSION, ACTS OR FACTS THAT HAVE OCCURRED UP AND UNTIL AND INCLUDING THE EFFECTIVE TIME, INCLUDING WITHOUT LIMITATION:

                  i. any and all Claims relating to, arising from, or in connection with the [FOLLOWING LAWSUITS: (A) HOLLYWOOD CASINO CORPORATION V. JACK E. PRATT V. EDWARD T. PRATT III, WALTER E. EVANS AND PAUL C. YATES, CAUSE NO. 02-01516, IN THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, 116TH JUDICIAL DISTRICT; (B) HOLLYWOOD CASINO CORPORATION V. HAROLD C. SIMMONS, ET AL., CIVIL ACTION NO. 3:02CV0325-M, IN THE UNITED STATED DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION; AND
                  (C) JACK E. PRATT V. HOLLYWOOD CASINO CORPORATION, A DELAWARE CORPORATION, C.A. NO. 19504, IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY (THE "LAWSUITS")](24) [LAWSUITS](25);

                  ii. any and all Claims relating to, arising from, or in connection with, the employment of Stockholder by the Company or the termination of such employment;

                  iii. any and all Claims relating to, or arising from, Stockholder's right to purchase, or actual purchase of shares of stock of Company, including, without limitation, any Claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                  iv. any and all Claims for wrongful discharge of employment; fraud; misrepresentation; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; breach of fiduciary duty; unfair business practices; breach of confidentiality provision, defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; tortious interference, theft, embezzlement, and conversion;

                  v. any and all Claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Family Medical Leave Act, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act and the Texas Commission on Human Rights Act;

                  vi. any and all Claims for violation of the federal, or any state, constitution;

                  vii. any and all Claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  viii. any and all Claims for attorneys' fees, expenses, and costs other than fees, costs or expenses which are otherwise indemnifiable under Section 6.8 of the Merger Agreement.


"FAMILY MEMBERS" SHALL MEAN, WITH RESPECT TO ANY PARTY THAT IS AN INDIVIDUAL, THE SPOUSE OF A PARTY, ANY PARENT OF SUCH PARTY, OR ANY LINEAL DESCENDENT OF A PARENT OF SUCH PARTY (WHETHER NATURAL BORN OR ADOPTED).

------------------------
24. Bracketed language appears in the Stockholder Agreements of each of Jill Pratt LaFerney, John R. Pratt, Sharon Pratt Naftel, Diana Pratt Wyatt, Carolyn Pratt Hickey, Michael Shannan Pratt, William D. Pratt, Jr., and Maria A. Pratt only.

25. Bracketed language appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt, and Edward T. Pratt III only.

                                  Annex B - 6

NOTWITHSTANDING THE FOREGOING, THIS RELEASE DOES NOT IN ANY WAY RELEASE, IMPAIR, OR LIMIT ANY OBLIGATIONS INCURRED BY OR OWING FROM THE COMPANY PARTIES (1) UNDER THIS AGREEMENT, (2) UNDER THE MERGER AGREEMENT, INCLUDING, WITHOUT LIMITATION,
SECTION 6.8 THEREOF,[ AND](26) (3) WITH RESPECT TO CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 ("ADEA CLAIMS") [AND (4) WITH RESPECT TO THE CLAIMS OF STOCKHOLDER UNDER THAT CERTAIN EMPLOYMENT AGREEMENT, DATED AS OF FEBRUARY 5, 2002, BY AND BETWEEN THE COMPANY AND STOCKHOLDER].(27) FURTHER, THIS RELEASE DOES NOT IN ANY WAY RELEASE ANY OF COMPANY'S INSURERS FROM COVERING STOCKHOLDER FOR ANY CONDUCT, ACTS, INJURIES, OR ACTIONS ARISING FROM, IN CONNECTION WITH, OR RELATED TO THE TIME PERIOD SUCH PERSON WAS EMPLOYED BY OR SERVING AS AN OFFICER OR DIRECTOR OF COMPANY. [FURTHER, THIS RELEASE SHALL NOT APPLY TO THE PENDING LITIGATION BETWEEN COMPANY AND STOCKHOLDER REGARDING STOCKHOLDER'S EMPLOYMENT WITH THE COMPANY.](28)

(b) Prosecution by Stockholder and Stockholder Parties. EFFECTIVE AS OF THE EFFECTIVE TIME, STOCKHOLDER, ON BEHALF OF STOCKHOLDER AND THE STOCKHOLDER PARTIES, HEREBY COVENANTS FOREVER NOT TO ASSERT, FILE, PROSECUTE, MAINTAIN, COMMENCE, INSTITUTE (OR SPONSOR OR PURPOSELY FACILITATE ANY PERSON IN CONNECTION WITH THE FOREGOING), ANY COMPLAINT OR LAWSUIT OR ANY LEGAL, EQUITABLE OR ADMINISTRATIVE PROCEEDING OF ANY NATURE, AGAINST ANY OF THE COMPANY PARTIES IN CONNECTION WITH ANY MATTER RELEASED IN SECTION 12(a), INCLUDING, WITHOUT LIMITATION, THE LAWSUITS, AND REPRESENTS AND WARRANTS THAT TO THE EXTENT WITHIN STOCKHOLDER'S CONTROL, NO OTHER PERSON OR ENTITY HAS OR WILL INITIATE ANY SUCH PROCEEDING ON BEHALF OF STOCKHOLDER OR ANY STOCKHOLDER PARTY.


NOTWITHSTANDING THE FOREGOING, THIS COVENANT DOES NOT IN ANY WAY PROHIBIT STOCKHOLDER OR ANY OF THE STOCKHOLDER PARTIES FROM REPORTING OR MAKING PUBLIC DISCLOSURE OF ANY VIOLATIONS OF LAW [AND THIS COVENANT SHALL NOT APPLY TO THE PENDING LITIGATION BETWEEN COMPANY AND STOCKHOLDER REGARDING STOCKHOLDER'S EMPLOYMENT WITH THE COMPANY](29).

(c) Release by Company. EFFECTIVE AS OF THE EFFECTIVE TIME, COMPANY, ON BEHALF OF ITSELF AND THE COMPANY PARTIES UNDER ITS CONTROL (THE "COMPANY CONTROLLED PARTIES"), HEREBY GENERALLY RELEASES AND FOREVER DISCHARGES STOCKHOLDER, THE STOCKHOLDER PARTIES AND THEIR FAMILY MEMBERS FROM ANY AND ALL CLAIMS, WHICH ANY OF THEM MAY HAVE, ARISING OUT OF OR RELATING TO ANY OMISSION, ACTS OR FACTS THAT HAVE OCCURRED UP AND UNTIL AND INCLUDING THE EFFECTIVE TIME, INCLUDING WITHOUT LIMITATION, THE LAWSUITS.


NOTWITHSTANDING THE FOREGOING, THIS RELEASE DOES NOT IN ANY WAY RELEASE, IMPAIR, OR LIMIT (I) ANY OBLIGATIONS INCURRED BY OR OWING FROM STOCKHOLDER OR ANY OF THE STOCKHOLDER PARTIES (1) UNDER THIS AGREEMENT,[ AND](30) (2) WITH RESPECT TO ADEA CLAIMS [AND (3) UNDER THAT CERTAIN EMPLOYMENT AGREEMENT, DATED AS OF FEBRUARY 5, 2002, BY AND BETWEEN THE COMPANY AND STOCKHOLDER](31) OR (II) THE RIGHTS OF COMPANY OR ANY OF ITS PREDECESSORS, SUCCESSORS, ASSIGNS OR SUBSIDIARIES AGAINST STOCKHOLDER OR STOCKHOLDER PARTIES WITH RESPECT TO ANY CRIMINAL OR FRAUDULENT ACTIVITY OTHER THAN ACTIVITIES THAT ARE THE SUBJECT OF THE LAWSUITS. [FURTHER,

---------------------------
26. Bracketed language appears in all of the Stockholder Agreements except for Edward T. Pratt III's.

27. This subsection (4) appears in the Stockholder Agreement of Edward T. Pratt III only.

28. Bracketed language appears in the Stockholder Agreement of William D. Pratt, Jr. only.

29. Bracketed language appears in the Stockholder Agreement of William D. Pratt, Jr. only.

30. Bracketed language appears in all of the Stockholder Agreements except for Edward T. Pratt III's.

31. This subsection (3) appears in the Stockholder Agreement of Edward T. Pratt III only.

                                  Annex B - 7

THIS RELEASE SHALL NOT APPLY TO THE PENDING LITIGATION BETWEEN COMPANY AND STOCKHOLDER REGARDING STOCKHOLDER'S EMPLOYMENT WITH THE COMPANY.](32)

(d) Prosecutions by Company and Company Controlled Parties. EFFECTIVE AS OF THE EFFECTIVE TIME, COMPANY, ON BEHALF OF ITSELF AND THE COMPANY CONTROLLED PARTIES, HEREBY COVENANTS FOREVER NOT TO ASSERT, FILE, PROSECUTE, MAINTAIN, COMMENCE, INSTITUTE (OR SPONSOR OR PURPOSELY FACILITATE ANY PERSON IN CONNECTION WITH THE FOREGOING), ANY COMPLAINT OR LAWSUIT OR ANY LEGAL, EQUITABLE OR ADMINISTRATIVE PROCEEDING OF ANY NATURE, AGAINST ANY OF THE STOCKHOLDER PARTIES IN CONNECTION WITH ANY MATTER RELEASED IN SECTION 12(c), INCLUDING, WITHOUT LIMITATION, THE LAWSUITS, AND REPRESENTS AND WARRANTS THAT, TO THE EXTENT WITHIN ITS CONTROL, NO OTHER PERSON OR ENTITY HAS INITIATED OR WILL INITIATE ANY SUCH PROCEEDING ON ITS OR THEIR BEHALF.


NOTWITHSTANDING THE FOREGOING, THIS COVENANT DOES NOT IN ANY WAY PROHIBIT THE COMPANY OR ANY OF THE COMPANY PARTIES FROM REPORTING OR MAKING PUBLIC DISCLOSURE OF ANY VIOLATIONS OF LAW [AND THIS COVENANT SHALL NOT APPLY TO THE PENDING LITIGATION BETWEEN COMPANY AND STOCKHOLDER REGARDING STOCKHOLDER'S EMPLOYMENT WITH THE COMPANY](33).

         13. EMPLOYMENT, SEVERANCE AND PENSION (34) In consideration for the foregoing, promptly after the Effective Time, Parent agrees to cause Company to pay to Stockholder [$1,828,374 PLUS ANY ACCRUED BONUS](35) [$3,392,595](36) [$1,838,589](37) less any salary and consulting payments paid after June 30, 2002, less applicable withholding and other taxes, as compensation for and in full settlement of all employment, consulting, severance, pension, death benefit or other matters.

           13. EMPLOYMENT MATTERS.(38) In consideration for the foregoing, Parent agrees to honor and comply with (or cause the Surviving Corporation (as defined in the Merger Agreement) to honor and comply with) all the terms and conditions of that certain Employment Agreement, dated as of February 5, 2002, by and between Company and Stockholder (including, without limitation, the obligation of Company to make severance payments to Stockholder thereunder).

           14. THIRD-PARTY BENEFICIARY RIGHTS. Subject to the following sentence, no provision of this Agreement is intended to nor shall it be interpreted to provide or create any third-party beneficiary rights or any other rights of any kind in any other person or entity who is not a Party. The provisions of Sections 11 and 12 are intended to and shall be interpreted to provide and create third party beneficiary rights for each director, officer, employee, and agent of the Company, provided that in the case of each director, Paul Yates and Walter Evans, such person must, deliver to Stockholder a fully executed agreement within five business days of the date of this Agreement containing provisions, where reasonably applicable, identical to the provisions of Section [11 (WITH RESPECT TO THE STAY OF THE LAWSUITS) AND SECTION](39) 12 (with respect to the release of the Stockholder Parties).

           15. FURTHER ASSURANCES. Each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, or documents as any other Party shall reasonably request from time to time in order to carry out the intent and purposes of this Agreement. No Party shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to such Party as set forth in this Agreement, and each Party shall

---------------------------
32. Bracketed language appears in the Stockholder Agreement of William D. Pratt, Jr. only.

33. Bracketed language appears in the Stockholder Agreement of William D. Pratt, Jr. only.

34. This Paragraph 13 appears in the Stockholder Agreements of each of Edward T. Pratt, Jr., Jack E. Pratt, Sr., and William D. Pratt only.

35. Bracketed language appears in the Stockholder Agreement of Edward T. Pratt, Jr. only.

36. Bracketed language appears in the Stockholder Agreement of Jack E. Pratt, Sr. only.

37. Bracketed language appears in the Stockholder Agreement of William D. Pratt only.

38. This Paragraph 13 appears in the Stockholder Agreement of Edward T. Pratt III only.

39. Bracketed language appears in the Stockholder Agreements of each Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt and Edward T. Pratt III only.


                                  Annex B - 8
promptly do all acts and take all measures as may be appropriate or necessary to enable such Party to perform, as early as practicable, the obligations required to be performed by such Party under this Agreement. Without limiting the foregoing, if requested by Company or Parent, Stockholder will obtain a written acknowledgement from any entity or person that Stockholder purports to act on behalf of acknowledging that such Stockholder has the authority to execute this Agreement on such person or entity's behalf and to so bind such person or entity.

           16. INJUNCTIVE RELIEF. The Parties acknowledge that it is impossible to measure in money the damages that will accrue to one or more of them by reason of the failure of either of them to abide by the provisions of this Agreement, that every such provision is material, and that in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Therefore, if any Party shall institute any action or proceeding to enforce the provisions of this Agreement, in addition to any other relief, the court in such action or proceeding may grant injunctive relief against any Party found to be in breach or violation of this Agreement, as well as or in addition to any remedies at law or damages, and such Party waives the claim or defense in any such action or proceeding that the Party bringing such action has an adequate remedy at law, and such Party shall not argue or assert in any such action or proceeding the claim or defense that such remedy at law exists. No Party shall seek and each Party shall waive any requirement for, the securing or posting of a bond in connection with the other Party seeking or obtaining such equitable relief.

           17. COURT MODIFICATION. Should any portion of this Agreement be declared by a court of competent jurisdiction to be unreasonable, unenforceable, or void for any reason or reasons, the involved court shall modify the applicable provision(s) of this Agreement so as to be reasonable or as is otherwise necessary to make this Agreement enforceable and valid and to protect the interests of the Parties intended to be protected by this Agreement to the maximum extent possible.

           18. FACSIMILE TRANSMISSION AND COUNTERPARTS. This Agreement may be executed by facsimile transmission and in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

           19. NOTICES. All notices, requests, demands, and other communications under this Agreement ("Notices") shall be in writing and shall be delivered (i) personally, (ii) by certified mail, return receipt requested, postage prepaid,
(iii) by overnight courier or (iv) by facsimile transmission properly addressed as follows:

         If to Parent to:

                        Penn National Gaming, Inc.
                        825 Berkshire Blvd., Suite 200
                        Wyomissing, PA  19610
                        Facsimile:  (610) 373-4966
                        Attention:  Peter M. Carlino, Chief Executive Officer

                        with a copy to:

                        Morgan, Lewis & Bockius LLP
                        1701 Market Street
                        Philadelphia, PA  19103
                        Facsimile:  (215) 963-5299
                        Attention:  Peter S. Sartorius, Esq.


         If to Company to:

                        Hollywood Casino Corporation
                        Two Galleria Tower
                        13455 Noel Road, Suite 2200
                        Dallas, TX  75240
                        Facsimile:  (972) 716-3903
                        Attention:  Walter E. Evans, General Counsel

                        with a copy to:



                                  Annex B - 9

                        Weil, Gotshal & Manges LLP
                        100 Crescent Court, Suite 1300
                        Dallas, TX  75201
                        Facsimile:  (214) 746-7777
                        Attention:  Michael A. Saslaw


and if to Stockholder, at the address specified in on the signature page to this Agreement or, in either case, to such other address or addresses as a Party to this Agreement may indicate to the other Party in the manner provided for in this Paragraph 19. Notices given by mail, by overnight courier and by personal delivery shall be deemed effective and complete upon delivery and notices by facsimile transmission shall be deemed effective upon receipt.

           20. EFFECTIVE DATE; TERM. This Agreement shall become effective upon
(i) its execution and delivery by all Parties and (ii) the execution and delivery of each of the Other Stockholder Agreements by the parties thereto; provided, however, that Section 12 of this Agreement shall not become effective until the Effective Time. This Agreement shall continue in full force and effect until the first to occur of (A) the written agreement of all the Parties to terminate this Agreement and (B) the termination of the Merger Agreement in accordance with its terms (the first to occur of (A) and (B) the "Termination Time").

           21. NON-SOLICITATION OF EMPLOYEES.(40) Stockholder hereby agrees for a period of eighteen (18) months after the Effective Date that Stockholder will not, without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed, directly or indirectly, (i) solicit, recruit or hire any person who is now or in the future becomes an executive or management employee of Company or any subsidiary of Company (a "Key Employee") to work for any person or entity other than Company or any such subsidiary or
(ii) engage in any activity that would cause any employee to violate any agreement with Company or any of its subsidiaries; provided, however, that the above provisions shall not apply with respect to any Key Employee who is not employed by Parent, Surviving Corporation (as defined in the Merger Agreement) or any of their respective subsidiaries following the Effective Time for at least one-hundred twenty (120) days unless such unemployment occurred in connection with a violation by Stockholder of this Section 21.

           22. GAMING APPROVALS; COOPERATION. Company shall (i) promptly file all required applications to obtain the approvals from all applicable Gaming Authorities necessary for Stockholder to grant the proxy set forth in Section 3,
(ii) shall request an accelerated review from such Gaming Authorities in connection with such filings, and (iii) shall otherwise use its reasonable best efforts to obtain such approvals. Each of the Parties shall use such Party's reasonable best efforts to cooperate with Company and all applicable Gaming Authorities in making such filings and obtaining such approvals.

           23. OTHER AGREEMENTS.

           (a) This Agreement supersedes all prior agreements or understandings of the Parties on the subject matter of this Agreement. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter of this Agreement, except as set forth in this Agreement. This Agreement (i) shall not be modified by any oral agreement, either express or implied, and all amendments or modifications of this Agreement shall be in writing and be signed by all of the Parties, and (ii) shall be binding on and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.

           (b) The paragraph headings in this Agreement are for the purpose of convenience only and shall not limit or otherwise affect any of the terms of this Agreement.

           (c) Should any Party be in default under or breach of any of the covenants or agreements contained in this Agreement, or in the event a dispute shall arise as to the meaning of any term of this Agreement, the defaulting or nonprevailing Party shall pay all costs and expenses, including reasonable attorneys' fees, of the other Party that may arise or accrue from enforcing this Agreement, securing an interpretation of any provision of this Agreement, or in pursuing any remedy provided by law whether such remedy is pursued or interpretation is sought by the filing of a lawsuit, an appeal, or otherwise.

----------------------------
40. This Paragraph 21 appears in the Stockholder Agreements of each of Jack E. Pratt, Sr., Edward T. Pratt, Jr., William D. Pratt and Edward T. Pratt III only.


                                  Annex B - 10

           (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, which internal laws exclude any provision or interpretation of such laws that would call for, or permit, the application of the laws of any other state or jurisdiction, and any dispute arising therefrom and the remedies available shall be determined solely in accordance with such internal laws.

           (e) Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

           (f) Stockholder certifies that Stockholder has read the terms of this Agreement, that Stockholder has been informed by this document that Stockholder should discuss this Agreement with the attorney of Stockholder's own choice, that Stockholder has had an opportunity to do so and that Stockholder understands this Agreement's terms and effects.

           (g) The Parties have jointly participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

           24. SPOUSAL JOINDER.(41) The spouse of Stockholder joins in the execution of this Agreement for the purpose of evidencing her knowledge of its existence, her acknowledgment that she agrees to the provisions of this Agreement and her agreement to bind her community interest, if any, in any of the Shares to the performance of this Agreement, and she further agrees that the covenants in this Agreement shall be, and hereby are, accepted as binding on her individually and upon all persons ever to claim under her as though such Shares were held of record by her; provided, however, nothing contained in this Section 24 is intended to, nor shall be deemed to, confer or create any community property interest in the Shares upon her.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]






-------------------------
41. This Paragraph 24 appears in the Stockholder Agreements of each of Edward T. Pratt III and Jack E. Pratt, Sr. only.


                                  Annex B - 11

           IN WITNESS WHEREOF, each of the Parties has executed this Agreement on or as of the date of this Agreement.


PARENT:

PENN NATIONAL GAMING, INC.


By:
Name:
Title:

COMPANY:

HOLLYWOOD CASINO CORPORATION


By:
Name:
Title:

STOCKHOLDER:




[Stockholder]
Address:



Telephone:
Facsimile:






                                  Annex B - 12

                                  SCHEDULE A (42)

               OTHER STOCKHOLDERS EXECUTING STOCKHOLDER AGREEMENTS


Maria A. Pratt
Sharon Pratt Naftel
Diana Pratt Wyatt
Carolyn Pratt Hickey
Michael Shannan Pratt
Jill Pratt LaFerney
John R. Pratt
Edward T. Pratt, Jr.
William D. Pratt
Edward T. Pratt III
William D. Pratt, Jr.
Jack E. Pratt, Sr.












--------------------------
42. The name of the Stockholder signing each Stockholder Agreement is removed from this list.


                             Annex B Schedule A - 1

                                  SCHEDULE B (43)


SHARES HELD OF RECORD:

Stockholder holds of record 13,200 shares of Class A Common Stock.

OPTIONS:

Total of 13,500 options, of which options to acquire 4,500 of Class A Common Stock are vested, and 9,000 additional shares vest in 3,000 share increments on May 5 of 2003, 2004 and 2005. The right to acquire these 13,500 shares will expire on May 5, 2010. All of such options, which have not been previously exercised, will vest at the Effective Time of the Merger.

ADDITIONAL VOTING SHARES:

Stockholder has sole power to vote the following shares of Class A Common Stock:
200,294 shares owned of record by the WDP Jr. Family Trust, of which Stockholder is trustee; and 400,582 shares owned of record by WDP Family, Ltd., of which Stockholder is Managing General Partner.

Stockholder has shared power to vote the following shares of Class A Common
Stock: 275,544 shares owned of record by Michael Shannan Pratt subject to a proxy granting Stockholder the right to vote but not to dispose of such shares.

ADDITIONAL DISPOSITION SHARES:

Stockholder has sole power to dispose of the following shares of Class A Common
Stock: 200,294 shares owned of record by the WDP Jr. Family Trust, of which Stockholder is trustee; and 400,582 shares owned of record by WDP Family, Ltd., of which Stockholder is Managing General Partner.

RECORD SHARE ENCUMBRANCES:

None




------------------------
43. This is the Schedule B attached to the Stockholder Agreement of William D. Pratt only.

                            Annex B - Schedule B - 1

                                  SCHEDULE B (44)

SHARES HELD OF RECORD:

Stockholder holds of record 275,544 shares of Class A Common Stock, which shares are subject to a voting trust arrangement giving William D. Pratt, or his successor, voting power.

OPTIONS:

None

ADDITIONAL VOTING SHARES:

None

ADDITIONAL DISPOSITION SHARES:

None

RECORD SHARE ENCUMBRANCES:

190,000 shares of Class A Common Stock have been pledged to William D. Pratt pursuant to a pledge agreement.






-------------------------
44. This is the Schedule B attached to the Stockholder Agreement of Michael Shannan Pratt only.

                            Annex B - Schedule B - 2

                                  SCHEDULE B (45)

SHARES HELD OF RECORD:

None

OPTIONS:

None

ADDITIONAL VOTING SHARES:

None

ADDITIONAL DISPOSITION SHARES:

None

RECORD SHARE ENCUMBRANCES:

None











---------------------------
45. This is the Schedule B attached to the Stockholder Agreement of William D. Pratt, Jr. only.


                            Annex B - Schedule B - 3

                                  SCHEDULE B (46)


SHARES HELD OF RECORD:

Stockholder holds of record 479,604 shares of Class A Common Stock, which shares are subject to a voting trust arrangement giving Edward T. Pratt III voting power.

OPTIONS:

None

ADDITIONAL VOTING SHARES:

None

ADDITIONAL DISPOSITION SHARES:

None

RECORD SHARE ENCUMBRANCES:

None










------------------------
46. This is the Schedule B attached to the Stockholder Agreement of Sharon Pratt Naftel only.

                            Annex B - Schedule B - 4

                                  SCHEDULE B (47)

SHARES HELD OF RECORD:

Stockholder holds of record 521,616 shares of Class A Common Stock, which shares are subject to a voting trust arrangement giving Jack E. Pratt voting power.

OPTIONS:

Total of 7,500 options, of which options to acquire 4,500 shares of Class A Common Stock are vested, and 3,000 additional shares vest in 1,500 share increments on December 1 of 2002 and 2003. The right to acquire these 7,500 shares will expire on April 5, 2009. All of such options, which have not been previously exercised, will vest at the Effective Time of the Merger.

ADDITIONAL VOTING SHARES:

None

ADDITIONAL DISPOSITION SHARES:

None

RECORD SHARE ENCUMBRANCES:

Stockholder has a margin loan for $75,000 secured by approximately 501,000 shares of Class A Common Stock in an account and a margin loan for $30,939 secured by approximately 15,000 shares of Class A Common Stock in an account.










-------------------------
47. This is the Schedule B attached to the Stockholder Agreement of John R. Pratt only.

                            Annex B - Schedule B - 5

                                  SCHEDULE B (48)


SHARES HELD OF RECORD:

Stockholder holds of record 479,604 shares of Class A Common Stock, which shares are subject to a voting trust arrangement giving Edward T. Pratt III voting power.

OPTIONS:

None

ADDITIONAL VOTING SHARES:

None

ADDITIONAL DISPOSITION SHARES:

None

RECORD SHARE ENCUMBRANCES:

None










-------------------------
48. This is the Schedule B attached to the Stockholder Agreement of Diana Pratt Wyatt only.

                            Annex B - Schedule B - 6

                                  SCHEDULE B (49)


SHARES HELD OF RECORD:

Stockholder holds of record 479,604 shares of Class A Common Stock, which shares are subject to a voting trust arrangement giving Edward T. Pratt III voting power.

OPTIONS:

None

ADDITIONAL VOTING SHARES:

None

ADDITIONAL DISPOSITION SHARES:

None

RECORD SHARE ENCUMBRANCES:

None










-----------------------
49. This is the Schedule B attached to the Stockholder Agreement of Carolyn Pratt Hickey only.

                            Annex B - Schedule B - 7

                                  SCHEDULE B (50)


SHARES HELD OF RECORD:

Stockholder holds of record 814,970 shares of Class A Common Stock.

OPTIONS:

None

ADDITIONAL VOTING SHARES:

None

ADDITIONAL DISPOSITION SHARES:

None

RECORD SHARE ENCUMBRANCES:

None












---------------------------
50. This is the Schedule B attached to the Stockholder Agreement of Maria A. Pratt only.

                            Annex B - Schedule B - 8

                                  SCHEDULE B (51)

SHARES HELD OF RECORD:

Stockholder holds of record 4,110,477 shares of Class A Common Stock.

OPTIONS:

Total of 875,000 options, of which options to acquire 800,000 shares of Class A Common Stock are vested, and 75,000 additional shares vest in 25,000 share increments on May 5 of 2003, 2004 and 2005. The right to acquire 150,000 of these shares will expire on September 11, 2002; the right to acquire 150,000 of these shares will expire on June 19, 2003; the right to acquire 450,000 of these shares will expire on April 5, 2004; and the right to acquire 125,000 of these shares will expire on May 5, 2010. All of such options, which have not been previously exercised, will vest at the Effective Time of the Merger.

ADDITIONAL VOTING SHARES:

Stockholder has sole power to vote the following shares of Class A Common Stock:
1,642,001 shares owned of record by C.A. Pratt Partners, Ltd., of which Stockholder is the General Partner; 487,568 shares that Stockholder owns of record as Custodian for Michael Eldon Pratt; 487,568 shares that Stockholder owns of record as Custodian for Caroline de La Fontaine Pratt; 31,500 shares Stockholder holds as trustee under certain trusts for the benefit of Stockholder's family; and 408,767 shares owned of record by Jill Pratt LaFerney and 521,616 shares owned of record by John R. Pratt, both subject to a proxy granting Stockholder the right to vote but not to dispose of such shares.

Stockholder has shared power to vote the following shares of Class A Common
Stock: 14,000 shares owned of record by the MEP Family Partnership, of which Stockholder is the Managing Partner, and 7,000 shares owned of record by the CLP Family Partnership, of which Stockholder is the Managing Partner.

ADDITIONAL DISPOSITION SHARES:

Stockholder has sole power to dispose of the following shares of Class A Common
Stock: 1,642,001 shares owned of record by C.A. Pratt Partners, Ltd., of which Stockholder is the General Partner; 487,568 shares that Stockholder owns of record as Custodian for Michael Eldon Pratt; 487,568 shares that Stockholder owns of record as Custodian for Caroline de La Fontaine Pratt; and 31,500 shares Stockholder holds as trustee under certain trusts for the benefit of Stockholder's family.

Stockholder has shared power to dispose of the following shares of Class A Common Stock: 14,000 shares owned of record by the MEP Family Partnership, of which Stockholder is the Managing Partner, and 7,000 shares owned of record by the CLP Family Partnership, of which Stockholder is the Managing Partner.

RECORD SHARE ENCUMBRANCES:

Stockholder has a $100,000 margin loan against an account, which contains approximately 500,000 shares of Class A Common Stock. There is also a $91,918 margin loan against an account, which contains the 31,500 shares of Class A Common Stock Stockholder holds as trustee under certain trusts for the benefit of Stockholder's family.



---------------------------
51. This is the Schedule B attached to the Stockholder Agreement of Jack E. Pratt, Sr. only.

                            Annex B - Schedule B - 9

                                  SCHEDULE B (52)

SHARES HELD OF RECORD:

Stockholder holds of record 408,767 shares of Class A Common Stock, which shares are subject to a voting trust arrangement giving Jack E. Pratt voting power.

OPTIONS:

None

ADDITIONAL VOTING SHARES:

None

ADDITIONAL DISPOSITION SHARES:

None

RECORD SHARE ENCUMBRANCES:

None












-----------------------
52. This is the Schedule B attached to the Stockholder Agreement of Jill Pratt LaFerney only.

                            Annex B - Schedule B - 10

                                  SCHEDULE B (53)

SHARES HELD OF RECORD:

Stockholder holds of record 1,083,713 shares of Class A Common Stock.

OPTIONS:

Total of 850,000 options, of which options to acquire 790,000 shares of Class A Common Stock are vested, and 60,000 additional shares vest in 20,000 share increments on May 5 of 2003, 2004 and 2005. The right to acquire 150,000 of these shares will expire on September 11, 2002; the right to acquire 150,000 of these shares will expire on June 19, 2003; the right to acquire 450,000 of these shares will expire on April 5, 2004; and the right to acquire 100,000 of these shares will expire on May 5, 2010. All of such options, which have not been previously exercised, will vest at the Effective Time of the Merger.

ADDITIONAL VOTING SHARES:

Stockholder has sole power to vote the following shares of Class A Common Stock subject to proxies granting Stockholder the right to vote but not to dispose of such shares: 479,604 shares owned of record by Sharon Pratt Naftel, 479,604 shares owned of record by Diana Pratt Wyatt, and 479,604 shares owned of record by Carolyn Pratt Hickey.

ADDITIONAL DISPOSITION SHARES:

None

RECORD SHARE ENCUMBRANCES:

Stockholder has granted a security interest in 1,083,713 shares of Class A Common Stock to Texas Community Bank and Trust, N.A. with respect to a loan in the amount of $894,000.00.




--------------------------
53. This is the Schedule B attached to the Stockholder Agreement of Edward T. Pratt III only.

                            Annex B - Schedule B - 11

                                  SCHEDULE B (54)

SHARES HELD OF RECORD:

Stockholder holds of record 1,102,544 shares of Class A Common Stock.

OPTIONS:

None

ADDITIONAL VOTING SHARES:

None

ADDITIONAL DISPOSITION SHARES:

None

RECORD SHARE ENCUMBRANCES:

None








--------------------------
54. This is the Schedule B attached to the Stockholder Agreement of Edward T. Pratt, Jr. only.

                            Annex B - Schedule B - 12

                                                                       ANNEX C

PERSONAL AND CONFIDENTIAL
-------------------------


August 7, 2002


Board of Directors
Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road
Dallas, TX  75240


Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Class A Common Stock, par value $0.0001 per share (the "Shares"), of Hollywood Casino Corporation (the "Company") of the $12.75 per Share in cash to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of August 7, 2002 (the "Agreement"), among Penn National Gaming, Inc. ("Penn"), P Acquisition Corp., a wholly owned subsidiary of Penn, and the Company.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. We are familiar with the Company having provided investment banking services to the Company from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also may provide investment banking services to Penn in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of the Company or Penn for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and Penn for the five years ended December 31, 2001; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Penn; certain other communications from the Company and Penn to their respective stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding their assessment of its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the gaming industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion necessarily is based upon information available to us and financial, economic, market, regulatory and other conditions as they exist and can be evaluated on the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the $12.75 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

                                                                       ANNEX D

                                                     August 5, 2002

Penn National Gaming, Inc.
825 Berkshire Boulevard
Suite 200
Wyomissing, Pennsylvania  19610


Attention:  Robert S. Ippolito

                       RE: PROJECT LA -- COMMITMENT LETTER

Ladies and Gentlemen:

                     Penn National Gaming, Inc. ("you" or "Borrower") has advised Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear Stearns Corporate Lending Inc. ("BSCL") and Merrill Lynch Capital Corporation ("Merrill Lynch"; together with Bear Stearns and BSCL, "we" or "us") that you and a newly formed subsidiary of yours intend to enter into a merger agreement (the "Acquisition Agreement") with Hollywood Casino Corporation ("Target") pursuant to which, you will acquire through merger (the "Acquisition") all of the capital stock of Target for cash. In addition, you have advised us of the following: (1) on the closing date of the Acquisition (the "Closing Date"), you will repay all outstanding borrowings under your existing revolving credit facility and terminate the commitments in connection therewith, (2) on the Closing Date, you will redeem (or irrevocably deposit into trust sufficient funds with an irrevocable notice of redemption to cause the obligations under the indenture in respect thereof to be discharged) Target's outstanding floating rate senior secured notes due 2006, (3) on the Closing Date, you will consummate a cash tender offer for not less than 85% of Target's 11.25% senior secured notes due 2007 (the "Non-Callable Notes"), obtain consents to eliminate all significant covenants from the governing indenture in connection therewith and modify the indenture governing the Non-Callable Notes to permit the Credit Facilities referred to below to be secured by the collateral securing the Non-Callable Notes on an equal and ratable basis or otherwise discharge or defease the Non-Callable Notes with the same effect, (4) you may commence change of control tender offers under the terms of the indentures governing the first mortgage notes and senior secured notes (collectively, the "Existing Target Subsidiary Bonds") of Target's Shreveport subsidiary (such subsidiary and its subsidiaries are referred to as the "Target Unrestricted Group") at a price of 101% of the principal amount thereof, plus accrued and unpaid interest and (5) approximately $17.6 million of personal property subject to capital leases at Target may be purchased and the associated leases terminated, if necessitated by the Acquisition. The refinancing or replacement of all of the foregoing debt (and related consent solicitations) of Borrower, Target and their respective subsidiaries are referred to collectively as the "Refinancing." The sources and uses of funds necessary to consummate the Transactions (as defined below) will be as set forth in Annex A hereto. In order to effectuate the foregoing, you have advised us that you intend to enter into senior secured credit facilities in the amount of $1,000.0 million (the "Credit Facilities").

                     The Acquisition, the Refinancing, the entering into and borrowings under the Credit Facilities by the parties herein described and the other transactions contemplated hereby entered into and consummated in connection with the Acquisition are herein referred to as the "Transactions."

                     You have requested that BSCL and Merrill Lynch commit to provide the Credit Facilities to finance the Acquisition and the Refinancing and to pay the related fees and expenses.

                     Accordingly, subject to the terms and conditions set forth below, each of BSCL and Merrill Lynch hereby agrees with you as follows:


                     1. Commitment. Each of BSCL and Merrill Lynch (or one or more of their affiliates) hereby commits to provide to Borrower 50% of each of the Credit Facilities upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter (the "Fee Letter") dated the date hereof


                                  Annex D - 1
and delivered to you and in the Senior Secured Credit Facilities Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit A (the "Term Sheet").

                     2. Syndication. We reserve the right and intend, prior to or after the execution of the definitive documentation for the Credit Facilities (the "Credit Documents"), to syndicate all or a portion of our commitments to one or more financial institutions (together with BSCL and Merrill Lynch, the "Lenders"). Our commitment hereunder is subject to each of Bear Stearns (or one of its affiliates) and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") (or one of its affiliates) acting as a joint lead arrangers of and joint book-runners for the Credit Facilities and each of BSCL and Merrill Lynch acting as syndication agents for the Credit Facilities. We (or one of our affiliates) will manage all aspects of the syndication (in consultation with you), including decisions as to the selection of potential Lenders to be approached and when they will be approached, when their commitments will be accepted, which Lenders will participate and the final allocations of the commitments among the Lenders (which are likely not to be pro rata across facilities among Lenders), and we will exclusively perform all functions and exercise all authority as customarily performed and exercised in such capacities, including selecting counsel for the Lenders, negotiating the Credit Documents and determining the amount and distribution of fees among the Lenders, provided, however, that we agree not to syndicate any portion of our commitments hereunder to Mackay-Shields. Any agent titles (including co-agents) awarded to other Lenders are subject to our prior approval and shall not entail any role with respect to the matters referred to in this paragraph without our prior consent. You agree that no Lender will receive compensation outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Credit Facilities. We may select (with your consent, not to be unreasonably withheld, delayed or conditioned) a Lender to act as an administrative agent (the "Administrative Agent") for the Credit Facilities to perform such ministerial and administrative functions as we shall reasonably designate.

                     You understand that we intend to commence the syndication of the Credit Facilities promptly, and you agree to assist us actively in achieving a timely syndication that is satisfactory to us. The syndication efforts will be accomplished by a variety of means, including direct contact during the syndication between senior management, advisors and affiliates of Borrower and Target on the one hand, and the proposed Lenders on the other hand and Borrower hosting, with us, at least one meeting with prospective Lenders at such times and places as we may reasonably request. You agree to, upon our request, (a) provide, and cause your affiliates and advisors to provide, and use your reasonable best efforts to have Target provide, to us all information reasonably requested by us to successfully complete the syndication, including the information and projections (including updated projections) contemplated hereby, and (b) assist, and cause your affiliates and advisors to assist, and use your reasonable best efforts to have Target assist, us in the preparation of a Confidential Information Memorandum and other marketing materials (the contents of which you shall be solely responsible for) to be used in connection with the syndication, including making available representatives of Borrower and Target. You also agree to use your reasonable best efforts to ensure that our syndication efforts benefit materially from your (and your affiliates') existing lending relationships. You further agree that, at your expense, you will work with us to procure a rating for the Credit Facilities by Moody's Investor's Service, Inc. and Standard & Poor's Ratings Group promptly after the execution of the Acquisition Agreement.


                     3. Fees. As consideration for our commitment hereunder and our agreement to arrange, manage, structure and syndicate the Credit Facilities, you agree to pay to us the nonrefundable fees as set forth in the Fee Letter as and when specified in such document.

                     4. Conditions. Each of Bear Stearns', BSCL's and Merrill Lynch's commitment hereunder is subject to the conditions set forth elsewhere herein and in the Term Sheet.

                     Our commitment hereunder is also subject to (a) other than with respect to changes in the Illinois gaming tax law enacted in June of 2002 and the lawsuits by and against Target and Jack E. Pratt et al., there not having occurred or becoming known any material adverse change or any condition or event that could reasonably be expected to result in a material adverse change in the business, operations, condition (financial or otherwise), assets, properties, liabilities (contingent or otherwise) or prospects of either (1) Borrower and its subsidiaries taken as a whole (before or after giving effect to the Transactions) since December 31, 2001 or (2) Target and its subsidiaries taken as a whole (before giving effect to the Transactions) since December 31, 2001 (it being acknowledged and agreed that the Notice of Violation and Hearing from the State of Louisiana Gaming Control Board dated July 22, 2002 addressed


                                  Annex D - 2
to Hollywood Casino Shreveport shall not, by itself, constitute a material adverse change); (b) there not having occurred and be continuing in or affecting current loan syndication or financial, banking or capital market conditions generally that, individually or in the aggregate, in our good faith judgment would materially adversely affect our ability to syndicate the Credit Facilities; (c) our reasonable satisfaction that, after the date hereof and prior to and during the syndication of the Credit Facilities, none of Borrower, Target or any of their respective subsidiaries or affiliates shall have syndicated or issued, attempted to syndicate or issue, announced or authorized the announcement of, or engaged in discussions concerning the syndication or issuance of, any debt facility or debt security of any of them, including renewals thereof (other than the Credit Facilities (including the Incremental Facility as defined in the Term Sheet) and any debt financing which we have requested to replace the Second Priority Facility and the Second Term Loan B Draw (each as defined in the Term Sheet)) that shall have disrupted or interfered with the syndication of the Credit Facilities; (d) our reasonable satisfaction that the Acquisition will be consummated in all material respects in accordance with the terms of the Acquisition Agreement (without the waiver or amendment of any material condition unless consented to by the Lead Arrangers), which terms, along with the conditions and structure of the Acquisition and the Acquisition Agreement, shall be in form and substance satisfactory to the Lead Arrangers (it being acknowledged that the Acquisition Agreement as in effect on the date hereof, and all exhibits, schedules, appendices and attachments thereto are satisfactory); (e) our receipt of (i) quarterly consolidated financial statements of Borrower and Target within 45 days of the end of each fiscal quarter to the extent not previously filed with the Securities and Exchange Commission and (ii) monthly consolidated financial statements of Borrower and Target within 30 days of the end of each month subsequent to June 30, 2002 (or 45 days subsequent to December 31, 2002) (collectively, the "Required Financials"); (f) you, Bear Stearns and MLPF&S shall have executed and delivered the engagement letter (the "Engagement Letter") dated the date hereof and you shall not be in breach thereof or in breach of the Fee Letter; and (g) none of the Information and Projections (each as defined below in Section 5 hereof) shall be misleading or incorrect in any material respect taken as a whole, in light of the circumstances under which such statements were made.


                     5. Information and Investigations. You hereby represent and covenant that (a) all information and data (excluding financial projections) that have been or will be made available by you or any of your affiliates, representatives or advisors to us or any Lender (whether prior to or on or after the date hereof) in connection with the Transactions (including, to our knowledge with respect to Target), taken as a whole (the "Information"), is and will be complete and correct in all material respects and does not and will not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made, and (b) all financial projections concerning Borrower and its subsidiaries and, to our knowledge, Target and its subsidiaries and the transactions contemplated hereby (the "Projections") that have been made or will be prepared by or on behalf of you or any of your affiliates, representatives or advisors and that have been or will be made available to us or any Lender in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time they were prepared (it being understood that the Projections are subject to significant contingencies and uncertainties, many of which are beyond our control, and do not constitute a guarantee or representation of future results). You agree to supplement the Information and the Projections from time to time until the date of execution and delivery of the Credit Documents and, if requested by us, for a reasonable period thereafter necessary to complete the syndication of the Credit Facilities so that the representation and covenant in the preceding sentence remain correct in all material respects and to permit us to evaluate whether the conditions to our commitments have been satisfied. In syndicating the Credit Facilities we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent check or verification thereof.

                     6. Indemnification. You agree (i) to indemnify and hold harmless each of Bear Stearns, BSCL and Merrill Lynch and each of the other Lenders and their respective officers, directors, employees, affiliates, agents and controlling persons (Bear Stearns, BSCL, Merrill Lynch and each such other person being an "Indemnified Party") from and against any and all losses, claims, damages, costs, expenses and liabilities, joint or several, to which any Indemnified Party may become subject under any applicable law, or otherwise related to or arising out of or in connection with this Commitment Letter, the Fee Letter, the Term Sheet, the Credit Facilities, the loans under the Credit Facilities, the use of proceeds of any such loan, any of the Transactions or any related transaction and the performance by any Indemnified Party of the services contemplated hereby and will reimburse each Indemnified Party for any and all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim,


                                  Annex D - 3
action or proceeding is initiated or brought by or on behalf of you, Target, or any of your or Target's respective affiliates and whether or not any of the Transactions are consummated or this Commitment Letter is terminated, except to the extent resulting primarily from such Indemnified Party's bad faith, gross negligence or willful misconduct and (ii) not to assert any claim against any Indemnified Party for consequential, punitive or exemplary damages on any theory of liability in connection in any way with the transactions described in or contemplated by this Commitment Letter.

                     You agree that, without our prior written consent, neither you nor any of your affiliates or subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions hereof (whether or not any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional written release in form and substance satisfactory to the Indemnified Parties of each Indemnified Party from all liability arising out of such claim, action or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

                     In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against you or any of your subsidiaries or affiliates in which such Indemnified Party is not named as a defendant, you agree to reimburse such Indemnified Party for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and expenses of its legal counsel.

                     7. Expenses. You agree to reimburse us and our affiliates for our and their reasonable expenses upon our request made from time to time (including, without limitation, all reasonable due diligence investigation expenses, fees of consultants engaged with your consent (not to be unreasonably withheld), syndication expenses (including printing, distribution and bank meetings), appraisal and valuation fees and expenses, travel expenses, rating agency fees, duplication fees and expenses, audit fees, search fees, filing and recording fees and the reasonable fees, disbursements and other charges of counsel (and any local counsel) and any sales, use or similar taxes (and any additions to such taxes) related to any of the foregoing) incurred in connection with the negotiation, preparation, execution and delivery, waiver or modification, collection and enforcement of this Commitment Letter, the Term Sheet, the Fee Letter and the Credit Documents and the security arrangements (if any) in connection therewith and whether or not such fees and expenses are incurred before or after the date hereof or any loan documentation is entered into or the Transactions are consummated or any extensions of credit are made under the Credit Facilities or this Commitment Letter is terminated or expires.


                     8. Confidentiality. This Commitment Letter, the Term Sheet, the Fee Letter, the contents of any of the foregoing and our and/or our affiliates' activities pursuant hereto or thereto are confidential and shall not be disclosed by or on behalf of you or any of your affiliates to any person without our prior written consent, except that you may disclose this Commitment Letter and the Term Sheet (i) to your and Target's and your and its respective officers, directors, employees and advisors, and then only in connection with the Transactions and on a confidential need-to-know basis and (ii) as you are required to make by applicable law or compulsory legal process (based on the advice of legal counsel); provided, however, that in the event of any such compulsory legal process you agree to give us prompt notice thereof and to cooperate with us in securing a protective order in the event of compulsory disclosure and that any disclosure made pursuant to public filings shall be subject to our prior review. You agree that you will permit us to review and approve any reference to any of us or any of our affiliates in connection with the Credit Facilities or the transactions contemplated hereby contained in any press release or similar public disclosure prior to public release. You agree that we and our affiliates may share information concerning you, and, subject to the existing confidentiality agreement between Target and Borrower, Target and your and Target's respective subsidiaries and affiliates among ourselves solely in connection with the performance of our services hereunder and the evaluation and consummation of financings and Transactions contemplated hereby.

                     9. Termination. Our commitment hereunder is based upon the financial and other information regarding you and Target and your and its respective subsidiaries previously provided to us. In the event that by means of continuing review or otherwise we become aware of or discover new information or developments concerning conditions or events previously disclosed to us that is inconsistent in any material adverse respect with the Projections or the Information provided to us prior to the date hereof, or if any event or condition has occurred or become known (other than changes in the Illinois gaming tax law enacted in June of 2002, the lawsuits by and against Target and Jack E. Pratt, et al. and the Notice of Violation and Hearing from the State of Louisiana Gaming Control Board dated July 22, 2002 addressed to Hollywood Casino Shreveport) that in our judgment has had or could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, properties, liabilities (contingent or otherwise) or


                                  Annex D - 4
prospects of either (1) Borrower and its subsidiaries taken as a whole (either before or after giving effect to the Transactions) since December 31, 2001 or
(2) Target and its subsidiaries taken as a whole (before giving effect to the Transactions) since December 31, 2001, this Commitment Letter and both of our commitments hereunder shall terminate upon written notice by either Bear Stearns, BSCL or Merrill Lynch. In addition, our commitments hereunder shall terminate in their entirety (A) on the date that is 45 days after the receipt by you of all requisite regulatory approvals but in any event no later than July 31, 2003 if the Credit Documents are not executed and delivered by Borrower and the Lenders by such date, (B) on the date of execution and delivery of the Credit Documents by Borrower and the Lenders and (C) the date of termination or abandonment of the Acquisition or the date of the Acquisition if the initial funding under the Credit Facilities does not occur on such date. Notwithstanding the foregoing, the provisions of Sections 6, 7, 8 and 11 hereof shall survive any termination pursuant to this Section 9; provided that the provisions of Sections 6 and 7 shall be superceded and replaced in their entirety by the provisions in the definitive documentation relating to expenses and indemnification.

                     10. Assignment; etc. This Commitment Letter and our commitment hereunder shall not be assignable by any party hereto (other than by us to our affiliates) without the prior written consent of the other parties hereto, and any attempted assignment shall be void and of no effect; provided, however, that nothing contained in this Section 10 shall prohibit us (in our sole discretion) from (i) performing any of our duties hereunder through any of our affiliates, and you will owe any related duties (including those set forth in Section 2 above) to any such affiliate, and (ii) granting (in consultation with you) participations in, or selling (in consultation with you) assignments of all or a portion of, the commitments or the loans under the Credit Facilities pursuant to arrangements satisfactory to us. Upon any such assignment, upon the request of the Lead Arrangers, the Company will enter into a customary assignment agreement with any such assignee; following the execution and delivery thereof, our commitments hereunder will be reduced by the amount of the commitment assumed in such assignment agreement. Participation will not, in any event, reduce commitments. This Commitment Letter is solely for the benefit of the parties hereto and does not confer any benefits upon, or create any rights in favor of, any other person.

                     11. Governing Law; Waiver of Jury Trial. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of any of the Transactions or the other transactions contemplated hereby, or the performance by us or any of our affiliates of the services contemplated hereby.

                     12. Amendments; Counterparts; etc. No amendment or waiver of any provision hereof or of the Term Sheet shall be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. This Commitment Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart.

                     13. Public Announcements; Notices. We may, subject to your prior consent (not to be unreasonably withheld, delayed or conditioned) at our expense, publicly announce as we may choose the capacities in which we or our affiliates have acted hereunder. Any notice given pursuant hereto shall be mailed or hand delivered in writing, if to (i) you, at your address set forth on page one hereof, with a copy to Peter S. Sartorius, Esq., at Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103; and (ii) Bear Stearns and BSCL at 383 Madison Avenue, New York, New York 10179,
Attention: Victor Bulzacchelli and Merrill Lynch, at World Financial Center, North Tower, 27th Floor, 250 Vesey Street, New York, New York 10281, Attention:
Chris Ooten, with a copy, in either case, to Jonathan A. Schaffzin, Esq., at Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005.

                            (Signature Page Follows)


                                  Annex D - 5

                     Please confirm that the foregoing correctly sets forth our agreement of the terms hereof and the Fee Letter by signing and returning to the undersigned the duplicate copy of this letter and the Fee Letter enclosed herewith. Unless we receive your executed duplicate copies hereof and thereof by 5:00 p.m., New York City time, on August 16th, 2002, our commitment hereunder will expire at such time.

                     We are pleased to have this opportunity and we look forward to working with you on this transaction.



                                   Very truly yours,

                                   BEAR, STEARNS & CO. INC.

                                   By: /s/ Keith C. Barnish
                                       ----------------------------------------
                                       Name: Keith C. Barnish
                                       Title: Senior Managing Director



                                   BEAR STEARNS CORPORATE LENDING INC.

                                   By: /s/ Keith C. Barnish
                                       ----------------------------------------
                                       Name: Keith C. Barnish
                                       Title: Executive Vice President



                                   MERRILL LYNCH CAPITAL CORPORATION

                                   By: /s/ Stephen D. Parris
                                       ----------------------------------------
                                       Name: Stephen D. Parris
                                       Title: Vice President


Accepted and agreed to as of
the date first written above:

PENN NATIONAL GAMING, INC.

By: /s/ William J. Clifford
    --------------------------------
    Name: William J. Clifford
    Title:




                                  Annex D - 6

                                                                       Annex A
                            SOURCES AND USES OF FUNDS
                               (in $ in millions)

            Sources                                                        Uses
            -------                                                        ----
Cash on hand at Borrower and Target    $    100.8       Cash purchase price of equity of Target                     $    347.5
Revolving Facility(1)                  $     12.9       Refinance Target 11.25% Senior Secured Notes, Floating      $    378.4
                                                        Rate Senior Secured Notes, Capital Leases and Other

Term Loan A Facility                   $    100.0       Refinancing Existing Borrower Revolving Facility Debt       $      5.2

                                                        Pension and Severance Costs
Term Loan B Facility(2)                $    600.0                                                                   $     16.1


Second Priority Facility(3)            $      0.0       Transaction and tender fees and expenses
                                                                                                                    $     66.5
                                                        Repurchase of Shreveport Notes(4)                           $      0.0
                                       ----------                                                                   ----------
        Total Sources                  $    813.7               Total Uses                                          $    813.7
                                       ==========                                                                   ==========


1. $100.0 million of commitments; approximately $11.7 drawn at closing (assuming termination of Target capital leases).

2. $700.0 million of commitments; additional $100.0 million available draw for repurchase of Shreveport Notes.

3.       $100.0 million of commitments available for repurchase of Shreveport
         Notes.

4.       Assumes no tender for Existing Target Subsidiary Notes.









                                  Annex D - 7

CONFIDENTIAL

                        SENIOR SECURED CREDIT FACILITIES
                        --------------------------------

SUMMARY OF TERMS AND CONDITIONS*

Borrower:                           Penn National Gaming, Inc. ("Borrower").

Joint Lead Arrangers and Joint
Book Runners:                       Bear, Stearns & Co. and MLPF&S
                                    (collectively, the "Lead Arrangers").

Syndication Agents:                 BSCL and Merrill Lynch

Administrative Agent:               A Lender or other financial institution to
                                    be selected by the Lead Arrangers with the consent (not to be unreasonably withheld) of Borrower (the "Administrative Agent").

Lenders: BSCL (or one of its affiliates), Merrill Lynch (or one of its affiliates) and a syndicate of financial institutions (the "Lenders") arranged by the Lead Arrangers in consultation with Borrower.

Credit Facilities:                  Senior secured credit facilities (the
                                    "Credit Facilities") in an aggregate
                                    principal amount of up to $1,000.0 million, such Credit Facilities comprising:

                                    (A) Term Loan Facilities. Term loan
                                    facilities in an aggregate principal amount of $900.0 million (the "Term Loan Facilities"), such aggregate principal amount to be allocated among (i) a Term Loan A Facility in an aggregate principal amount of up to $100.0 million (the "Term Loan A Facility"), (ii) a Term Loan B Facility in an aggregate principal amount of up to $700.0 million (the "Term Loan B Facility"), of which $100.0 million will be available for the Second Term Loan B Draw (as defined below), and (iii) a Second Priority Term Loan Facility in an aggregate principal amount of up to $100.0 million (the "Second Priority Facility"). Loans under the Term Loan Facilities are herein referred to as "Term Loans."

                                    (B) Revolving Credit Facility. A revolving credit facility in an aggregate principal amount of $100.0 million (the "Revolving Facility"). Loans under the Revolving Facility are herein referred to as "Revolving Loans"; the Term Loans and the Revolving Loans are herein referred to collectively as "Loans." An amount to be agreed of the Revolving Facility will be available as a letter of credit subfacility.

Incremental Facility:               In addition, the Credit Documents (as
                                    defined below) will provide for additional term loans and/or revolving loans, at Borrower's election (the "Incremental
                                    Facility"), in an aggregate principal amount not to exceed $100.0 million so long as (i) immediately before and immediately after the borrowing of any such loans there is no Default or Event of Default and (ii)
                                    Borrower has received gaming licenses from the State of Pennsylvania to operate slot machines at either of its existing facilities in Pennsylvania; provided, however, that Borrower uses the funds drawn under the Incremental Facility solely to buildout such slot operations; and provided, further, that Borrower will be able to draw no more than $50.0 million per gaming facility for such buildout.

Documentation:                      Usual for facilities and transactions of
                                    this type and reasonably acceptable to
                                    Borrower and the Lenders. The documentation for the Credit Facilities will include, among others, a credit agreement (the
                                    "Credit Agreement"), guarantees and
                                    appropriate pledge, security interest,
                                    mortgage and other collateral documents
                                    (collectively, the "Credit Documents").
                                    Borrower and the Guarantors (as defined
                                    below under "Guarantors") are herein
                                    referred to as the "Credit Parties" and
                                    individually referred to as a "Credit
                                    Party."


-------------------------
* Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Commitment Letter (the "Commitment Letter").


                                  Annex D - 8

Transactions:                       As set forth in the Commitment Letter.

Availability/Purpose:               (A) Term Loan Facilities. Term Loans (other
                                    than $100.0 million under the Term Loan B
                                    Facility and the Second Priority Term Loan
                                    Facility) will be available to finance the Acquisition and the Refinancing and to pay related fees and expenses, subject to the terms and conditions set forth in the Credit
                                    Documents, on the date of consummation of the Acquisition (the "Closing Date") in a single draw. The remaining $100.0 million under the Term Loan B Facility (the "Second
                                    Term Loan B Draw") and amounts under the Second Priority Facility will only be available to fund the "Change of Control
                                    Offers" hereinafter referred to. To the
                                    extent the Second Term Loan B Draw and
                                    Second Priority Facility Loans are not made on or prior to the expiration of such "Change of Control Offers," the unutilized commitments in respect thereof shall expire.
                                    Term Loans repaid or prepaid may not be
                                    reborrowed.

                                    (B) Revolving Facility. Not more than
                                    approximately $90.0 million of the Revolving
                                    Facility will be available to finance the Acquisition and the Refinancing and will otherwise be solely available for working capital and general corporate purposes on a fully revolving basis, subject to the terms and conditions set forth in the Credit Documents, in the form of revolving loans and letters of credit on and after the Closing Date until the date that is five years after the Closing Date (the "R/C Maturity Date").

Guarantors                          Each of Borrower's direct and indirect
                                    domestic subsidiaries existing on the
                                    Closing Date or thereafter created or
                                    acquired shall unconditionally guarantee, on a joint and several basis, all obligations of Borrower under the Credit Facilities and (to the extent relating to the Loans) under each interest rate protection agreement entered into with a Lender or an affiliate of a Lender; provided that no guarantee need be provided by any member of the Target
                                    Unrestricted Group to the extent prohibited by the Existing Target Subsidiary Bonds and other indebtedness of Borrower; and provided, further, that no guarantee need be provided by Hollywood Casino-- Aurora, Inc.
                                    to the extent such guarantee is prohibited by Illinois gaming authorities, provided that Borrower has used commercially reasonable efforts with such authorities to arrange for such guarantees. Each guarantor of any of the Credit Facilities is herein referred to as a "Guarantor" and its guarantee is referred to herein as a "Guarantee."



                                  Annex D - 9

Security:                           The Credit Facilities, the Guarantees and
                                    (to the extent relating to the Loans) the obligations of Borrower under each interest rate protection agreement entered into with a Lender or any affiliate of a Lender will be secured by (A) a perfected lien on, and pledge of, all of the capital stock and intercompany notes of each of the direct and indirect subsidiaries of Borrower existing on the Closing Date or thereafter created or acquired, except that with respect to foreign subsidiaries only the capital stock of direct foreign subsidiaries of Borrower or a Guarantor need be pledged and only 65% of the voting capital stock thereof need be pledged; and (B) a perfected lien on, and security interest in, all of the tangible and intangible properties and assets
                                    (including all contract rights, real
                                    property interests, trademarks, trade names, equipment and proceeds of the foregoing) of each Credit Party (collectively, the
                                    "Collateral"), except for (1) in the case of clause (B), liens or security interests in the Pennwood Joint Venture, the Casino Rama management contract and the leasehold estate at Casino Rouge to the extent such liens or security interests are prohibited by the terms thereof and liens or security interests pertaining to the Aurora, Illinois facility of Target if prohibited by Illinois gaming authorities to the extent Borrower has used commercially reasonable best efforts with such authorities to arrange for such liens and security interests; and (2) in the case of clause (A) and clause (B), those properties and assets as to which the Lead Arrangers shall determine in their sole discretion that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby (it being understood that none of the foregoing shall be subject to any other liens or security interests, except for certain customary exceptions to be agreed upon). All such security interests will be created pursuant to documentation satisfactory in all respects to the Lead
                                    Arrangers, and on the Closing Date, such security interests shall have become perfected (or arrangements for the perfection thereof reasonably satisfactory to the Lead Arrangers shall have been made) and the Lead Arrangers shall have received satisfactory evidence as to the enforceability and priority thereof. All liens to secure the Credit Facilities shall be equal and ratable, except that any Loans under the Second Priority Facility will be secured on a basis junior to the other
                                    Credit Facilities on a basis customary for facilities of this type.

Termination of Commitments:         The commitments in respect of the Credit
                                    Facilities (including pursuant to the
                                    Commitment Letter) will terminate in their entirety (A) on the date that is 45 days after receipt by Borrower of all requisite regulatory approvals but in any event no later than July 31, 2003; (ii) the date of the Acquisition if the initial funding under the Credit Facilities does not occur on such date; and (iii) the termination or abandonment of the Acquisition.

Final Maturity:                     (A) Term Loan Facilities. The Term Loan A
                                    Facility will mature on the fifth
                                    anniversary of the Closing Date, the Term
                                    Loan B Facility will mature on the sixth anniversary of the Closing Date and the Second Priority Facility will mature on the seventh anniversary of the Closing Date;
                                    provided that the Term Loan B Facility and the Second Priority Facility will mature six months prior to the maturity of Borrower's outstanding 11 1/8% Senior Subordinated
                                    Notes due 2008, unless such notes are
                                    refinanced in full to a date that is at
                                    least six months after the above-referenced maturity dates of the Term Loan B Facility and the Second Priority Facility.

                                    (B) Revolving Facility. The Revolving
                                    Facility will mature on the R/C Maturity
                                    Date.

Amortization Schedule:              The Term Loan A Facility will amortize on a
                                    quarterly basis (beginning with the first full fiscal quarter after the Closing Date) in amounts to be agreed.

                                    Each of the Term Loan B Facility and the
                                    Second Priority Facility will amortize at a rate of 1.00% per annum on a quarterly basis (beginning with the first full fiscal quarter after the Closing Date) for the first five and six years, respectively, after the Closing Date, with the balance paid in four equal quarterly installments thereafter.


                                  Annex D - 10

Letters of Credit:                  Letters of credit under the Revolving
                                    Facility ("Letters of Credit") will be
                                    issued by a Lender to be agreed by the Lead
                                    Arrangers and Borrower (in such capacity, the "L/C Lender"). The issuance of all Letters of Credit shall be subject to the customary procedures of the L/C Lender.

Letter of Credit Fees:              Letter of Credit fees will be payable for
                                    the account of the Revolving Facility
                                    Lenders on the daily average undrawn face amount of each Letter of Credit at a rate per annum equal to the applicable margin for Revolving Loans that are LIBOR rate loans in effect at such time, which fees shall be paid quarterly in arrears. In addition, an issuing fee on the face amount of each Letter of Credit equal to 0.25% per annum shall be payable to the L/C Lender for its own account, which fee shall also be payable quarterly in arrears.

Interest Rates:                     Interest rates in connection with the Credit
                                    Facilities will be as specified on Annex I attached hereto.

Default Rate:                       Overdue principal, interest and other
                                    amounts shall bear interest at a rate per annum equal to 2% in excess of the applicable interest rate (including applicable margin).

Mandatory Prepayments/
  Reductions in Commitments:        Subject to the next paragraph, the Credit
                                    Facilities will be required to be prepaid with (a) beginning with the fiscal year ended December 31, 2003, (i) if Total
                                    Leverage Ratio (as defined below) is greater than 4.5x, 75% of annual Excess Cash Flow
                                    (to be defined), (ii) if Total Leverage
                                    Ratio is less than 4.5x, 50% of annual
                                    Excess Cash Flow or (iii) if Total Leverage
                                    Ratio is less than 3.5x, 0% of annual Excess
                                    Cash Flow; provided, however, that such
                                    determinations with respect to the fiscal year ended December 31, 2003 shall be based on actual results from the Closing Date; and provided, further, however, that if there are amounts outstanding under the Second
                                    Priority Facility, then, for the Deferral
                                    Period (as defined in the Fee Letter) 62.5% of annual Excess Cash Flow measured since the Closing Date will be applied to the Second Priority Facility on a monthly basis and 37.5% to the balance of the Credit
                                    Facilities as provided above, (b) 100% of the net cash proceeds (including insurance proceeds) of asset sales and other asset dispositions by Borrower or any of its subsidiaries (subject to baskets and exceptions and customary reinvestment rights), (c) 100% of the net cash proceeds of the issuance or incurrence of debt by Borrower or any of its subsidiaries (subject to baskets and exceptions to be agreed upon) and (d) (i) in the event that any of the Second Priority Facility is drawn and remains outstanding, 100% of the net proceeds from any issuance of equity securities in any public offering or private placement or from any capital contribution
                                    (subject to baskets and exceptions to be agreed upon) and (ii) if there are no amounts outstanding under the Second
                                    Priority Facility, 50% of such net proceeds until such time as the Total Leverage Ratio
                                    (as defined below) is below 4.0:1.0.


                                  Annex D - 11

                                    Mandatory prepayments will be applied pro rata among the Term Loan Facilities based on the aggregate principal amount of Term Loans then outstanding under each such Term Loan Facility; provided that (1) in the event that any of the Second Priority Facility is drawn and remains outstanding, mandatory prepayments of the type referred to in clause (c) or (d) of the immediately preceding paragraph shall be applied, first, to the Second Priority Facility and, at the Second Term Loan B Draw Lenders' option, the Second Term Loan B Draw and, second, pro rata among the remaining Term Loan Facilities and (2) mandatory prepayments of the type referred to in clause (b) of the immediately preceding paragraph shall be applied only to the Second Priority Facility and, at the Second Term Loan B Draw Lenders' option, the Second Term Loan B Draw, after application to the other Term Loan Facilities. Any application to any Term Loan Facility shall be applied pro rata to the remaining scheduled amortization payments in respect thereof. Notwithstanding the foregoing, any holder of Term Loans under the Term Loan B Facility may, to the extent that Term Loans are then outstanding under the Term Loan A Facility, elect not to have mandatory prepayments applied to such holder's Term Loans under the Term Loan B Facility, in which case the aggregate amount so declined shall be applied to the remaining scheduled amortization payments under the Term Loan A Facility or Second Priority Facility in accordance with the first sentence of this paragraph. To the extent that the amount to be applied to the prepayment of Term Loans exceeds the aggregate amount of Term Loans then outstanding, such excess shall be applied to the Revolving Facility to permanently reduce the commitments thereunder.

                                    Revolving Loans will be immediately prepaid to the extent that the aggregate extensions of credit under the Revolving Facility exceed the commitments then in effect under the Revolving Facility. To the extent that the amount to be applied to the repayment of the Revolving Loans exceeds the amount thereof then outstanding, Borrower shall cash collateralize outstanding Letters of Credit.

                                    To the extent any debt incurrence or equity issuance (subject to limited exceptions) occurs on or prior to the expiration of the "Change of Control Offers" in respect of the Existing Target Subsidiary Bonds, the net proceeds thereof shall be deposited in an escrow account with the Administrative Agent to fund the "Change of Control Offers" or Alternate Target Subsidiary Bond Offer and the commitments for the Second Priority Facility will be correspondingly reduced.

Voluntary Prepayments/
  Reductions in Commitments         (A) Term Loan Facilities. Term Loans may be
                                    prepaid at any time in whole or in part at the option of Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty
                                    (except, in the case of LIBOR borrowings, breakage costs related to prepayments not made on the last day of the relevant interest period). Voluntary prepayments will be applied first to the Second Priority
                                    Facility and then in amounts and to tranches as determined by Borrower.

                                    (B) Revolving Facility. The unutilized
                                    portion of the commitments under the
                                    Revolving Facility may be reduced and loans under the Revolving Facility may be repaid at any time, in each case, at the option of Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR borrowings, breakage costs related to prepayments not made on the last day of the relevant interest period).


                                  Annex D - 12

Conditions to Effectiveness
and to Initial Loans:               The effectiveness of the credit agreement
                                    and the making of the initial Loans under the Credit Facilities shall be subject to conditions precedent that are usual for facilities and transactions of this type, to those specified herein and in the Commitment
                                    Letter and to such additional conditions precedent as may reasonably be required by either of the Lead Arrangers (all such conditions to be satisfied in a manner satisfactory to both of the Lead Arrangers, including, but not limited to, execution and delivery of the Credit Documents reasonably acceptable in form and substance to the Lead
                                    Arrangers by each Credit Party thereto on or prior to the Closing Date; delivery of reasonably satisfactory borrowing certificates and other customary closing certificates; receipt of valid security interests as contemplated hereby; absence of defaults, prepayment events or creation of liens under debt instruments or other material agreements as a result of the transactions contemplated hereby; absence of material litigation; evidence of corporate authority; receipt of approvals or consents from governmental authorities and third parties whose approval or consent is required (i) under the Acquisition Agreement to consummate the Transaction or (ii) to consummate the financing therefor;
                                    compliance with applicable laws, regulations and licensing requirements; delivery of reasonably satisfactory legal opinions; and adequate insurance.

                                    In addition to those conditions precedent set forth or referred to in the Commitment Letter, the making of the initial Loans will be subject to the following conditions:

                                    (A) The delivery, on or prior to the Closing
                                    Date, of a certificate on behalf of Borrower from the chief financial officer of Borrower and, at the reasonable request of the Lead Arrangers and at Borrower's expense, a nationally recognized appraisal or valuation consultant reasonably satisfactory to the Lead Arrangers and in form and substance reasonably satisfactory to the Lead Arrangers with respect to the solvency (on a consolidated basis) of Borrower and, with respect to such officer's certificate, of each Credit Party (other than
                                    HWCC-Louisiana, Inc. and its subsidiaries
                                    ("Shreveport") immediately after the
                                    consummation of the Transactions to occur on the Closing Date (assuming the borrowing in full of the Second Priority Facility and the Second Term Loan B Draw).

                                    (B) Simultaneously with the making of the initial Loans, the Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement (without the waiver or amendment of any material condition unless consented to by the Lead Arrangers), which terms, along with the conditions and structure of the Acquisition and the Acquisition Agreement, shall be in form and substance satisfactory to the Lead Arrangers (it being acknowledged that the Acquisition Agreement as in effect on the date hereof, and all exhibits, schedules, appendices and attachments thereto are satisfactory). Each of the parties thereto shall have complied in all material respects with all covenants set forth in the Acquisition Agreement to be complied with by it on or prior to the Closing Date (without the waiver or amendment of any of the material terms thereof unless consented to by the Lead Arrangers).

                                    (C) Simultaneously with the making of the initial Loans, the Refinancing shall have been effected on terms and conditions and pursuant to documentation satisfactory to the Lead Arrangers. As part of the Refinancing, (i) not less than 85% of the Target Non-Callable Notes shall have been tendered for cash pursuant to a tender offer and consent solicitation at a price reasonably acceptable to the Lead Arrangers, and, in connection therewith, requisite consents shall have been received for the elimination of all significant restrictive covenants and the inclusion as "permitted liens" liens to secure the Credit Facilities with the collateral securing the Non-Callable Notes on an equal and ratable basis or (ii) there shall have been a legal discharge or defeasance of the Non-Callable Notes with the effect that the restrictive covenants cease to have effect and such collateral is available to secure the Credit Facilities. All liens in respect of the indebtedness subject to the Refinancing (with limited exceptions to be agreed upon) shall have been released and the Lead Arrangers shall have received evidence thereof satisfactory to the Lead Arrangers and a "pay-off" letter or letters reasonably satisfactory to the Lead Arrangers with respect to such Indebtedness.


                                  Annex D - 13

                                    (D) The Lead Arrangers shall have received reasonably satisfactory evidence (including satisfactory supporting schedules and other data) that after giving effect to the
                                    Transactions and the financing therefor
                                    (other than the funding of the Second Term
                                    Loan B Draw and the Second Priority
                                    Facility), a closing leverage ratio
                                    (calculated in a manner satisfactory to the Lead Arrangers) to be defined as the maximum ratio of total debt (including amounts related to any off-balance sheet receivables financings or other permitted securitizations, whether or not they constitute debt but excluding debt at Shreveport and any Loans under the Incremental Facility) to pro forma EBITDA for the combined company (including $7.0 million of add-backs arising from expected synergies and including the EBITDA of Target exclusive of Shreveport's EBITDA) for the last 12 months ended for which financial statements have been delivered in accordance with the Commitment Letter for which a SAS 71 review has been completed are available, of not greater than (i) 5.1:1.0 if such ratio is being calculated for the last 12 months ended November 30, 2002 or before and
                                    (ii) 5.0:1.0 thereafter.

                                    (E) The Transactions and the financing
                                    therefor shall be in compliance with all laws and regulations applicable to the Transactions, including without limitation, all requisite governmental authorities and third parties whose approval or consent is required (i) under the Acquisition Agreement to consummate the Transactions or (ii) to consummate the financing therefor shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome condition or qualification in the judgment of the Lead Arrangers) and all such approvals shall be in full force and effect, all applicable waiting periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could reasonably be expected to have a reasonable likelihood of restraining, preventing or imposing materially burdensome or materially adverse conditions on any of the Transactions or the other transactions contemplated hereby.

                                    (F) No law or regulation shall be applicable in the judgment of the Lead Arrangers that restrains, prevents or imposes material adverse conditions upon the Transactions or the financing thereof, including the Credit Facilities.

                                    (G) After giving effect to the Transactions, Borrower and its subsidiaries shall have outstanding no indebtedness or preferred stock (or direct or indirect guarantees or other credit support in respect thereof) other than (i) the Loans, (ii) the existing senior subordinated notes due 2008 and 2010 of Borrower, (iii) to the extent none of the Existing Target Subsidiary Bonds are refinanced with proceeds of the Second Priority Facility or the Second Term Loan B Draw or otherwise in a manner acceptable to the Lead Arrangers, the Existing Target Subsidiary Bonds, (iv) approximately $800,000 of bank debt at Target's casino hotel and entertainment complex in Tunica County, Mississippi, (v) approximately $17.6 million of personal property subject to capital leases at Target to the extent not refinanced as part of the Transactions and
                                    (vi) such other limited debt as is
                                    reasonably acceptable to the Lead Arrangers, including not more than 15% in principal amount of the Non-Callable Notes. Any required or requested modifications to any debt instruments of Target or any of its subsidiaries shall have been obtained on a basis reasonably acceptable to the Lead Arrangers.

                                    (H) All accrued fees and expenses (including the reasonable fees and expenses of counsel to the Lead Arrangers) of the Lead Arrangers in connection with the Credit Documents shall have been paid (which may be paid out of the funds advanced on the Closing Date).


                                  Annex D - 14

                                    (I) The Lead Arrangers shall have received
                                    (i) satisfactory title insurance policies
                                    (including such endorsements as the Lead
                                    Arrangers may require), current certified surveys, evidence of zoning and other legal compliance, certificates of occupancy, legal opinions and other customary documentation required by the Lead Arrangers with respect to all real property subject to mortgages;
                                    (ii) appraisals, satisfactory in form and substance to the Lead Arrangers, from an appraiser satisfactory to the Lead Arrangers, of the personal property and other assets to be agreed upon of Borrower and its subsidiaries after giving effect to the Transactions; and (iii) FIRREA appraisals to the extent required by applicable law or regulation.

                                    (J) To the extent that a change of control offer has been made and an Alternate Target Subsidiary Bond Offer has been requested, Borrower shall have used its best efforts to undertake it on a timely basis.

                                    (K) The Lenders shall have received such other customary legal opinions, corporate documents and other instruments and/or certificates as they may reasonably request.

Conditions to Second Term Loan B
Draw and Second Priority
Facility Borrowings:                In addition to the conditions referred to
                                    above and in the Commitment Letter, the
                                    drawing of the Second Term Loan B Draw and the making of the Second Priority Facility
                                    Loans will be subject to the conditions that
                                    (A) Existing Target Subsidiary Bonds shall have been duly and validly tendered pursuant to the terms of the "Change of Control
                                    Offers" made pursuant to and in compliance with Section 4.16 of the indenture governing the Existing Target Subsidiary Bonds and (B) the proceeds from the Second Term Loan B
                                    Draw and the Second Priority Facility
                                    Borrowings shall be used to consummate such Change of Control Offer in accordance with its terms; provided, however, that all amounts under the Second Term Loan B Draw shall have been drawn prior to funding of the Second Priority Facility.

Conditions to All Extensions
of Credit:                          Each extension of credit under the Credit
                                    Facilities will be subject to customary
                                    conditions, including the (i) absence of any Default or Event of Default (to be defined) and (ii) continued accuracy of representations and warranties in all material respects (which materiality exception will not apply to representations and warranties qualified by materiality standards).

Representations and Warranties:     Customary for facilities similar to the
                                    Credit Facilities and such additional
                                    representations and warranties as may
                                    reasonably be required by the Lead
                                    Arrangers.

Affirmative Covenants:              Customary for facilities similar to the
                                    Credit Facilities and such affirmative
                                    covenants as may reasonably be required by the Lead Arrangers.

Negative Covenants:                 Customary for facilities similar to the
                                    Credit Facilities and such others as may reasonably be required by the Lead Arrangers
                                    (all such covenants to be subject to
                                    customary baskets and exceptions and such others to be agreed upon), including, but not limited to, limitation on indebtedness;
                                    limitation on liens and further negative pledges; limitation on investments;
                                    limitation on contingent obligations;
                                    limitation on dividends, redemptions and repurchases of equity interests; limitation on mergers, acquisitions and asset sales;
                                    limitation on capital expenditures;
                                    limitation on sale-leaseback transactions;
                                    limitation on transactions with affiliates;
                                    limitation on dividend and other payment restrictions affecting subsidiaries;
                                    limitation on changes in business conducted;
                                    limitation on amendment of documents
                                    relating to other material indebtedness and other material documents; limitation on creation of subsidiaries; and limitation on prepayment or repurchase of other indebtedness.


                                  Annex D - 15

Financial Covenants:                The Credit Facilities will contain financial
                                    covenants appropriate in the context of the proposed transaction based upon the financial information provided to the Lead
                                    Arrangers, including, but not limited to (definitions and numerical calculations to be set forth in the Credit Agreement):
                                    minimum Interest Coverage Ratio (to be
                                    defined); maximum Senior Leverage Ratio (to be defined as the ratio of total senior debt to EBITDA (to include approximately $7.0 million of add-backs arising from expected synergies)); minimum Fixed Charge Coverage
                                    Ratio (to be defined); and Total Leverage
                                    Ratio (to be defined as maximum ratio of total debt (including amounts related to any off-balance sheet receivables financings or other permitted securitizations, whether or not they would constitute debt) to trailing four quarter EBITDA). The financial covenants contemplated above will be tested on a quarterly basis and will apply to Borrower and its subsidiaries on a consolidated basis commencing with the first quarter after the Closing Date.

Interest Rate Management:           An amount designated by the Lead Arrangers
                                    of the projected outstandings under the
                                    Credit Facilities must be hedged on terms and for a period of time satisfactory to the Lead Arrangers with a counterparty acceptable to the Lead Arrangers.

Events of Default:                  Customary for facilities similar to the
                                    Credit Facilities and others as may
                                    reasonably be required by the Lead
                                    Arrangers.

Taxes, Yield Protection and
Increased Costs:                    Usual for facilities and transactions of
                                    this type.

Assignments and Participations:     Each assignment (unless to another Lender or
                                    its affiliates) shall be in a minimum amount of $1.0 million (unless Borrower and the Lead Arrangers otherwise consent or unless the assigning Lender's exposure is thereby reduced to $0). Assignments (which may be non-pro rata among loans and commitments) shall be permitted with Borrower's and the Lead Arrangers' consent (such consent not to be unreasonably withheld, delayed or conditioned), except that no such consent of Borrower need be obtained to effect an assignment to any Lender (or its affiliates) or if any default has occurred and is continuing or if determined by the Lead Arrangers, in consultation with
                                    Borrower, to be necessary to achieve a
                                    successful syndication. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations.

Required Lenders:                   Lenders having a majority of the outstanding
                                    credit exposure (the "Required Lenders"), subject to amendments of certain provisions of the Credit Documents requiring the consent of Lenders having a greater share
                                    (or all) of the outstanding credit exposure or requiring the consent of a specified affected Credit Facility.

Expenses and Indemnification:       In addition to those out-of-pocket expenses
                                    reimbursable under the Commitment Letter, all reasonable out-of-pocket expenses of the Lead Arrangers and the Administrative Agent
                                    (and the Lenders for enforcement costs and documentary taxes) associated with the preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any Credit Document (including the reasonable fees, disbursements and other charges of counsel for the Lead Arrangers) are to be paid by the Credit Parties.

                                    The Credit Parties will indemnify each of the Lead Arrangers, the Administrative Agent and the other Lenders and hold them harmless from and against all costs, expenses (including fees, disbursements and other charges of counsel) and liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Lead Arrangers, the Administrative Agent or any such other Lender is a party thereto) that relate to the Transactions or any transactions related thereto, except to the extent arising primarily from such person's bad faith, gross negligence or willful misconduct.

Governing Law and Forum:            New York.

Waiver of Jury Trial:               All parties to the Credit Documents waive
                                    the right to trial by jury.


                                  Annex D - 16

Special Counsel for Lead
Arrangers:                          Cahill Gordon & Reindel (and one or more
                                    local counsel and regulatory counsel as
                                    selected by the Lead Arrangers).


















                                  Annex D - 17

                                                                       ANNEX I

Interest Rates and Fees:            Borrower will be entitled to make borrowings
                                    based on the ABR plus the Applicable Margin or LIBOR plus the Applicable Margin. The
                                    "Applicable Margin" shall be (A) with
                                    respect to LIBOR Loans under the (i)
                                    Revolving Facility, 2.50% per annum; (ii)
                                    Term Loan A Facility, 2.50% per annum; (iii)
                                    Term Loan B Facility, 2.75% per annum; and
                                    (iv) Second Priority Facility, 4.25% per annum; and (B) with respect to ABR Loans under the (i) Revolving Facility, 1.50% per annum; (ii) Term Loan A Facility, 1.50% per annum; (iii) Term Loan B Facility, 1.75% per annum; and (iv) Second Priority Facility,
                                    3.25% per annum.

                                    Unless consented to by the Lead Arrangers in their sole discretion, no LIBOR Loans may be elected on the Closing Date or prior to the date 30 days thereafter (unless the completion of the primary syndication of the Credit Facilities as determined by the Lead Arrangers shall have occurred), except that, from and after the fifth business day after the Closing Date, LIBOR periods of 14 days may be elected until the thirtieth day after the Closing Date.

                                    Notwithstanding the foregoing, on and after the date (the "Trigger Date") that is the later of (A) if the Second Priority Facility is drawn down, the date following the expiration of the "Change of Control Offers" upon which none of the Second Priority Facility is outstanding, and (B) the first date after the Closing Date on which Borrower delivers financial statements and a computation of the Total Leverage Ratio for the first fiscal quarter ended at least six months after the Closing Date in accordance with the Credit Agreement, the Applicable Margins for the Revolving Facility and Term Loan A Facility shall be subject to a grid based on the most recent Total Leverage Ratio to be negotiated.

                                    "ABR" means the higher of (i) the corporate base rate of interest announced by the Administrative Agent from time to time, changing effective on the date of announcement of said corporate base rate changes, and (ii) the Federal Funds Rate plus 0.50% per annum. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

                                    "LIBOR" means the rate determined by the Administrative Agent to be available to the Lenders in the London interbank market for deposits in US Dollars in the amount of and for a maturity corresponding to, the amount of the applicable LIBOR Loan, as adjusted for maximum statutory reserves.

                                    Borrower may select interest periods of one, two, three or six months for LIBOR borrowings. Interest will be payable in arrears (i) in the case of ABR Loans, at the end of each quarter and (ii) in the case of LIBOR Loans, at the end of the interest period and, in the case of any interest period longer than three months, no less frequently than every three months; provided, however, that if the Second Priority Facility and the Second Term Loan B Draw are drawn down, interest shall be paid not less frequently than interest is paid on the Second Priority Facility and the Second Term Loan B Draw. Interest on all borrowings shall be calculated on the basis of the actual number of days elapsed over (x) in the case of LIBOR Loans, a 360-day year, and
                                    (y) in the case of ABR Loans, a 365- or
                                    366-day year, as the case may be.

                                    Commitment fees accrue on the undrawn amount of the Credit Facilities, commencing on the date of the execution and delivery of the Credit Documents. The commitment fee in respect of the Credit Facilities will accrue as set forth in the table below:

                                     Total Leverage            Commitment Fee
                                     --------------            --------------
                                     >5.0x                          .750%
                                     <5.0x                          .625%
                                     <4.5x                          .500%
                                     <3.5x                          .375%


                                  Annex D - 18

                                    All commitment fees will be payable in
                                    arrears at the end of each quarter and upon any termination of any commitment, in each case for the actual number of days elapsed over a 365- or 366-day year.




















                                  Annex D - 19

                                                                       ANNEX E

                        DELAWARE GENERAL CORPORATION LAW

                                   SECTION 262

                                APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection
            (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant toss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

            (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
                        (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

            (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

            (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

                                  Annex E - 1

(d)         Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

            (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition


                                  Annex E - 2
            shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 82, L. '01, eff. 7-1-01.)



                                  Annex E - 3

                            SUPPLEMENTAL INFORMATION


The following appendices are furnished supplementally to aid the Staff in its review:

Appendix A - Form of Proxy of Hollywood Corporation

                                                                    APPENDIX A



                         FORM OF PROXY CARD OF HOLLYWOOD

                          HOLLYWOOD CASINO CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               HOLLYWOOD CASINO CORPORATION FOR A SPECIAL MEETING
              OF STOCKHOLDERS TO BE HELD ON _______________, 2002.


         The undersigned stockholder of Hollywood Casino Corporation, a Delaware corporation ("Hollywood"), hereby appoints Walter E. Evans and Donald A. Shapiro, and either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of Class A Common Stock, par value $0.0001 per share ("Common Stock"), of Hollywood which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on _______________, 2002, and any adjournments or postponements thereof:

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 7, 2002 (the "Merger Agreement"), by and among Hollywood, Penn National Gaming, Inc., a Pennsylvania corporation ("Penn National"), and P Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Penn National ("P Acquisition"), pursuant to which, among other things, (i) P Acquisition will be merged with and into Hollywood (the "Merger"), with Hollywood continuing as the surviving corporation and (ii) each share of Hollywood Common Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $12.75 in cash, without interest.

                        [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

2. In the discretion of the proxy holders, to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                        [ ] FOR      [ ] AGAINST      [ ] ABSTAIN


THE BOARD OF DIRECTORS OF HOLLYWOOD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF HOLLYWOOD VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.


                                              Signature:

                                              Date:  __________________, 2002



NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.